Exhibit 1

DEALER MANAGER AGREEMENT

April 30, 2010
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
(at their respective addresses set forth in Schedule III hereto)

Ladies and Gentlemen:

1
Invitation The Republic of Argentina (“Argentina”) plans to invite (the “Invitation”) the owners of its Eligible Securities (as defined in Schedule II hereto) and related claims, to submit offers to exchange Eligible Securities for newly issued securities (the “New Securities”) and, in certain cases, cash, as described in the Invitation Material (as defined in Section 4(a) hereof) and on the terms and subject to the conditions set forth in the Invitation Material. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Invitation Material.

2
Appointment as Dealer Managers Argentina hereby appoints Barclays Capital Inc., as global coordinator (the “Global Coordinator”) and each of Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as a joint lead dealer manager (each a “Dealer Manager”, and together with the Global Coordinator, the “Dealer Managers”) and collectively as Dealer Managers in connection with this Dealer Manager Agreement (the “Agreement”) and the Invitation and authorizes you to act as such on its behalf in accordance with this Agreement and the terms of the Invitation. Argentina has approved the Invitation Material and authorizes you and your respective affiliates to use the Invitation Material in connection with the invitation to submit offers to exchange pursuant to the Invitation. You agree to perform in connection with the Invitation those services that are customarily performed by investment banking concerns in connection with similar exchange offers, including the solicitation of tenders and exchanges pursuant to the Invitation. Your duties or responsibilities as Dealer Managers will not include (i) providing tax, legal, regulatory, accountancy or other specialist or technical advice or services, (ii) providing general financial advice, or (iii) assuming any responsibility for the verification of the information in the Invitation Material or any ancillary documents, except for the Dealer Manager Information (as defined in Section 11(b) hereof). For the avoidance of doubt, the Dealer Managers may, in the performance of their services hereunder and in consultation with Argentina, delegate the performance of all or certain of such services as they may select to any of their respective affiliated entities; provided, however, that no such delegation by the Dealer Managers shall in any respect affect the terms hereof, and each Dealer Manager shall be responsible for any acts or omissions by any of its respective affiliated entities in the performance of any services delegated hereunder to such entity.

3
No Liability for Acts of Dealers, Commercial Banks and Trust Companies No Dealer Manager shall have any liability (in tort, contract or otherwise) to Argentina or any other person asserting claims on behalf of or in right of Argentina for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than a Dealer Manager) or any commercial bank or trust company that solicits the submission of offers to exchange, and no Dealer Manager shall have any liability (in tort, contract or otherwise) to Argentina or any other person asserting claims on behalf of or in right of Argentina for any losses, claims, damages or liabilities arising out of or from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Invitation, except for any such losses, claims, damages or liabilities incurred by Argentina or any other person asserting claims on behalf of or in right of Argentina which are determined by a court of competent jurisdiction in a judgment that has become final and is no longer subject to appeal or other review to have resulted primarily from such Dealer Manager’s or any of their affiliates’ own bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining the submission of offers to exchange, you, as Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of Argentina, and you, as Dealer Managers, are not to be deemed the agent of each other, Argentina, any Dealer, commercial bank or trust company or any other person.

4	The Invitation Material

(a)
Argentina has engaged the Information Agent (as defined in Section 7(a) hereof) to operate and maintain one or more internet websites in connection with the Invitation (the “Invitation Websites”). Argentina has authorized the Information Agent to display on the Invitation Websites, in accordance with the terms of the Information Agent Agreement (as defined in Section 7(a) hereof) and to the extent required or permitted under the laws, rules or regulations of any Non-U.S. Approval Jurisdiction (as defined in Section 4(e) hereof), the Prospectus Supplement (as defined in Section 8(a) hereof), the Basic Prospectus (as defined in Section 8(a) hereof), the Non-U.S. Selling Material (as defined in Section 4(d) hereof), the electronic announcement documents to potential participants (the “Electronic Announcement Documents”) and press releases with respect to the Invitation as previously reviewed and approved by Argentina, and in electronic portable document format (pdf) not to be amended or otherwise altered in any way without the prior written consent of Argentina (collectively, the “Website Invitation Material”). Argentina will cause the Information Agent to (i) limit the materials that may be posted on the Invitation Websites to the Invitation Material, (ii) restrict access to the Website Invitation Material by persons located in the United States, other than to the Prospectus (as defined in Section 8(a) hereof) and information permissible under the Act, and (iii) restrict access to the Website Invitation Material by investors in each Non-U.S. Exempt Jurisdiction, other than those investors specified for such Non-U.S. Exempt Jurisdiction in Annex III hereto. Argentina authorizes the Dealer Managers to use and distribute as necessary the Prospectus Supplement, the Basic Prospectus, the Non-U.S. Prospectuses (as defined below), press releases, newspaper advertisements and news wires as previously reviewed and approved by Argentina, and the Electronic Announcement Documents (such material, together with the Website Invitation Material, and including any amendments or supplements thereto provided by or on behalf of Argentina in accordance with this Agreement, the “Invitation Material”). Argentina further agrees to furnish to you (in New York City) as many copies as you may reasonably request of the Invitation Material and shall cause to be mailed to each registered holder of any Eligible Securities upon its request therefor a reasonable number of copies of such Invitation Material. Thereafter, to the extent practicable until the Expiration Date (as defined in the Invitation Material), Argentina shall use its best efforts to cause copies of such material to be mailed to each person who becomes a holder of record of any Eligible Security upon its request therefor. The above-listed materials are the only Invitation Material.

(b)
Argentina shall not amend or supplement the Invitation Material, or prepare or approve any other external invitational material for use in connection with the Invitation, without the Dealer Managers’ consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external invitational material for use in connection with the Invitation without Argentina’s consent. Argentina agrees that, for a reasonable time prior to using or filing with the United States Securities and Exchange Commission (the “Commission”) or the regulatory agencies in the Non-U.S. Approval Jurisdictions identified in Annex I hereto (each, a “Non-U.S. Approval Agency”, and collectively, the “Non-U.S. Approval Agencies”) or with any other federal or other governmental securities and exchange agency, authority or instrumentality, domestic or foreign (each, an “Other Agency”) any Invitation Material (whether preliminary or otherwise), Argentina will submit copies of such material to the Dealer Managers for their approval, which approval shall not be unreasonably withheld.

(c)
Argentina will advise you promptly of (i) the occurrence of any event which could cause Argentina to extend, withdraw or terminate the Invitation or would permit Argentina to exercise any right not to exchange the Eligible Securities tendered or make cash payments pursuant to the Invitation or to issue the New Securities, (ii) any requirement to amend or supplement any Invitation Material, (iii) the issuance of any communication, comment or order by the Commission, any Non-U.S. Approval Agency or any Other Agency (and, if in writing, will furnish you a copy thereof), (iv) any material litigation, arbitration, administrative or governmental action with respect to the Invitation, (v) any material litigation, arbitration, administrative or governmental action including, without limitation, any proceeding for enforcement of a judgment rendered in any jurisdiction or to attach assets of Argentina, wheresoever located, involving Argentina (except for those referred to in clause (iv)), (vi) the occurrence of any other event that could reasonably be expected to have an adverse effect on the ability of Argentina consummate the transactions contemplated hereby or in the Invitation Material or perform its obligations under the terms of the New Securities and (vii) any other material information relating to the Invitation which you may from time to time reasonably request in the performance of your duties hereunder. You will promptly inform Argentina of any litigation, arbitration, administrative or governmental action with respect to the Invitation of which you become aware.

(d)
Argentina has prepared or will prepare, as applicable, one or more prospectus supplements in a form approved by the Dealer Managers, which approval shall not be unreasonably withheld, and will file with the Commission any such prospectus supplements as a post-effective amendment to the Registration Statement (as defined in Section 8(a) hereof) prior to the Launch Date (as defined below) pertaining to the Invitation in the United States, or pursuant to Rule 424(b) under the United States Securities Act of 1933, as amended (the “Act”), not later than the Commission’s close of business on the Launch Date. Argentina has prepared or will prepare, as applicable, one or more prospectuses (including, to the extent legally required), translations and supplements (the “Non-U.S. Prospectuses”) in forms approved by the Dealer Managers for use in the Non-U.S. Approval Jurisdictions (as defined in Section 4(e) hereof), which approval shall not be unreasonably withheld, and will file, submit or publish any such Non-U.S. Prospectuses, together with such documents and exhibits thereto, official notices and circulars and any other documentation required by the relevant Non-U.S. Approval Agency in any such Non-U.S. Approval Jurisdiction as of the date of this Agreement to be so filed, submitted or published in connection with the Invitation (such other documentation, together with any related Non-U.S. Prospectus, the “Non-U.S. Selling Material”) pursuant to applicable law, rules and regulations and in accordance with the deadlines therein specified. Argentina shall have complete authority to, and in its discretion may, terminate the Invitation (i) with respect to any Eligible Securities tendered prior to the Early Tender Deadline (as such term is defined in the Invitation Material) at any time on or prior to the Early Announcement Date (as such term is defined in the Invitation Material), and (ii) with respect to any Eligible Securities tendered after the Early Tender Deadline but prior to the Expiration Date, at any time on or prior to the Final Announcement Date (as such term is defined in the Invitation Material). Argentina will advise the Dealer Managers, promptly after it receives notice thereof, (i) when the Prospectus or any amendment or supplement thereto shall have been filed with the Commission, (ii) when any Non-U.S. Selling Material or any amendment or supplement thereto shall have been filed with, submitted to, approved by or published in the manner required by the relevant Non-U.S. Approval Agency, (iii) when any amendment to the Registration Statement (as defined in Section 8(a) hereof) shall have become effective or the non-U.S. Selling Material, or any amendment or supplement thereto, shall have been approved by the relevant Non-U.S. Approval Agency, (iv) of any request (and, if in writing, will furnish the Dealer Managers a copy thereof) by the Commission, any Non-U.S. Approval Agency or any Other Agency for any amendment of the Registration Statement or any amendment of or any supplement to the Prospectus or any Non-U.S. Selling Material or for any additional information, (v) of the issuance by the Commission, any Non-U.S. Approval Agency or any Other Agency of any stop or similar order suspending the effectiveness of the Registration Statement or the approval of any Non-U.S. Selling Material or preventing or suspending the use of the Prospectus or any Non-U.S. Prospectus or any amendment or supplement thereto or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by Argentina of any notification with respect to the suspension of the qualification of the New Securities for offer and delivery (including offer and delivery pursuant to applicable exemptions in any Non-U.S. Exempt Jurisdiction (as defined in Section 4(e) below)) pursuant to the Invitation in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Subject to Argentina’s right to terminate the Invitation as described in the Invitation Material, in the event of the issuance of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the approval or use of any Non-U.S. Selling Material or any amendment or supplement thereto, preventing or suspending the use of the Prospectus or any amendment or supplement thereto or suspending any such qualification, Argentina will promptly use its best efforts to obtain the withdrawal of such order and will promptly from time to time during and following the

Expiration Date of the Invitation, take such action as the Dealer Managers may reasonably request to qualify the Invitation and the New Securities for offering and sale under the securities laws of such jurisdictions in the United States of America and in the Non-U.S. Jurisdictions (as defined below) as the Dealer Managers may reasonably request and to comply with such laws so as to permit the continuance of the Invitation and sales and dealings in the New Securities in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the New Securities; provided, however, that, in connection therewith Argentina shall not be required to file a general consent to service of process in any jurisdiction.

As used in this Agreement, “Launch Date”, with respect to any jurisdiction, shall mean the first date upon which holders may tender their Eligible Securities pursuant to the Invitation in such jurisdiction.

(e)
Our invitations and solicitations and your solicitations shall be made only in the United States, the jurisdictions identified in Annex I to this Agreement (the “Non-U.S. Approval Jurisdictions”) and the jurisdictions identified in Annex II to this Agreement (the “Non-U.S. Exempt Jurisdictions” and, together with the Non-U.S. Approval Jurisdictions, the “Non-U.S. Jurisdictions”), and shall be conducted (including without limitation in respect of the use and distribution of the Invitation Material) in compliance with the laws, rules and regulations applicable in such Non-U.S. Jurisdictions and the limitations and qualifications set forth in the document dated the date hereof entitled “Foreign Jurisdiction Investment Restrictions” (the “Foreign Jurisdiction Investment Restrictions”) and attached hereto as Annex III. No offers, distributions of the Invitation Material or solicitation shall be made in any other jurisdiction without your prior written consent, which shall not be unreasonably withheld, and Argentina’s prior written consent. You agree that all material published in the Non-U.S. Jurisdictions in connection with the Invitation will be issued on behalf of Argentina.

(f)
Argentina agrees that, if the delivery of a prospectus or similar document is required by the Act, the laws of any Non-U.S. Jurisdiction or any applicable rule or regulation thereunder at any time prior to the expiration of nine months after the time of issue of the Prospectus or any Non-U.S. Prospectus, as applicable, in connection with the offering or sale of the New Securities, Argentina will comply with all requirements imposed upon Argentina by the Act, as now and hereafter amended, and by the rules and regulations thereunder, and the laws of such Non-U.S. Jurisdiction, as now and hereafter amended, and the rules and regulations thereunder, in all cases as from time to time in force and so far as necessary to permit the continuance of sales of or dealings in the New Securities as contemplated by the provisions hereof and by the Invitation Material; if at any time during such period, any event shall have occurred as a result of which the Prospectus as then amended or supplemented, or any Non-U.S. Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or any Non-U.S. Prospectus (which amendment or supplement shall not have been disapproved by the Dealer Managers, acting reasonably, promptly after reasonable notice thereof) in order to comply with the Act, the laws of any Non-U.S. Jurisdiction or applicable rules or regulations thereunder to notify the Dealer Managers and upon the Dealer Managers’ request, to prepare and furnish without charge to each Dealer Manager as many copies as it may from time to time reasonably request of an amended or supplement to the Prospectus or, any amended or any supplement to any Non-U.S. Prospectus which will correct such statement or omission or effect such compliance; and in case you are required under the Act, the laws of any Non-U.S. Jurisdiction or applicable rules or regulations thereunder to deliver a prospectus or similar document in connection with any sales of the New Securities at any time nine months or more after the time of issue of the Prospectus or any Non-U.S. Prospectus, upon the request but at the expense of such Dealer, to prepare and deliver to such Dealer Manager as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act or any amended or supplemented Non-U.S. Prospectus complying with the laws of any relevant Non-U.S. Approval Jurisdiction and applicable rules or regulations thereunder.

5	Compensation

(a)
Under no circumstances shall Argentina be directly liable for the payment of any fees to the Dealer Managers. Argentina acknowledges that the Dealer Managers will charge holders of Pre-2005 Eligible Securities (as defined in the Prospectus Supplement) a fee equal to U.S.$0.004, ?0.004 Ps. 0.004, £0.004, Sfr.0.004 and ¥0.004 per U.S.$1.00, ?1.00, Ps.1.00, £1.00, Sfr.1.00 and ¥1.00 in Eligible Amount (as defined in the Prospectus Supplement) of Pre-2005 Eligible Securities tendered and accepted by Argentina pursuant to the Invitation. In addition, Argentina and the Dealer Managers acknowledge that, pursuant to a fee allocation agreement between Arcadia Advisors S.A. (“Arcadia”) and the Global Coordinator, the Global Coordinator will allocate to Arcadia from the fees the Global Coordinator receives from the Exchange Agent (as defined below), net of any aggregator and retail processing fees, the amount of Arcadia’s compensation, which shall be a maximum of U.S.$5 million.

(b)
This Agreement shall be deemed to be effective upon the later of (i) publication of a Presidential Decree (as defined below) that duly approves the terms and conditions of this Agreement, (ii) the date upon which such publication of such Presidential Decree is executed (the “Execution Date”) and (iii) the date on which this Agreement is made publicly available via the Commission’s EDGAR system.

6	Expenses

(a)
Argentina agrees to pay and/or reimburse each of you for costs and expenses (including reimbursement of legal fees) incurred in connection with the transactions contemplated hereby as set forth in Schedule I hereto. In the case of expenses (including legal fees) incurred for which Argentina has received an itemized invoice prior to the Execution Date, such payments or reimbursements shall be paid within ten business days of the Execution Date. In the case of expenses (including legal fees) incurred and for which Argentina has received an itemized invoice subsequent to the Execution Date, such expenses shall be payable no later than 60 days after receipt by Argentina of an itemized invoice specifying the expenses to be paid or reimbursed.

7	Information and Exchange Agents; Security Holder Lists; Review of Invitations

(a)
In connection with the Invitation, Argentina has appointed: (A) Georgeson S.r.l. to serve as information agent (the “Information Agent”) pursuant to an information agent agreement between Argentina and Georgeson S.r.I (the “Information Agent Agreement”) and (B) The Bank of New York Mellon to serve as exchange agent (the “Exchange Agent”) pursuant to an amended and restated exchange agent agreement between Argentina and The Bank of New York Mellon (the “Exchange Agent Agreement”) to be executed in connection with the Invitation. Argentina agrees that the Dealer Managers shall be identified as a third party beneficiary of the provisions set forth in Section 9 of the Exchange Agent Agreement relating to the delivery of a certificate by the Dealer Managers to the Exchange Agent, confirming the payment of those expenses that are due and payable to the Dealer Managers under Section 6 of this Agreement, as a precondition to the final settlement of the Invitation. You are authorized to communicate directly with the Information Agent and the Exchange Agent and any other information agent, listing agent or exchange agent appointed by Argentina in connection with the Invitation with respect to matters relating to the Invitation.

(b)
Argentina agrees to furnish to you, to the extent the same is available to Argentina, cards or lists or copies thereof showing the names and addresses of, and principal amount of Eligible Securities held by, the registered holders of the Eligible Securities as of a recent date, and shall include a provision in its agreement with the Exchange Agent to inform you orally and in writing of acceptance notices received pursuant to the Invitation and such other information as you may require in connection with your services hereunder, including, but not limited to, information in respect of any dealers who are designated in accordance with the Invitation as retail processing dealers (the “Retail Processing Dealers”). You agree to use such information only in connection with the Invitation and not to furnish such information to any other person except in connection with the Invitation.

(c)
Argentina and the Dealer Managers hereby agree that they will review the submission of offers to exchange received pursuant to the Invitation beginning at 5:00 P.M., New York City time, on the Early Tender Deadline or as soon as practicable thereafter and beginning at 5:00 P.M., New York City time, on the Expiration Date or as soon as practicable thereafter.

8	Representations, Warranties and Covenants of Argentina Argentina represents, warrants and covenants to you that:

(a)
Argentina has filed with the Commission a registration statement (File No. 333-163784), which has become effective for registration under the Act of debt securities, warrants and units, including the New Securities (collectively, the “Securities”). Such registration statement, as amended at the date of this Agreement (including the prospectus constituting a part thereof and any prospectus supplement relating to the Securities) meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Act and complies in all material respects with the rules and regulations of the Commission under the Act, the Release and Schedule B; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to Argentina’s knowledge, threatened by the Commission; the prospectus supplement relating to the Invitation contained in such registration statement is hereinafter called the “Prospectus Supplement”; the various parts of such registration statement, including all exhibits thereto at the time such part of such registration statement became effective, as amended at the time such part of such registration statement became effective, is hereinafter called the “Registration Statement”; the basic prospectus relating to the Securities contained in the Registration Statement is hereinafter called the “Basic Prospectus”; such Basic Prospectus, as supplemented by the Prospectus Supplement, and together with the Prospectus Supplement, is herein called the “Prospectus”; and any reference to the Prospectus Supplement or Prospectus as amended or supplemented shall be deemed to refer to the Prospectus Supplement or Prospectus as amended or supplemented in relation to the Invitation in the form in which it is filed with the Commission as part of the Registration Statement or pursuant to Rule 424(b) under the Act. Argentina will furnish to your counsel, without charge, copies of the Registration Statement (including three signed copies thereof with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Final Announcement Date or the Final Settlement Date (as such term is defined in the Invitation Material).

(b)
The Registration Statement, the Prospectus Supplement and the Basic Prospectus conform, and any further amendments or supplements to the Registration Statement, the Prospectus Supplement or the Basic Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and the Prospectus, as amended or supplemented as of the applicable filing date thereof, did not, and on the Launch Date, the Early Tender Deadline, the Early Announcement Date, the Early Settlement Date, the Expiration Date, the Final Announcement Date and the Final Settlement Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(c)
In respect of the Non-U.S. Approval Jurisdictions, Argentina has filed or submitted the Non-U.S. Selling Material with, and published the Non-U.S. Selling Material in the form and manner specified by, the relevant Non-U.S. Approval Agency in accordance with and to the extent required by the applicable laws of the relevant Non-U.S. Approval Jurisdiction. Such Non-U.S. Selling Material as amended or supplemented at the Launch Date in the relevant Non-U.S. Approval Jurisdiction complies in all material respects with applicable law, rules and regulations of the relevant Non-U.S. Approval Jurisdiction in which it was filed, submitted, approved or published; and no stop or similar order suspending the approval or use of any of the Non-U.S. Selling Material has been issued and no proceeding for that purpose has been initiated or, to Argentina’s knowledge, threatened by any Non-U.S. Approval Agency. Argentina will furnish to your counsel, without charge, copies of the Non-U.S. Selling Material and each amendment or supplement thereto at the time of its filing with or submission to, or upon its publication as required by, as the case may be, any Non-U.S. Approval Agency on or prior to the Final Announcement Date or the Final Settlement Date. Any reference to any Non-U.S. Selling Material as amended or supplemented shall be deemed to refer to the Non-U.S. Selling Material in the form in which it is filed with, submitted to, approved by or published as required by, as the case may be, the relevant Non-U.S. Approval Agency pursuant to applicable law, rules or regulations in the relevant Non-U.S. Approval Jurisdiction.

(d)
The Invitation Material complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of the Non-U.S. Approval Jurisdictions, and the Invitation Material (as amended or supplemented, if amended or supplemented) does not contain nor, at the Launch Date, the Early Tender Deadline, the Early Announcement Date, the Early Settlement Date, the Expiration Date, the Final Announcement Date and the Final Settlement Date will it, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(e)
Assuming compliance by the Dealer Managers with the requirements of Section 4(e) hereof, no consent, approval, registration, authorization, order or qualification of or with any Other Agency in any Non-U.S. Exempt Jurisdiction is required for the consummation of the Invitation or the offering, sale or delivery of the New Securities as contemplated by this Agreement or the Invitation Material.

(f)
The execution and delivery of this Agreement, the Exchange Agent Agreement and the trust indenture dated as of June 2, 2005 between Argentina and The Bank of New York Mellon, as trustee (the “Trustee”) (as supplemented by a first supplemental indenture to be entered into between Argentina and the Trustee, the “Trust Indenture”, and together with the Exchange Agent Agreement and this Agreement, the “Transactional Documents”) and all other documents executed and delivered or to be executed and delivered by Argentina hereunder or thereunder, the making of the Invitation, the issuance and delivery of the New Securities to be issued pursuant to the Invitation and the performance of the terms of such New Securities have been duly authorized and have been or will be duly executed and delivered by Argentina; and each of the Transactional Documents constitutes or will constitute, and upon due execution, authentication, issuance and delivery pursuant to the Invitation, the New Securities to be issued pursuant to the Invitation will constitute, valid and binding obligations of Argentina, enforceable against Argentina in accordance with their respective terms.

(g)
The execution and delivery of this Agreement and all other documents to be executed and delivered by Argentina hereunder constitute private and commercial acts rather than public or governmental acts; under the laws of Argentina, neither Argentina nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process; provided, however, that Argentina shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment (as defined below) against (i) reserves of the Central Bank of Argentina (Banco Central de la República Argentina); (ii) property in the public domain located in the territory of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of Argentina, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest; (iii) property located in or outside the territory of Argentina that provides an essential public service; (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005) (the “Permanent Supplementary Budget Law”); (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions; (vi) property entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”), including but not limited to property of Argentina not being used by Argentina for a commercial activity in the United States; (vii) property used by a diplomatic, governmental or consular mission of Argentina; (viii) property of a military character or under the control of a military authority or defense agency of Argentina; or (ix) property forming part of the cultural heritage of Argentina; the courts of Argentina, in general, can only render judgments against Argentina that can be enforced against Argentina to the extent permitted by (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22 as supplemented by Law 25,344, Law No. 25,565, Law No. 25,725 and Law 25,967, (ii) Law No. 3,952 as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Article 132; any judgment against Argentina of a court in the United States which satisfies the requirements of Articles 517 through 519 of the National Code of Civil and Commercial Procedures, is capable of being enforced in the courts of Argentina in accordance with the laws of Argentina, taking into account (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22 as supplemented by Law 25,344, Law No. 25,565, Law No. 25,725 and Law No. 25,967, (ii) Law No. 3,952 as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Section 132; and the waiver of immunity by Argentina contained or to be contained in the Transactional Documents and the New Securities, the appointment of the process agent in the Transactional Documents and the New Securities, the consent by Argentina to the jurisdiction of the courts specified in the Transactional Documents and the terms and conditions of such New Securities, and the provision that the laws of the State of New York and English law, as applicable, shall govern the Transactional Documents and such New Securities, are (or, in the case of the New Securities, will be, upon due execution, authentication, issuance and delivery thereof pursuant to the Invitation and, in the case of the Trust Indenture, will be, upon due execution and delivery thereof) irrevocably binding on Argentina.

(h)
The execution and delivery of this Agreement and all other documents to be executed and delivered by Argentina hereunder, the making of the Invitation, the issuance and delivery of the New Securities pursuant to the Invitation and the performance of the terms of such New Securities do not result in the contravention or breach of any constitutional provision of Argentina.

(i)
Other than as set forth in the Prospectus and the Non-U.S. Prospectuses, Argentina is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and Argentina has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Argentina or its ability to perform its obligations under the Transactional Documents or the New Securities; there is no provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon Argentina, nor any provision of any contract, agreement or instrument (including any fiscal agency agreement or indenture under which any Eligible Securities were issued) to which Argentina or any Governmental Agency is a party, which would be materially contravened or breached, or which would result in the creation of any lien or encumbrance, or under which a default would arise or a moratorium in respect of any obligations of Argentina or any Governmental Agency be effected, as a result of the execution and delivery by Argentina of the Transactional Documents, the making of the Invitation and the issuance and delivery of the New Securities as contemplated in the Invitation Material and in the Transactional Documents or as a result of the performance or observance by Argentina of any of the terms of the Transactional Documents or the New Securities.

As used in this Agreement, “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or statutory body or judicial entity of Argentina or any political subdivision thereof, now existing or hereafter created, and any bank, corporation or other legal entity 51% or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Argentina or any political subdivision thereof.

(j)
No Governmental Approval is required for the due execution, delivery and performance by Argentina of the Transactional Documents, the New Securities, the making of the Invitation or the issuance and delivery of the New Securities as contemplated herein and in the Invitation Material or for the validity or enforceability of this Agreement, the New Securities or the Trust Indenture against Argentina, except (i) the Permanent Settlement Date.

Supplementary Budget Law, particularly Section 40, Law No. 24,156 of Financial Administration of Public Sector, particularly Section 65, Law No. 26,546 approving the national budget for 2010, Law No. 26,547 which defers the effectiveness of articles 2°, 3° and 4° of Law No. 26,017 until the earlier of December 31, 2010 and the date on which the Executive Branch, through the Ministry of Economy and Public Finance, announces the conclusion of the process of restructuring of Argentina’s debt securities referred to in Law No. 26,017, and authorizes the Executive Power, through the Ministry of Economy and Public Finance, to make the Invitation, (ii) Decree No. 1,953 dated December 9, 2009 and (iii) Decree No. 563 dated April 26, 2010 approving the terms and conditions of this Agreement (the “Presidential Decree”) (collectively, with (i) and (ii), the “Approvals”), all of which, including the Presidential Decree, have been duly obtained and are in full force and effect on the Execution Date and will be in full force and effect on the Launch Date, the Early Announcement Date, the Early Settlement Date (as such term is defined in the Invitation Material), the Final Announcement Date and the Final

As used in this Agreement, “Governmental Approval” means any approval, authorization, permit, consent, exemption or license and other action of or by, and any notice to or filing or registration with, Argentina, any Governmental Agency or any other governmental authority or agency or regulatory or administrative body of Argentina or any political subdivision thereof or therein (including, without limitation, any thereof relating to budget approvals and exchange controls).

(k)
Other than as set forth in the Prospectus and the Non-U.S. Prospectuses, there is no pending or, to the knowledge of Argentina after reasonable inquiry, threatened action or proceeding affecting the Invitation, Argentina or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Argentina or which, in the opinion of counsel to the Dealer Managers, may affect the legality, validity or enforceability of the Transactional Documents, the Invitation or the New Securities to be issued pursuant to the Invitation.

(l)
Argentina is a member of, and, other than as set forth in the Prospectus and the Non-U.S. Prospectuses, is eligible to use the general resources of, the International Monetary Fund (the “IMF”); other than as set forth in the Prospectus and the Non-U.S. Prospectuses, the IMF has not limited, pursuant to its Articles of Agreement or Rules and Regulations, the use by Argentina of the general resources of the IMF.

(m)
The Transactional Documents are or, upon due execution and delivery thereof, will be, as applicable, and the New Securities to be issued pursuant to the Invitation, upon the due execution, authentication, issuance and delivery thereof pursuant to the Invitation, will be, in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against Argentina.

(n)
To ensure the legality, validity, enforceability or admissibility in evidence in Argentina of the Transactional Documents or the New Securities to be issued pursuant to the Invitation, it is not necessary that the Transactional Documents, such New Securities or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Argentina or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Transactional Documents, such New Securities or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Argentine law in respect of the Transactional Documents, such New Securities or any other document or instrument hereunder or thereunder brought before the Argentine courts.

(o)
The New Securities to be issued pursuant to the Invitation will constitute direct, unconditional, unsecured and unsubordinated obligations of Argentina; the full faith and credit of Argentina will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount with respect to, such New Securities and the performance of the covenants therein contained; such New Securities will rank pari passu in priority of payment, in right to security and in all other respects with all other unsecured and unsubordinated External Indebtedness (as defined in the New Securities) of Argentina now or hereafter outstanding.

(p)
Under existing laws and regulations of Argentina, all payments on the New Securities issued pursuant to the Invitation made to an individual that is a non-resident of Argentina or to a legal entity that is neither organized in, nor maintains a permanent establishment in, Argentina are free and exempt from any and all taxes, duties or other charges of whatsoever nature of Argentina.

(q)
Argentina will make generally available to its security holders in the United States and to you, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of Argentina covering the first full fiscal year of Argentina commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

(r)
Until the Final Announcement Date, Argentina will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by Argentina that are denominated in U.S. dollars, euro, Japanese yen or Argentine pesos and have the same approximate maturity as any of the New Securities, other than (i) the USD 8.75% Global Bonds due 2017 to be issued by Argentina prior to the Final Settlement Date (the “New Money Offering”) or (ii) in connection with intra-governmental transactions occurring after the Early Settlement Date. Pursuant to the terms of the Invitation, the Eligible Securities which are tendered shall be accepted for purchase and cancelled by the relevant trustee or fiscal agent, as the case may be, of such Eligible Securities as a condition to the exchange and issuance of the New Securities.

(s)
Argentina has applied to list each series of New Securities on the Luxembourg Stock Exchange and will use its best efforts to cause such listing to be approved; Argentina will apply to list the New Securities on the Buenos Aires Stock Exchange and on Mercado Abierto Electrónico, and will use its best efforts to cause such listings to be approved.

(t)	Argentina has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Prospectus.

(u)
Argentina agrees that it will not announce the results of the Invitation without prior notice to the Dealer Managers and unless (i) each of the conditions set forth in Section 10 to be satisfied prior to, on or as of the Early Announcement Date or Final Announcement Date, as applicable, have been satisfied or waived in writing by the Dealer Managers or (ii) such announcement is required by applicable law, rules or regulations, in which case

Argentina agrees that it will announce solely such information as is necessary to comply with such applicable law, rules or regulations.

(v)
Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Non-U.S. Prospectuses, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Argentina, otherwise than as set forth in or contemplated in the Prospectus and the Non-U.S. Prospectuses.

(w)	The Exchange Agent Agreement, in the form approved by the Dealer Managers, has been executed by Argentina and copies thereof have been delivered to the Dealer Managers.

(x)	To its knowledge, there is no law or regulation that would restrict Argentina’s ability to make payment to the Dealer Managers in U.S. dollars outside Argentina.

(y)
No deduction or withholding applies to the reimbursement of expenses to be paid to the Dealer Managers hereunder. In the event that Argentina shall be required to make any deduction or withholding relating to taxes imposed by any jurisdiction, or any political subdivision or taxing authority thereof or therein, Argentina shall pay additional amounts such that the net amount received by each Dealer Manager after all such deductions and/or withholdings is not less than the sum such Dealer Manager would have received had no such deduction or withholding been required or made. The preceding sentence shall not apply to any tax imposed on any Dealer Manager, or its affiliates, or its legal counsel as a result of any connection between such Dealer Manager, such affiliates and/or such legal counsel and the taxing jurisdiction other than entering into this Agreement and the transactions contemplated hereby.

(z)
Argentina acknowledges and agrees that each Dealer Manager is controlled by a global financial services institution and as such may from time to time itself or through affiliates or business groups (together, “Dealer Manager Affiliates”) effect transactions, for their own respective accounts or the accounts of customers, and hold positions in securities or options on securities of Argentina and provide a variety of advice and services to their respective clients. Notwithstanding anything to the contrary in this Agreement, Argentina acknowledges and agrees that each Dealer Manager and Dealer Manager Affiliate, whether acting on its own behalf or on behalf of its clients, may, in relation to Argentina, or the Invitation, provide services or advice, including research and recommendations (including public statements), on whether to participate in the transactions contemplated by this Agreement, which may be adverse to and conflict with the interests of Argentina in relation to the transactions contemplated by this Agreement or otherwise. In addition, Argentina acknowledges and agrees that each Dealer Manager and Dealer Manager Affiliate, whether acting on its own behalf or on behalf of its clients, may, in relation to Argentina, and the Invitation, participate or decline to participate in the transactions contemplated by this Agreement and exercise any legal or other rights and remedies available to it hereunder, subject to applicable law. Nothing in this Agreement is intended to obligate or commit any Dealer Manager or any Dealer Manager Affiliate to provide any services other than as set out herein.

(aa)
Argentina acknowledges and agrees that each Dealer Manager and Dealer Manager Affiliate is subject to certain regulations and internal policies that apply to its research analysts and departments and that its research analysts may hold and make statements or investment recommendations and publish research reports with respect to Argentina, Argentina’s securities and the Invitation that differ from the views of other of such Dealer Manager’s or Dealer Manager Affiliate’s departments and from the views of Argentina. Argentina agrees that the appointment of each Dealer Manager hereunder is not conditioned upon the dissemination of or the failure to disseminate any such views or the content or publication of or failure to publish research reports with respect to Argentina’s debt securities or the Invitation.

(bb)
Argentina agrees to prepare and file with the Commission, within 10 days after receiving written request from the Dealer Managers, up to two prospectus supplements (each, a “Resale Prospectus Supplement”) registering the resale by the Dealer Managers, by means reasonably specified by the Dealer Managers, of New Securities received by the Dealer Managers from tendering holders of Pre-2005 Eligible Securities, as described in the Prospectus Supplement. Argentina shall use its best efforts to cause the Resale Prospectus Supplements to be and remain usable by the Dealer Managers for such resales for up to 60 days from the Final Settlement Date and shall, within such period, prepare and file with the Commission such amendments as may be necessary to update the disclosure in the Resale Prospectus Supplements to be in compliance with the provisions of the Act.

9	Representations and Covenants of the Dealer Managers

(a)
Each Dealer Manager represents to the other Dealer Managers that it is a dealer actually engaged in the investment banking or securities business and that it is either (i) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agrees to comply with the Conduct Rules of FINRA or (ii) a dealer with its principal place of business located outside the United States and not registered under the Securities Exchange Act of 1934, as amended. Each Dealer Manager hereby agrees with the other Dealer Managers to comply with the provisions of Rule 2740 of the Conduct Rules of the U.S. National Association of Securities Dealers, Inc. (the “NASD”) and, if it is a foreign dealer and not a member of FINRA, to comply with the NASD’s Interpretation with Respect to Free-Riding and Withholding, to comply, as though it were a member of FINRA, with provisions of Rules 2730 and 2750 of such Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to non-member foreign dealers.

(b)
Each Dealer Manager, with respect to those jurisdictions in which such Dealer Manager is performing its obligations under this Agreement, represents to Argentina that it has obtained all governmental or regulatory consents, approvals or authorizations necessary to be duly qualified and is duly qualified to perform its obligations under this Agreement.

(c)
Each Dealer Manager represents to Argentina that it has not made and will not make invitations and solicitations with respect to the New Securities in any jurisdictions other than the United States and the Non-U.S. Jurisdictions, and that, with respect to such Dealer Manager, such invitations and solicitations have been and will be conducted

(including without limitation in respect of the use and distribution of the Invitation Material) in compliance with the Foreign Jurisdiction Investment Restrictions.

10	Conditions The obligations of the Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

(a)
All representations and warranties and other statements of Argentina contained herein are now, and on each Launch Date, the Early Tender Deadline, the Early Announcement Date, the Early Settlement Date, the Expiration Date, the Final Announcement Date and the Final Settlement Date will be, true and correct.

(b)
Argentina at all times during the Invitation shall have performed all of its obligations hereunder theretofore required to have been performed; and Argentina shall have paid all expenses (including reimbursement of legal fees) payable to the Dealer Managers under Section 6 hereof in the manner therein specified.

(c)
(i) The Prospectus Supplement as amended or supplemented with respect to the Invitation shall have been filed with the Commission as part of a post-effective amendment to the Registration Statement or pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act, the Non-U.S. Selling Material, as amended or supplemented with respect to the Invitation, shall have been filed with, submitted to, approved by or published in the form and manner required by the relevant Non-U.S. Approval Agency within the applicable time period prescribed for such filing by applicable law, rules and regulations and in accordance with Section 4(d) hereof; (ii) no stop or similar order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the approval or use of the Non-U.S. Selling Material or any part thereof in any Non-U.S. Approval Jurisdiction, or preventing the use of the Prospectus in any Non-U.S. Exempt Jurisdiction in accordance with the Foreign Jurisdiction Investment Restrictions, shall have been issued, and no proceeding for such purpose shall have been initiated or threatened, by the Commission, any Non-U.S. Approval Agency or by any Other Agency in any Non-U.S. Exempt Jurisdiction and (iii) all requests for additional information on the part of the Commission or any Non-U.S. Approval Agency shall have been complied with to your reasonable satisfaction.

(d)
On the Launch Date pertaining to the Invitation in the United States, the Early Settlement Date and the Final Settlement Date, Linklaters LLP, your United States and English counsel, shall have furnished to you (i) such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Trust Indenture and the New Securities (in respect solely of New Securities governed by New York law or English law), the Registration Statement, the Prospectus and such other related matters as you may reasonably request and (ii) such written opinion or opinions, dated the respective date of delivery thereof, with respect to such matters concerning the Invitation in certain Non-U.S. Jurisdictions as you may reasonably request. Such counsel shall also, with respect to the Invitation, have furnished you such written letter or letters, dated the respective date of delivery thereof, with respect to the Registration Statement and Prospectus as you may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e)
On the Launch Date pertaining to the Invitation in Argentina, the Early Settlement Date and the Final Settlement Date, Cárdenas, Di Ció, Romero, Tarsitano & Lucero Abogados, your Argentine counsel, shall have delivered to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the matters set forth in paragraphs (i) through (iv) and (vi) through (ix) of Annex IV hereto. Additionally, such counsel shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, (i) confirming that under existing laws and regulations of Argentina, all payments on the New Securities made to an individual that is a non-resident of Argentina or to a legal entity that is neither organized in, nor maintains a permanent establishment in, Argentina are free and exempt from any and all taxes, duties or other charges of whatsoever nature of Argentina, (ii) confirming the opinion set forth under the caption “Taxation — Argentine Taxation” in the Registration Statement and the Prospectus and (iii) addressing such other related matters as you may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)
On the Launch Date pertaining to the Invitation in the United States, the Early Settlement Date and on the Final Settlement Date, the Procurador del Tesoro de la Nación, counsel to Argentina shall have furnished to you his written opinion, dated the respective date of delivery thereof, to the effect set forth in Annex IV.

(g)
(i) On the Launch Date pertaining to the Invitation in the United States, the Early Settlement Date and the Final Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, as special United States counsel to Argentina, shall have furnished to you their written opinion and negative assurance letter, dated the respective date of delivery thereof, to the effect set forth in Annex V hereto, (ii) on the Launch Date pertaining to the Invitation in Germany, the Early Settlement Date and the Final Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, as special German counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex VI hereto, (iii) on the Launch Date pertaining to the Invitation in Italy, the Early Settlement Date and the Final Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, as special Italian counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex VII hereto, (iv) on the Launch Date pertaining to the Invitation in Luxembourg, the Early Settlement Date and the Final Settlement Date, Elvinger, Hoss & Prussen, as special Luxembourg counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex VIII hereto, (v) on the Launch Date pertaining to the Invitation in Spain, the Early Settlement Date and the Final Settlement Date, Uria & Menendez, as special Spanish counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex IX hereto, (vi) on the Launch Date pertaining to the Invitation in Austria, the Early Settlement Date and the Final Settlement Date, Weber Maxl & Partner, as special Austrian counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex X hereto, (vii) on the Launch Date pertaining to the Invitation in the Netherlands, the Early Settlement Date and the Final Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, as special Dutch counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex XI hereto, and (viii) on the Launch Date pertaining to the Invitation in the United Kingdom, the Early Settlement Date and the Final Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, as special U.K. counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex XII hereto.

(h)
On the Launch Date, the Early Settlement Date and the Final Settlement Date, you shall have received a certificate from a duly authorized official of Argentina, dated the respective date of delivery, in which such official shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of Argentina contained in Section 8 hereof are true and correct on and as of the date of this Agreement and of such certificate and (ii) none of the events described in Section 10(c)(ii) hereof has occurred.

(i)
On or prior to the Execution Date, Banco de la Nación Argentina shall have accepted its appointment as authorized agent of Argentina upon which process may be served in any action by you or any person controlling you, and arising out of or based upon this Agreement, which may be instituted in any State or Federal court in The City and State of New York; and you shall have received a copy of such acceptance.

(j)
On or prior to the Early Settlement Date, the Buenos Aires Stock Exchange and the Mercado Abierto Electrónico shall have approved the New Securities for listing; on or prior to the Early Settlement Date, the Luxembourg Stock Exchange shall have approved the New Securities for listing.

(k)
On or prior to the first Launch Date, you shall have received certified copies of (i) each of the Approvals and (ii) all approvals, authorizations, consents and orders required for the issuance and delivery of the New Securities and the execution of the Transactional Documents, and all the Approvals and such other approvals, authorizations, consents and orders having been obtained, shall be in full force and effect.

(l)
On or prior to the Execution Date, each Launch Date, the Early Settlement Date and the Final Settlement Date, as applicable, you and your counsel shall have received such further documents, opinions and information as you may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Argentina in connection with the issuance and delivery of the New Securities as herein contemplated shall be satisfactory in form and substance to you.

(m)
Subsequent to the date hereof and on or prior to the Final Announcement Date, there shall not have occurred a material adverse change (whether or not foreseeable on the date of this Agreement) in financial, political or economic conditions in Argentina, the United States or elsewhere or in Argentine or international currency exchange rates or exchange controls as would, in your opinion, be likely to materially prejudice the success of the Invitation, the delivery of New Securities as contemplated herein and the market for the New Securities, other than as disclosed in the Invitation Material.

(n)
Subsequent to the date hereof and on or prior to the Final Announcement Date, (i) trading in securities generally on the New York Stock Exchange, the Luxembourg Stock Exchange or the Buenos Aires Stock Exchange shall not have been suspended or limited or minimum prices shall not have been established on any such exchange; (ii) trading in any securities of Argentina on any exchange or in the over-the-counter market in the United States, the United Kingdom, Argentina or elsewhere shall not have been suspended or materially limited; (iii) a banking moratorium shall not have been declared either by Argentine, Italian, German, Luxembourg, United Kingdom, United States Federal or New York State authorities, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States or in the European Union shall not have occurred and (v) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or Argentina is involved, any declaration of war by the Congress of the United States or Argentina or any other substantial national or international calamity or emergency if, in the case of clauses (iv) and (v) hereof, in your opinion, such event would make it impractical or inadvisable to proceed with the completion of the Invitation.

11	Indemnification

(a)
Argentina agrees (i) to indemnify and hold each Dealer Manager and Dealer Manager Affiliate harmless against any loss, damage, liability or claim, documented legal fees, and reasonable and documented expense (or action in respect thereof) (A) which arises out of or is based upon any untrue statement of a material fact contained in the Registration Statement, any Invitation Material, any Resale Prospectus Supplement, and any prospectus, prospectus supplement or “free writing prospectus” (as defined in Rule 405 of the Act) or “general disclosure package” (that is, as of the agreed time of sale, the latest preliminary prospectus relating to the New Money Offering filed pursuant to Rule 424(b) of the Act, together with the final term sheet relating to the New Money Offering and each agreed “free writing prospectus” filed or used by Argentina in connection with the New Money Offering) used in connection with the New Money Offering (collectively, the “New Money Offering Materials”), or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Argentina shall not be liable to you in any such case to the extent that any such loss, claim, damage, expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Invitation Materials, any Resale Prospectus Supplement, any New Money Offering Materials or any amendment or supplement to the foregoing in reliance upon and in conformity with the Dealer Manager Information (or, in the case of the Resale Prospectus Supplement and the New Money Offering Materials, written information furnished to Argentina by the Dealer Managers or Dealer Manager Affiliates, as the case may be, expressly for use in any Resale Prospectus Supplement or any New Money Offering Materials, as the case may be); or (B) which arises out of or is based upon a withdrawal, rescission, termination, extension or modification of or a failure to make or consummate the Invitation or the New Money Offering, as the case may be; and (ii) to indemnify and hold each Dealer Manager and Dealer Manager Affiliate harmless against any other loss, damage, liability or claim, documented legal fees, and reasonable and documented expense (or action in respect thereof) which otherwise arises out of or is based upon or asserted against such Dealer Manager or Dealer Manager Affiliate in connection with (A) its acting as Dealer Manager in connection with the Invitation (including, without limitation, the fee and payment arrangements contemplated herein and any actions brought by any party claiming to be a creditor of Argentina with respect to fees and payments made or to be made pursuant hereto) or (B) its acting in any capacity in the New Money Offering (including, without limitation, the fee and payment arrangements contemplated in connection therewith and any actions brought by any party claiming to be a creditor of Argentina with respect to fees and payments made or to be made pursuant thereto) or (C) rendering any financial advisory services to Argentina in connection with the Invitation or the New Money Offering, except to the extent that any such loss, damage, expense, liability or claim referred to in clause (ii) of this Section 11(a) which has been determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review to have resulted primarily from such Dealer Manager’s or Dealer Manager Affiliate’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement or the agreement between Argentina and Dealer Manager Affiliates relating to the New Money Offering, as the case may be. Argentina also agrees to indemnify and hold each Dealer Manager and Dealer Manager Affiliate harmless against and reimburse each Dealer Manager and Dealer Manager Affiliate for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by them in connection with investigating, preparing for or defending against any such losses, damages, liabilities or claims, documented legal fees, and reasonable and documented expenses (or actions in respect thereof) promptly after such expenses are incurred, but in no event later than 90 days after an itemized invoice specifying the expenses to be indemnified has been received by Argentina. Argentina also agrees that, except as provided below, no Dealer Manager nor Dealer Manager Affiliate, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of any Dealer Manager or Dealer Manager Affiliate, shall have any liability, in tort or contract or otherwise, to Argentina or any person asserting any claim on behalf of or in the right of Argentina for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by Argentina which has been determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review to have resulted from such Dealer Manager’s or Dealer Manager Affiliate’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement or the agreement between Argentina and Dealer Manager Affiliates relating to the New Money Offering, as the case may be.

(b)	Each Dealer Manager severally agrees to indemnify and hold harmless Argentina and each of its officials, including its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses as incurred which are based on and arise from the following information: the third paragraph of text under the caption of “Plan of Distribution” in the Prospectus Supplement, concerning long or short positions held by the Dealer Managers, the fourth paragraph of text under the caption of “Plan of Distribution” in the Prospectus Supplement, concerning an exemption from Rule 101 of Regulation M under the United States Securities Exchange Act of 1934, as amended, the fifth paragraph of text under the caption of “Plan of Distribution” in the Prospectus Supplement, concerning resales by Dealer Managers and the second sentence of the sixth paragraph of text under the caption “Plan of Distribution” in the Prospectus Supplement, concerning market making by the Dealer Managers and the corresponding information contained in any Non-U.S. Prospectus (collectively, the “Dealer Manager Information”). The Dealer Managers will reimburse Argentina for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by Argentina in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred.

(c)
Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; provided that (i) the omission so to notify the indemnifying party shall not relieve it from any obligation which it may have hereunder to indemnify the indemnified party except to the extent it has been actually prejudiced in any material respect by such failure and (ii) the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than on account of this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall, with the advice of counsel, have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have failed within a reasonable time after notice of the action to assume the defense thereof and employ counsel as provided above, (iii) representation of both the indemnifying party and the indemnified party would be inappropriate or inadvisable due to actual or potential differing interests between the indemnifying party and the indemnified party, or (iv) the indemnifying party authorizes the indemnified party in writing to employ separate counsel at the expense of the indemnifying party, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that (i) the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction, approved by you in the case of paragraph (a) of this Section 11, representing all indemnified parties under such paragraph who are parties to such action) and (ii) such liability shall be only in respect of such counsel referred to in the proviso of the next preceding sentence.

(d)
Argentina shall not be liable for any settlement of any action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, Argentina agrees to indemnify and hold harmless each indemnified party as provided in this Section 11 from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment, unless it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities or expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such indemnified party. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested Argentina to reimburse such indemnified party for legal or other expenses in connection with investigating, responding to or defending any action as contemplated by this Section 11, Argentina shall be liable for any settlement of any such action effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by Argentina of such request for reimbursement and (ii) Argentina shall not have reimbursed such indemnified person in accordance with this Section 11 prior to the date of such settlement. An indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder by an indemnified party unless such settlement (i) includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not contain any factual or legal admission by or with respect of the indemnified party.

(e)
If the indemnification provided for in this Section 11 is for any reason unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then Argentina, on the one hand, and the Dealer Managers, on the other, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by Argentina, on the one hand, and the Dealer Managers, on the other, from the Invitation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then Argentina, on the one hand, and the Dealer Managers, on the other, shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Argentina, on the one hand, and the Dealer Managers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Argentina, on the one hand, and the Dealer Managers, on the other, shall be deemed to be in the same proportion as the aggregate principal amount of the New Securities issued by Argentina pursuant to the Invitation bears to the maximum aggregate fees collected by the Dealer Managers in connection with the Invitation (net of any retail processing fees or aggregating dealer fees paid by the Dealer Managers in connection with the Invitation). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Argentina, on the one hand, or the Dealer Managers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Argentina and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers’ obligations in this subsection (e) to contribute are several in proportion to your respective obligations hereunder and not joint.

(f)
In addition to any other rights or remedies that any indemnified party may otherwise have, the reimbursement, indemnity and contribution rights under this Section 11 shall extend upon the same terms and conditions to the affiliates, partners, directors, officers, agents, employees, representatives and controlling persons (if any), as the case may be, of each of the Dealer Managers, any of their respective affiliates, or any of their respective agents, and shall be binding upon and inure to the benefit of any successors and assigns of Argentina and of you.

12	Termination and Survival of Certain Provisions

(a)
This Agreement may be terminated (a) by (i) the Dealer Managers if a majority of the Dealer Managers agree, with or without cause, to terminate this Agreement, which termination shall be effective upon five New York business days with prior written notice thereof to Argentina, (ii) the Dealer Managers if the conditions set forth in Section 10 hereof are not met or (iii) any Dealer Manager, with respect to itself, at any time, which termination shall be effective upon five New York business days with prior written notice thereof to Argentina, or (b) by Argentina if it determines to terminate or withdraw the Invitation prior to consummation thereof in accordance with the terms and conditions described in the Invitation Material.

(b)
The termination and survival provisions contained in Section 12, the indemnity and contribution agreements contained in Section 11, the expense reimbursement agreements contained in Section 6, the fee arrangements described in Section 5 (to the extent the transactions contemplated hereby have been consummated), the representations and warranties of Argentina set forth in this Agreement and the submission to jurisdiction contained in Section 14 shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of the Invitation or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any indemnified party, and (c) the completion of your services hereunder.

(c)
If Argentina terminates a Dealer Manager’s appointment hereunder other than for a material breach of such Dealer Manager’s obligations set out herein, or if a Dealer Manager shall terminate its appointment hereunder because of (i) a material breach of Argentina’s obligations set out herein, or (ii) any failure by Argentina to make a payment when due and payable hereunder, then Argentina agrees that if, at any time during the period of six months after such termination, Argentina or any of Argentina’s affiliates shall conduct any debt exchange, or amendment process or any related or similar transactions of the kind contemplated hereunder in respect of the Eligible Securities, Argentina shall pay to such Dealer Manager an amount equal to U.S. $10,000,000.

13	Jurisdiction

(a)
Subject to Section 13(f), Argentina irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, and the courts of Argentina (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues arising out of or in connection with this Agreement (a “Related Proceeding”). Argentina agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which Argentina is or may be subject (the “Other Courts”), by a suit upon such judgment.

(b)
Argentina hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

(c)
Subject to Section 13(f), Argentina hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by Argentina as its agent for such purpose, Argentina will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding, any action or proceeding to enforce or execute any Related Judgment, in either case brought against it in any New York state or federal court sitting in the Borough of Manhattan, The City of New York.

Such appointment shall be, in the case that New Securities are not issued pursuant to the Invitation, irrevocable, or, in the case that New Securities are issued pursuant to the Invitation, irrevocable for as long as any of the New Securities remain outstanding, except that, if for any reason, such Authorized Agent ceases to be able to act as such or to have an address in the Borough of Manhattan, The City of New York, Argentina will appoint another person in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent. Prior to the effectiveness of this Agreement, Argentina shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Dealer Managers. Argentina shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon Argentina. Nothing in this Section 13(c) shall affect the right of the Dealer Managers to serve legal process in any other manner permitted by law or affect the right of the Dealer Managers to bring any action or proceeding against Argentina or its property in the courts of other jurisdictions.

(d)
The appointment and acceptance of jurisdiction set out above is intended to be effective upon execution of this Agreement without further act by Argentina before any such court, and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

(e)
Subject to Section 13(f), to the extent that Argentina or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Argentina irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the Immunities Act (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and Argentina shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) reserves of the Central Bank of Argentina (Banco Central de la República Argentina), (ii) property in the public domain located in the territory of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of Argentina, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest; (iii) property located in or outside the territory of Argentina that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of the Permanent Supplementary Budget Law; (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions; (vi) property entitled to the immunities of the Immunities Act, including but not limited to property of Argentina not being used by Argentina for a commercial activity in the United States, (vii) property used by a diplomatic, governmental or consular mission of Argentina; (viii) property of a military character or under the control of a military authority or defense agency of Argentina; or (ix) property forming part of the cultural heritage of Argentina.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of this Agreement and under no circumstances shall it be interpreted as a general waiver of Argentina or a waiver with respect to proceedings unrelated to this Agreement. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, Argentina extends it solely for the purpose of enabling the Dealer Managers to enforce or execute a Related Judgment.

(f)
Argentina reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws, and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Dealer Managers and the other specified persons to indemnification and contribution as set forth in Section 11 hereof.

14
Currency The payment of any amount due hereunder in U.S. dollars or any other currency (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of Argentina in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, Argentina shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of Argentina not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

15
Severability If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Invitation and the agreements contained herein are not affected in any manner adverse to any party.

16	Counterparts This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17
Binding Effect This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon Argentina, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof. None of the parties hereto may assign their rights or delegate any of their obligations hereunder without the prior written consent of the other parties. Any assignment or delegation in violation of this Section 17 shall be null and void.

18
Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by Argentina, which shall be governed by the laws of Argentina.

19	Entire Agreement This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

20
Notices All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

	(a)	If to the Dealer Managers, at their respective addresses and facsimile numbers set forth on Schedule III hereof;

	(b)	If to Argentina:

Ministry of Economy and Public Finance
Hipólito Yrigoyen 250, Piso 10, Oficina 1029
1310 Buenos Aires, Argentina
Attn: Subsecretaria de Financiamiento
Facsimile: (5411) 4349-6259

21
No Consequential Damages No party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

THE REPUBLIC OF ARGENTINA

By:	/s/ Hernán Lorenzino

	Name:	Hernán Lorenzino
	Title:	Secretary of Finance of the Ministry of Economy and Public Finance of the Republic of Argentina

Accepted as of the date
first set forth above:

BARCLAYS CAPITAL INC.

By:	/s/ Gustavo Ferraro

Name: Gustavo Ferraro
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ M. Christopher Gilfond

Name: M. Christopher Gilfond
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Alberto Ardura

Name: Alberto Ardura
Title: Managing Director

By:	/s/ Santiago Bausili

Name: Santiago Bausili
Title: Director

SCHEDULE I

Expense Allocation for the Invitation.
See (a) below. Pursuant to Section 6 of the
Dealer Manager Agreement (“DMA”)

(a)
Argentina agrees to pay and/or reimburse the Dealer Managers documented fees and disbursements in connection with the transactions contemplated by the DMA incurred by counsel for the Dealer Managers comprised of one law firm in the United States and one law firm in Argentina, for legal services performed during the period commencing on January 1, 2010 through the date of the consummation of the transaction, up to an aggregate amount of U.S.$1,200,000 (plus reasonable and documented disbursements and any applicable taxes). Any amount in excess thereof shall be the sole responsibility of the Dealer Managers, it being understood and agreed that such maximum amount shall not limit Argentina’s obligation to indemnify each Dealer Manager, including in respect of legal fees and expenses, pursuant to Section 11 of this Agreement.

(b)
Argentina will directly pay for the following costs and expenses incurred in connection with the transactions contemplated by the DMA, to the extent they are deemed necessary by Argentina and not addressed by Section 6 of the DMA:

	•	Fees and disbursements of Argentina’s Counsel, including with respect to the preparation of a jurisdictional survey;

	•	Expenses of road shows and presentations (including any Bloomberg or other electronic road show) that may be incurred by Argentina or Argentina’s officials;

	•	Any listing and listing agency fees;

	•	Rating agency fees;

•
Fees payable by Argentina to other agents or trustees in connection with the Invitation, including fiscal agent fees, indenture trustee fees and any other fees and expenses related to, or resulting from, the settlement structure of the Invitation and including exchange agent fees, blocking agent fees and information agent fees and the cost of designing, operating and maintaining any exchange offer web sites;

	•	Expenses of printing/delivery of Invitation Material (including any expenses for printing and delivering documents pursuant to Section 4(3) of the U.S. Securities Act of 1933, as amended);

	•	SEC and other regulatory filing fees and related expenses;

	•	Tombstone ads; and

	•	Fees payable in connection with any Public Relations firm engaged by or at the written instruction of Argentina.

(c)	This expense allocation will apply irrespective of whether the transactions contemplated by the DMA are consummated.

(d)
Each of the Dealer Managers shall be responsible for its own expenses in connection with any road show and investor functions (including any Bloomberg road show) and for its own travel expenses, including airfare and other transportation, lodging and communication expenses and other miscellaneous expenses in connection with the Invitation.

Schedule I - 1

SCHEDULE II

Eligible Securities

The securities listed below constitute “Eligible Securities” for purposes of the Dealer Manager Agreement to which this schedule is attached, except to the extent that such securities are governed by Japanese law.

If, for any reason whatsoever, the securities listed below vary from or are in any manner inconsistent with the securities listed in Annex A to the Prospectus Supplement and identified under the caption “Eligible Securities”, then the securities listed below shall be deemed to be replaced in their entirety by such securities listed in Annex A to the Prospectus Supplement.

Pre-2005 Eligible Securities

Letras Externas, Argentine peso 11.75% due 2007
Letras Externas, Argentine peso 8.75% due 2002
Letras Externas, Austrian schillings 7% due 2004
Letras Externas, euro 8.75% due 2003
Letras Externas, euro 10% due 2005
Letras Externas, euro EURIBOR + 5.10% due 2004
Letras Externas, euro 8.125% due 2004
Letras Externas, euro 9% due 2005
Letras Externas, euro 9.25% due 2004
Letras Externas, euro 10% due 2007
Letras Externas, euro Fixed-rate due 2028
Strip Coupon, euro Fixed-rate due 2006
Strip Coupon, euro Fixed-rate due 2011
Strip Coupon, euro Fixed-rate due 2016
Strip Coupon, euro Fixed-rate due 2021
Strip Coupon, euro Fixed-rate due 2026
Letras Externas, euro 8.50% due 2010
Letras Externas, euro 10.50% 2000 and 7% 2001-2004 due 2004
Letras Externas, euro 7.125% due 2002
Letras Externas, British pounds sterling 10% due 2007
Letras Externas, Italian lira 11% due 2003
Letras Externas, Italian lira 10% due 2007
Letras Externas, Italian lira LIBOR + 1.6% due 2004
Letras Externas, Italian lira 10% 1997-1999 and 7.625% 1999-2007 due 2007
Letras Externas, Italian lira 9.25% 1997-1999 and 7% 1999-2004 due 2004
Letras Externas, Italian lira 9% 1997-1999 and 7% 1999-2004 due 2004
Letras Externas, Italian lira 10.375% 1998-2000 and 8% 2001-2009 due 2009
Letras Externas, Italian lira LIBOR + 2.5% due 2005
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 38)
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 40)
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 36)
Letras Externas, Japanese yen 6% due 2005
Letras Externas, Japanese yen 4.4% due 2004
Letras Externas, Japanese yen 3.5% due 2009
Letras Externas, U.S. dollar LIBOR + 5.75% due 2004
Letras Externas, U.S. dollar BADLAR + 2.98% due 2004 (Series 75)
Strip Interest 01/02
Strip Interest 02/02
Strip Interest 03/02
Strip Interest 04/02
Strip Interest 05/02
Strip Interest 06/02
Strip Interest 07/02
Strip Interest 08/02
Strip Interest 09/02
Strip Interest 10/02

Schedule II - 1

Strip Interest 11/02
Strip Interest 12/02
Strip Interest 01/03
Strip Interest 02/03
Strip Interest 03/03
Strip Interest 04/03
Strip Interest 05/03
Strip Interest 06/03
Strip Interest 07/03
Strip Interest 08/03
Strip Interest 09/03
Strip Interest 10/03
Strip Interest 11/03
Strip Interest 12/03
Strip Interest 01/04
Strip Interest 02/04
Strip Interest 03/04
Strip Interest 04/04
Strip Interest 05/04
Strip Principal 05/11/03
Strip Principal 08/11/03
Strip Principal 11/11/03
Strip Principal 02/11/04
Strip Principal 05/11/04
Letras Externas, U.S. dollar BADLAR + 2.98% due 2004 (Series 75) (Tranch 7)
Strip Interest 01/02 T.7
Strip Interest 02/02 T.7
Strip Interest 03/02 T.7
Strip Interest 04/02 T.7
Strip Interest 05/02 T.7
Strip Interest 06/02 T.7
Strip Interest 07/02 T.7
Strip Interest 08/02 T.7
Strip Interest 09/02 T.7
Strip Interest 10/02 T.7
Strip Interest 11/02 T.7
Strip Interest 12/02 T.7
Strip Interest 01/03 T.7
Strip Interest 02/03 T.7
Strip Interest 03/03 T.7
Strip Interest 04/03 T.7
Strip Interest 05/03 T.7
Strip Interest 06/03 T.7
Strip Interest 07/03 T.7
Strip Interest 08/03 T.7
Strip Interest 09/03 T.7
Strip Interest 10/03 T.7
Strip Interest 11/03 T.7
Strip Interest 12/03 T.7
Strip Interest 01/04 T.7
Strip Interest 02/04 T.7
Strip Interest 03/04 T.7
Strip Interest 04/04 T.7
Strip Interest 05/04 T.7
Strip Principal 05/11/03 T.7
Strip Principal 08/11/03 T.7
Strip Principal 11/11/03 T.7
Strip Principal 02/11/04 T.7
Strip Principal 05/11/04 T.7
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74)
Strip Interest 01/02
Strip Interest 02/02
Strip Interest 03/02
Strip Interest 04/02
Strip Interest 05/02
Strip Interest 06/02
Strip Interest 07/02
Strip Interest 08/02
Strip Interest 09/02
Strip Interest 10/02
Strip Interest 11/02
Strip Interest 12/02
Strip Interest 01/03
Strip Interest 02/03
Strip Interest 03/03
Strip Interest 04/03
Strip Interest 05/03
Strip Interest 06/03
Strip Interest 07/03
Strip Interest 08/03
Strip Interest 09/03
Strip Interest 10/03
Strip Interest 11/03
Strip Interest 12/03
Strip Interest 01/04
Strip Interest 02/04
Strip Interest 03/04
Strip Interest 04/04
Strip Interest 05/04
Strip Principal 05/11/05

Schedule II - 2

Strip Principal 08/11/03
Strip Principal 11/11/03
Strip Principal 02/11/04
Strip Principal 05/11/04
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74) (Tranch 7)
Strip Interest 01/02 T.7
Strip Interest 02/02 T.7
Strip Interest 03/02 T.7
Strip Interest 04/02 T.7
Strip Interest 05/02 T.7
Strip Interest 06/02 T.7
Strip Interest 07/02 T.7
Strip Interest 08/02 T.7
Strip Interest 09/02 T.7
Strip Interest 10/02 T.7
Strip Interest 11/02 T.7
Strip Interest 12/02 T.7
Strip Interest 01/03 T.7
Strip Interest 02/03 T.7
Strip Interest 03/03 T.7
Strip Interest 04/03 T.7
Strip Interest 05/03 T.7
Strip Interest 06/03 T.7
Strip Interest 07/03 T.7
Strip Interest 08/03 T.7
Strip Interest 09/03 T.7
Strip Interest 10/03 T.7
Strip Interest 11/03 T.7
Strip Interest 12/03 T.7
Strip Interest 01/04 T.7
Strip Interest 02/04 T.7
Strip Interest 03/04 T.7
Strip Interest 04/04 T.7
Strip Interest 05/04 T.7
Strip Principal 05/11/03 T.7
Strip Principal 08/11/03 T.7
Strip Principal 11/11/03 T.7
Strip Principal 02/11/04 T.7
Strip Principal 05/11/04 T.7
Bonds, German deutsche mark 7% due 2004
Bonds, German deutsche mark 8% due 2009
Bonds, German deutsche mark 7.875% due 2005
Bonds, German deutsche mark 14% 1999-2000 and 9% 2001-2008 due 2008
Bonds, German deutsche mark medium-term 2002 10.5%
Bonds, German deutsche mark medium-term 2003 10.25%
Bonds, German deutsche mark 2006 11.25%
Bonds, German deutsche mark 11.75% due 2011
Bonds, German deutsche mark 9% due 2003
Bonds, German deutsche mark 12% due 2016
Bonds, German deutsche mark 11.75% due 2026
Bonds, German deutsche mark 8.5% due 2005
Bonds, euro 11% 1999-2001 and 8% 2002-2008 due 2008
Bonds, euro 8% 1999-2002, 8.25% 2002-2006 and 9% 2007-2010 due 2010
Bonds, euro 9% due 2003
Bonds, euro 10% due 2007
Bonds, euro 9% due 2006
Bonds, euro 10% due 2004
Bonds, euro 9.75% due 2003
Bonds, euro 10.25% due 2007
Bonds, euro 15% 2000-2001 and 8% 2002-2008 due 2008
Bonds, euro 9.5% due 2004
Bonds, euro 9% due 2009
Bonds, euro 8.5% due 2004
Bonds, euro 9.25% due 2002
Bonds, Swiss franc 7% due 2003
Bonds, euro 8% due 2002
Bonds, euro EURIBOR + 4% due 2003
Global Bonds, Argentine peso 10% 2001-2004 and 12% 2004-2008 due 2008
Global Bonds, euro 8.125% due 2008
Global Bonds, 7% 2001-2004 and 15.5% 2004-2008 due 2008
Global Bonds, U.S. dollar 12.25% due 2018
Global Bonds, U.S. dollar 12% due 2031 (capitalized)
Bonds, U.S. dollar floating rate L + 0.8125% (BR) and (RG)
Global Bonds, U.S. dollar 8.375% due 2003
Global Bonds, U.S. dollar 11% due 2006
Global Bonds, U.S. dollar 11.375% due 2017
Global Bonds, U.S. dollar 9.75% due 2027
Adjustable Margin Bonds, U.S. dollar due November 2002 (Span 02)

Schedule II - 3

Bonds, U.S. dollar variable rate due 2005 (FRAN)
Global Bonds, U.S. dollar amortizing 8.875% due 2029
Global Bonds, U.S. dollar 11% due 2005
Global Bonds, U.S. dollar 12.125% due 2019
Global Bonds, U.S. dollar 11.75% due 2009
Global Bonds, U.S. dollar zero-coupon due October 2003 (Series E)
Global Bonds, U.S. dollar zero-coupon due October 2004 (Series F)
Global Bonds, U.S. dollar 10.25% due 2030
Global Bonds, U.S. dollar 12% due 2031
Global Bonds, U.S. dollar 12.375% due 2012
Global Bonds, U.S. dollar 12% due 2020
Global Bonds, U.S. dollar 11.375% due 2010
Global Bonds, U.S. dollar 11.75% due 2015
Bonds, Spanish peseta 7.5% due 2002
Bonds, euro 14% 2000-2001 and 8% 2002-2008 due 2008
Bonds, euro 10% 1999-2001 and 8% 2002-2008 due 2008 (fungible)
Bonds, 1992 (Bonex 92)
Bonds, 1992 (Bonex 92) March 2002 interest coupon
Bontes, 11.25% due 2004
Bontes, 11.75% due 2006
Bontes, 11.75% due 2003
Bontes, 12.125% due 2005
Bontes, 8.75% due 2002
Bontes, variable rate ENCUESTA+ 3.2% due 2003
Bono del Gobierno Nacional, 9% due 2002 (RML)
Bono Pagaré, Series III ENCUESTA + 4% due 2002
Bono Pagaré, Series IV ENCUESTA + 3.3% due 2002
Bono Pagaré, Series V ENCUESTA + 5.8% due 2002
Bono Pagaré, Series VI ENCUESTA + 4.35% due 2004
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pre 6)
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4)
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon February 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon March 2002
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2)
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon February 2002
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon March 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4)
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon December 2001
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon February 2002
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6)
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 4th Series (Pro 8)
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10)
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10) Interest Coupon
Ferrobonos
Letra del Tesoro 90 due March 2002
Letra del Tesoro 105 due February 2002
Letra del Tesoro 106 due March 2002

Schedule II - 4

Letra del Tesoro 108 due February 2002
Letra del Tesoro 109 due March 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3)
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due February 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due March 2002
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1)
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due February 2002
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due March 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3)
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due December 2001
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due February 2002
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5)
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9)
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9) Payment Coupon due January 2002
Derechos Creditorios

Schedule II - 5

2005 Eligible Securities

U.S. dollar-denominated Pars governed by New York law

U.S. dollar-denominated Pars governed by Argentine law Σ

Euro-denominated Pars governed by English law

Peso-denominated Pars governed by Argentine law

U.S. dollar-denominated Discounts governed by New York law

U.S. dollar-denominated Discounts governed by Argentine law

Euro-denominated Discounts governed by English law

Peso-denominated Discounts governed by Argentine law

Peso-denominated Quasi-Pars governed by Argentine law

Schedule II - 6

SCHEDULE III

Dealer Managers

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10119
Att.: Latin America Debt Capital Markets Desk
Facsimile: (212) 412-1665
With a copy, for information purposes only:
Att: Office of the General Counsel
Facsimile: (212) 412-7519

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
Att.: Debt Capital Markets
Facsimile: (212) 723-8658

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Att.: Debt Capital Markets
Facsimile: (212) 797-5158

Schedule III - 1

ANNEX I

Non-U.S. Approval Jurisdictions
(Pursuant to Section 4(e) of the Dealer Manager Agreement)

Jurisdiction	Relevant Regulatory Agency or Agencies

Austria	Finanzmarktaufsicht (FMA)

Denmark	Finanstilsynet (Danish FSA)

Germany	Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht)

Italy	Commissione Nazionale per le Società e la Borsa (CONSOB)

Japan	Kanto Local Finance Bureau

Luxembourg	Luxembourg Stock Exchange Commission de Surveillance du Secteur Financier

The Netherlands	Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten)

Spain	Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores )

United Kingdom	Financial Services Authority

Annex I - 1

ANNEX II

Non-U.S. Exempt Jurisdictions
(Pursuant to Section 4(e) of the Dealer Manager Agreement)

Argentina

Bahrain

Belgium

Canada

Cayman Islands

Channel Islands (Jersey only)

France

Hong Kong

Ireland

Monaco

Netherlands Antilles

Portugal

Singapore

Switzerland

Uruguay

Annex II - 1

ANNEX III

Foreign Jurisdiction Investment Restrictions

The following summary of foreign jurisdiction offering and sale limitations and qualifications has been prepared pursuant to Section 4(e) of the Dealer Manager Agreement, dated April 30, 2010 (the “Agreement”), among the Republic of Argentina (“Argentina”), Barclays Capital Inc., Citigroup Global Markets Inc., and Deutsche Bank Securities Inc. (the “Dealer Managers”). This memorandum is furnished only for your general information. It has been prepared with the assistance of local counsel in each jurisdiction believed by us to be responsible. This memorandum does not constitute an opinion of Cleary Gottlieb Steen & Hamilton LLP, which is not in the position to express an opinion as to the laws of most foreign jurisdictions. Accordingly, Cleary, Gottlieb, Steen & Hamilton LLP does not assume any responsibility for the accuracy, completeness or fairness of the statements contained herein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement, unless otherwise indicated; provided that capitalized terms used in the text of any selling restriction legend set forth herein shall have the meanings set forth in the Prospectus Supplement.

ARGENTINA

                    Pursuant to Section 19 of the Public Offer Law No. 17,811 (the “Public Offer Law”), which governs the public offer of securities in Argentina, the Comisión Nacional de Valores (the “CNV,” the Argentine Securities Commission) is empowered to authorize the public offer of securities in Argentina. However, Section 18 of the same law establishes that the public offer of securities issued by Argentina is not under the scope of the Public Offer Law. Consequently, the Invitation does not have to be authorized by the CNV and can be effected within Argentina without complying with any registration requirement. Likewise, no Argentine prospectus is required.

1.	Solicitation. No restrictions.

2.	Inquiries from investors. No restrictions.

3.	Persons who may accept the Invitation.

a. Inside Argentina. Institutional investors and retail (in the case of certain institutional investors such as investment funds, listing in the usual stock exchanges is required).

b. Outside Argentina. No restrictions.

4.	Advertisements and notices. No restrictions.

5.	Notice and acknowledgements. No restrictions.

6.	Selling restriction legend in Prospectus Supplement and applicable Non-US Prospectuses:

“No restrictions apply to the Invitation, provided that the New Securities are issued by Argentina.”

7.	Other considerations. No other considerations.

AUSTRIA

1.	Solicitation

Annex III - 1

                    General. The Austrian Capital Market Act (Kapitalmarktgesetz, the “CMA”) provides that an initial public offering shall be permissible within Austria only (i) if a prospectus (Prospekt) has been drawn up in accordance with the law, approved (gebilligt) by the Austrian Financial Market Authority (Finanzmarktaufsicht, the “FMA”), published and deposited with the notification office (Österreichische Kontrollbank AG) at least one working day in advance (§ 2 CMA) or (ii) if a prospectus (Prospekt) has been approved (gebilligt) by the competent authority of another Member State of the European Economic Area (the “EEA”) and notified to the FMA at least one working day in advance. All further public offerings within Austria are considered an initial public offering, if, prior to the public offering, a prospectus drawn up and approved according to CMA had not been published.

                    Public offering. The term “public offering” is interpreted broadly and includes all communications to the public in any form and by any means, presenting sufficient information on the terms of an offer (or an invitation to subscribe) and the securities to be offered, so as to enable an investor to decide to purchase or subscribe to these securities (Section 1(1) CMA). It includes exchange offerings for bonds. Whether the offering is addressed to the public, depends on whether the addressees are individually selected persons or at least a group of persons with specific common criteria. In the case at hand, the common criteria would be that the addressees are all holders of certain series of old bonds issued by the Republic of Argentina. The material questions in this respect are (i) whether the offeror knows the bondholders’ names and addresses, so that he can approach them directly and (ii) the number of such bondholders in Austria. Although the CMA does not set out specific thresholds for public offerings, so that it is difficult to give a specific number above which the Invitation would be public, an offering to 250 bondholders or more would most certainly be regarded as a “public” one. An offering to approximately 100 bondholders or more would require a closer look. According to a guideline, issued by the competent FMA, the qualification as a public offering can therefore only be made by considering the qualitative and quantitative criteria in each individual case (e.g., number and common criteria of the contacted persons, amount and denomination of the offering).

                    However, as on the one hand, the law is very vague on what constitutes a public offering and, apart from the abovementioned FMA-guideline, no administrative regulations or authoritative opinions/guidelines, no court decisions and little legal writing is available on the law, and on the other hand, a public offering without prior publishing of a prospectus constitutes a criminal offence, the question of a public offering should be cautiously considered.

                    Assuming that the Invitation is to be addressed to bondholders in other European countries as well, the Republic of Argentina may consider having a prospectus (preferably in the English language) approved in any Member State of the EEA (as in the case at hand, by the Luxembourg Commission de Surveillance du Secteur Financier, the “CSSF”). Following a notification procedure under Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 (the “EU Prospectus Directive”), this prospectus could be used – with little additional administrative effort – for public offerings in all other EEA Member States.

                    In Austria, such additional administrative efforts include the obligation that information on securities and investments which are offered for the first time in Austria have to be notified to the notification office for the issue calendar (Emissionskalender). Further offers of the same securities or investments do not have to be notified notwithstanding the possible obligation to publish a prospectus according to Section 2 CMA. It is not required to appoint a separate Austrian paying agent and to publish the prospectus through notice in the Amtsblatt zur Wiener Zeitung (official gazette). The Invitation may start in Austria on the day after publication or notification of the prospectus, if publication/notification day is a banking day, or on the day after the next banking day, if publication/notification day is not a banking day.

                    Exemptions. Section 3 CMA contains some exemptions from the prospectus publishing requirements, i.e., in case the conditions of any of these exemptions are fulfilled, a public offering is allowed without the prior publishing of an approved prospectus in Austria. As this list of exemptions is based on the EU Prospectus Directive, there should be similar exemptions in all other EEA Member States.

Annex III - 2

                    In the case at hand, in particular the following exemptions could be relevant:

a. an
offer of securities addressed to investors who acquire securities for a total consideration of at least EUR 50,000 per investor, as well as an offer of securities whose denomination per unit amounts to at least EUR 50,000 (Section 3/1/9 CMA);

b. an	offer of securities addressed solely to qualified investors (Section 3/1/11 CMA);

c. an	offer of securities addressed to fewer than 100 natural or legal persons per EEA Member State, other than qualified investors (Section 3/1/14 CMA).

                    The CMA contains a complex definition of the important term “qualified investors”, which can be summarized as follows:

•
entities authorized or regulated to operate in the financial markets (including, e.g., credit institutions, investment firms, insurance companies, etc.), and entities whose corporate purpose is solely to invest in securities;

•	national and regional governments, central banks;

•
entities which do not meet two of the following three criteria: (i) less than 250 employees on average, (ii) total balance sheet not exceeding EUR 43,000,000 and (iii) annual net turnover not exceeding EUR 50,000,000;

•
small and medium-sized enterprises which expressly ask to be considered as qualified investors; small and medium-sized enterprises are companies, which meet at least two of the following three criteria: less than 250 employees on average, total balance sheet not exceeding EUR 43,000,000 and an annual net turnover not exceeding EUR 50,000,000;

•
natural persons resident in Austria who expressly ask to be considered as qualified investors if they meet at least two of the following criteria: (i) the investor has carried out at least 10 significant securities transactions per quarter over the previous four quarters; (ii) the investor’s securities portfolio exceeds EUR 0.5 million; (iii) the investor works or has worked for at least one year in the financial sector in a professional position requiring knowledge of securities investment.

                    Issue Calendar (Emissionskalender). Public as well as non-public offerings are subject to the notification requirement stipulated in Section 13 CMA. The Invitation has to be notified to the notification office of the issue calendar (Emissionskalender) as soon as possible prior to the offer date. Specific information that can only be obtained shortly before the subscription period may be notified later (Section 13 CMA). The notification can be made by way of an electronic system requiring registration (the “Online Notification Office”). Local counsel in Austria (Weber Maxl & Partner) is a registered member of this system and can thus assist with the filing. In case an exemption from the prospectus-publishing requirement applies, the ground for the exemption must also be stated.

Notification office:

Österreichische Kontrollbank AG
Meldestelle
Address: Strauchgasse 1-3
A-1010 Vienna, Austria
E-Mail: meldestelle@oekb.at
Fax: +43 / 1 / 531 27-5233

Annex III - 3

Information to be notified:

•	Reporting offeror

•	Issuer

•	Type of security (legal status)

•	Name of issue

•	(Public) offer as from/from - to

•	Total volume (currency)

•	Maturity from - to

•	Denomination (currency)

•	Coupon fixed/floating/other

•	Issue price

•	Redemption (date/price)

•	Other essential characteristics

•	International Security Identification Number (ISIN)

•	Exemption from the obligation to publish a prospectus

•	“any other conditions” (pursuant to Section 13 para. 1 of the CMA)

2.	Inquiries from investors

                    Offeror may respond (whether by telephone, mail or through meetings) to inquiries from investors located and/or resident in Austria. With respect to subscription applications from investors, see immediately below (Item 3).

3.	Persons who may accept the Invitation

                    In general, Austrian investors may accept the Invitation. However, if no approved prospectus is published in Austria, because (e.g., the offering is made on a non-public basis) the offeror should not accept subscriptions from persons who have not been directly addressed or meet other conditions for exemption of the Invitation from the public offer rules. Otherwise, it could be argued that the Invitation was in fact and despite (e.g., any disclaimers purporting the contrary) actually addressed to the public.

4.	Advertisements and notices

                    Advertisements in Austrian newspapers that are directed at potential investors in Austria and that correspond to a public offering of securities in Austria are permitted under the CMA. Section 4 CMA however requires that in any advertisement or notice to the public, reference must be made to the published prospectus (i.e., the Invitation Material) and where a copy of this can be obtained.

                    Advertisements must be clearly recognizable as such and the information contained in advertisements must not be inaccurate, or misleading. Further, the information in such advertisements or

Annex III - 4

notices must not deviate from the information contained in the published prospectus (i.e., the Invitation Material).

                    When no prospectus is required, material information provided to qualified investors or special categories of investors must be disclosed to all qualified investors or special categories of investors to whom the offering is exclusively addressed.

                    In case no prospectus has been published because the offering is made on a non-public basis, advertisements or notices could be considered as “public offering” themselves and therefore require the publishing of a prospectus.

5.	Representations and acknowledgements

                    The CMA does not provide that the investors participating in the Invitation should represent certain facts. This is also not common practice in Austria. With regard to the exemptions from the prospectus publishing requirements, it must be pointed out that they apply (or do not apply) if the respective conditions are met (or are not met), irrespective of any declarations of the investors.

                    In order to be considered as a “qualified investor”, natural persons and small and medium-sized enterprises must apply to the FMA to be registered as “qualified investor” in a list which is kept by the FMA. Such investors can ask to be deleted from the list at any time. Although it might provide some comfort to the offeror if the investors declare to be a qualified investor, such declaration is of little value unless the investor is actually registered in the list of qualified investors.

                    The same can be said in principle for a declaration with regard to the risks of the securities offered. A respective statement of the investor can help to ensure that the investor has actually understood the risks. However, any general declaration cannot replace detailed information on the actual risks involved.

6.	Selling restriction legends in Invitation Material and/or Invitation Websites

                    The wording of such selling restriction legend depends of course to a great extent on the type of offering.

                    In case an approved prospectus has been published in Austria, only a reference needs to be included that a prospectus has been published and where a copy of it is available. The following wording could be used:

“A prospectus admitted for publication by the CSSF, will be notified to the Finanzmarktaufsicht (“FMA”) in accordance with the prospectus recognition procedure pursuant to the EU Prospectus Directive. Upon the notification of the prospectus to the FMA and the publication of the prospectus in accordance with the requirements of Austrian law implementing the EU Prospectus Directive, the New Securities will be offered to the public in Austria. Holders of Eligible Securities in Austria should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with, the procedures described in the Invitation Materials. Holders of Eligible Securities may also obtain copies of the prospectus without charge by contacting the information agent at the address on the back cover page of this document.”

                    In case of a non-public offering that is exclusively addressed to a limited number of recipients. The following wording could be used:

                    “NOTICE TO RESIDENTS OF AUSTRIA

Annex III - 5

The information in [the Invitation Materials / this website] is made available in Austria for the sole purpose of providing information about the securities described herein to a limited number of recipients in Austria. The information in [the Invitation Materials / this website] is made available on the condition that it is solely for the use of the recipient as a potential and individually selected investor and may not be passed on to any other person or reproduced in whole or in part.

The information in [the Invitation Materials/ this website] does not constitute a public offering (öffentliches Angebot) to investors in Austria and must not be used in conjunction with a public offering pursuant to Austrian Capital Market Act (Kapitalmarktgesetz) in Austria. No prospectus pursuant to the Austrian Capital Market Act has been or will be approved (gebilligt) by or notified (notifiziert) to the Austrian Financial Market Authority (Finanzmarktaufsichtsbehörde) and no such prospectus has been or will be published in Austria in any way which would constitute a public offering under Austrian law (whether presently or in the future), nor has or will such prospectus be deposited with the filing office (Meldestelle) of Österreichische Kontrollbank AG.

Consequently, the New Securities are not authorized for public offering under the Austrian Capital Markets Act and no public offers or public sales or invitation to make such an offer must be made and no advertisements must be published and no marketing materials must be made available or distributed in Austria in respect of the New Securities. A public offering of the New Securities in Austria without prior publishing of a prospectus according to the Austrian Capital Market Act would constitute a criminal offence under Austrian law.”

In case any of the above-described exemptions from the prospectus publishing requirement apply, the selling restriction legend would have to be adapted accordingly. Legends covering the EEA and referring to the exemptions under the EU Prospectus Directive would be applicable to Austria.

7.	Any other relevant considerations

                    All information concerning or published in connection with the public offering or listing of securities, whether in oral or written form, even if not disclosed for the purpose of advertising, must be consistent with the information contained in the prospectus (Section 4 CMA). The authoritative character of the prospectus and the attendant liability risk require that all communications be subject to careful examination. Statements and assertions must not be incorrect or misleading and may not be inconsistent with statements and assertions made in the prospectus.

                    The prospectus or a supplement to the prospectus, as the case may be, must contain all material information regarding the issuer, which has been given to qualified investors or specific groups of investors, including information provided to potential investors in the course of discussions and meetings in connection with the offering (for example, analyst discussions, road show presentations, etc.).

                    Violations of the provisions of the CMA can constitute administrative or even criminal offences:

                    A public offering of securities in Austria without prior publishing of an approved prospectus is a criminal offence and is penalized with prison of up to two years or fines of up to 360 daily rates (Section 15 CMA).

                    The violation of certain other provisions of the CMA (e.g., of the requirements to notify the offering to the notification office, to file the approved prospectus with the notification office, to publish advertisements without reference to the published prospectus) is subject to administrative fines up to EUR 50,000 (Section 16 CMA).

Annex III - 6

BAHRAIN

                    Regulatory authority. The Central Bank of Bahrain is the regulator of the financial services in Bahrain (the “CBB”) (formerly the Bahrain Monetary Agency). The CBB was established pursuant to Law number 64/2006 with respect of the Issuance of the Central Bank of Bahrain and Financial Institutions Law.

1.	Selling and marketing restrictions

                    As a general rule, selling and marketing securities “within the Kingdom of Bahrain” must be by an organization formally licensed to operate and conduct investment business within Bahrain through an offering document explicitly approved by the CBB. Pursuant to the CBB Debt Securities Guidelines, no public offer of securities may be made in Bahrain without the prior written approval of the CBB.

                    However, the securities may be offered to market a certain category of investors on a private placement basis without the need for any approval by the CBB, if certain conditions as laid down by the CBB regulations are met. The CBB Directive on the Minimum Requirements for Private Placement Memorandum for Offerings of Financial Instruments in the Kingdom of Bahrain, issued on October 6, 2008 (the “Directive”) sets out these conditions.

2.	Some of the key features of the Directive are as follows:

a.
A private placement is a private solicitation for funds which has to be done on a one-to-one basis; it is not made available to retail investors by public offer and must not involve road shows or advertisements or meetings arranged in hotels or public places, and that includes, without limitation, advertisement through local press, flyers, radio, television, or other electronic media such as unsolicited texts or e-mails other than to Accredited Investors (“Accredited Investors”);

b.	all private placement memoranda (“PPM”) to residents in Bahrain must comply with the minimum requirements of the Directive which are as follows:

	(i)	all private placements must be made for denominations of at least US$100,000 or equivalent in other currencies;

	(ii)	the Directive permits the distribution of PPMs to Accredited Investors only. An Accredited Investor is defined as:

(A) individual holding financial assets (either singly or jointly with their spouse) of US$1,000,000 or more;

(B) companies, partnerships, trusts or other commercial undertakings, which have financial assets available for investment of not less than US$1,000,000; or

(C) governments, supranational organizations, central banks or other national monetary authorities, and state organizations whose main activity is to invest in financial instruments (such as state pension funds).

	(iii)	All PPMs concerning offers of financial instruments must be registered with the CBB two days of being distributed to investors in Bahrain.

	(iv)	The PPM should contain specific provisions relating to:

		(A)	the suitability of investors;

Annex III - 7

(B) risks associated with the investment including a statement on the lack of public markets for the securities on offer;

(C) disclosure of fees including estimate of the net amount of the proceeds and the proposed timetable for their utilization;

(D) disclosure of the total amount of fees payable by the investors, upfront discount or placement commission as well as the percentage of such upfront discounts or placement commission per financial instrument, and the ultimate dilution of proceeds through the disclosure of fees, offering expenses or up front discounts or placement commissions; and

(v)	An offeror distributing a PPM in Bahrain must obtain a signed “status confirmation” as follows from the investor accompanying his application form for the private placement:

“I/We confirm that I/we am/are (an) accredited investor(s) as defined in the as defined in the Directive on the Minimum Requirements for Private Placement Memorandum for Offerings of Financial Instruments in the Kingdom of Bahrain, issued on October 6, 2008 and further confirm that I/we have read and understood the definition of “accredited investor” as defined in the Directive on the Minimum Requirements for Private Placement Memorandum for Offerings of Financial Instruments in the Kingdom of Bahrain, issued on October 6, 2008. Furthermore I/we have read the “risk analysis” section of the Invitation Materials and understand the risk nature of the financial instruments on offer.”

3.	Suggested legend

                    The PPM must contain statements (a) to the effect that all prospective investors should make their own investigation into the offer, and consult their own advisors concerning the risk of the investment and the suitability of the securities for their individual requirements; (b) as to the liquidity and possible lack of a public market for the securities on offer; and (c) on the particular types of risk associated with the securities to be issued.

The Directive provides that the following literature must be included in the PPM:

“This Invitation constitutes a private placement. It is not subject to the regulations of the Central Bank of Bahrain that apply to public offerings of securities and the extensive disclosure requirements and other protections that these regulations contain. This Invitation is therefore intended only for “Accredited Investors” as defined in the Directive on the Minimum Requirements for Private Placement Memorandum for Offerings of Financial Instruments in the Kingdom of Bahrain, issued on October 6, 2008.

The financial Instruments offered by way of private placement may only be offered in minimum subscriptions of U.S.$100,000 (or equivalent in other currencies).

The Central Bank of Bahrain assumes no responsibility for the accuracy and completeness of the statements and information contained in this document and expressly disclaims any liability whatsoever for any loss howsoever arising from reliance upon the whole or any part of the contents of this document.

Argentina accepts responsibility for the information contained in this document to the best of the knowledge and belief of Argentina, which has taken all reasonable care to ensure that

Annex III - 8

such is the case, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the reliability of such information.

All prospective investors should make their own investigation into the offer, and consult their own advisors concerning (a) the risk of the investment and the suitability of the New Securities for their individual requirements; (b) as to the liquidity and possible lack of a public market for the New Securities on offer; and (c) on the particular types of risk associated with the New Securities to be issued.”

BELGIUM

1.	Solicitation

a.	Inside Belgium

(i)	Who may solicit?

                              Argentina, as well as banks and broker-dealers that are licensed to that effect by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen; the “CBFA”) or are authorized to provide financial services in Belgium pursuant to applicable Belgian regulations.

(ii)	What is a public offering of securities under Belgian law?

                              Any communication to natural or legal persons, in any form and by any means, made in Belgium by the issuer or the seller of the securities or on its behalf, and presenting sufficient information on the terms of the offering and the securities to be offered so as to enable an investor to decide to purchase or subscribe for these securities, is deemed to constitute a public offering of securities in Belgium.

(iii)	Who may be solicited without triggering a public offering of securities in Belgium?

                              Given the nominal value of each bond of the New Securities (i.e., less than EUR 50,000), and the overall size of the Invitation (i.e., more than EUR 100,000), the only safe harbor available is the restriction of the announcement, advertising and distribution of offering materials to qualified investors, as defined in the applicable Belgian laws (the “Qualified Investors”), provided that such Qualified Investors are acting for their own account.1

                              Pursuant to the applicable Belgian laws2, Qualified Investors are:

(A)
legal entities established in Belgium which are authorized or regulated to operate in the financial markets, including credit institutions, investment firms, other authorized or regulated financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity

1
There are also certain “less than 100” exemptions: the Invitation will not be a public offering in Belgium if it is addressed to less than 100 natural or legal persons located in Belgium, other than Qualified Investors, or if the holders of existing securities located in Belgium are all Qualified Investors.

Given the risk associated with an offering addressed to up to 99 natural or legal persons located in Belgium other than Qualified Investors, and the difficulty in monitoring this exemption, and given the uncertainty as to the qualification of the holders of Eligible Securities located in Belgium, we recommend not to rely on these exemptions.

2
Qualified Investors are defined in Article 10, §1, of the Law of June 16, 2006 on public offering of securities and admission of securities to trading on a regulated market (the “Prospectus Law”) and referred to in Article 6, §3, 2°, of the Law of April 1, 2007 on public takeover bids (the “Takeover Law”).

Annex III - 9

dealers, as well as entities established in Belgium which are not authorized or regulated to operate in the financial markets but whose corporate purpose is solely to invest in securities;

(B)
the Belgian Federal State, the Walloon Region, the Brussels Region, the Flemish Region, the French Community, the Flemish Community, the German Community, the National Bank of Belgium and international and supranational institutions established in Belgium;

(C)
other legal entities established in Belgium which, on the basis of their most recent statutory accounts or consolidated accounts, meet at least two of the three following criteria: (i) an average number of employees during the financial year of at least 250, (ii) a balance sheet total exceeding EUR 43,000,000 and (iii) an annual net turnover exceeding EUR 50,000,000;

(D)
other legal entities incorporated in another EEA Member State and established in Belgium, which meet less than two of the criteria set forth under (C) above but are considered as Qualified Investors under the laws of such Member State; and

                              pursuant to a Royal Decree of September 26, 2006, other legal entities incorporated and established in Belgium, which meet less than two of the criteria set forth under paragraph (C) above but have formally applied to the CBFA to be considered as qualified investors; these entities are registered by the CBFA on a special list, which is reproduced on the CBFA’s website.3

	b.	Outside Belgium. Belgian securities regulations do not address the situation of Belgian investors residing outside Belgium.

2.	Inquiries from investors

a.
Inside Belgium. The Dealer Managers may respond (whether by telephone, mail or through meetings) to inquiries from both Qualified Investors and investors residing in Belgium who do not qualify as Qualified Investors; provided, however, with respect to the latter, that these inquiries are only direct, unsolicited inquiries, that are not the result of any advertisement.4

	b.	Outside Belgium. Belgian securities regulations do not address the situation of Belgian investors residing outside Belgium.

3.	Persons who may accept the Invitation

                              The Invitation may be accepted by any Qualified Investor and by any other investor who has made unsolicited inquiries in accordance with paragraph 2 above.

4.	Advertisements and notices

                              Advertisements may not be published (i) in Belgium, or (ii) outside Belgium if specifically targeting Belgian investors (e.g., containing a reference to a Belgian paying agent, the Belgian tax treatment or any other market-specific information).

3	www.cbfa.be/nl/oa/ug/reg/html/reg1_li.asp.

4
Financial intermediaries are permitted to inform their Belgian clients of the existence of the Invitation, provided that these intermediaries receive no direct or indirect remuneration in connection with the Invitation (e.g., sharing of fees). Financial intermediaries are, however, not permitted to distribute Invitation materials to their clients, but should refer them to Argentina or the website set up for the Invitation.

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                              Under this rule, it is for example permitted to (a) publish advertisements and press notices in the international editions of the Financial Times or The Wall Street Journal and (b) issue press releases to electronic news agencies, such as Reuters and Telerate, outside Belgium, even if these can be accessed from or obtained in Belgium; provided, in both cases, that the advertisements or press notices are not specifically targeting Belgian investors.

                              When issuing press releases to electronic news agencies the selling restriction legend mentioned under paragraph 6 below should be included in the relevant release or other document.

5.	Notice and acknowledgement

a.
The investor must file, prior to accepting the Invitation, an acknowledgement and representation to the effect that he either falls within the category of Qualified Investors or that he has not been solicited (see Schedule A).

	b.	The Dealer Managers should keep the following documents:

(i)
for any investor, an individual record of each investor’s acknowledgement (in the form of Schedule A), if not possible, at least keep evidence that appropriate practical measures have been taken so that Belgian investors are prevented from accepting the Invitation if they do not first acknowledge that they either are Qualified Investors, or that they have not been solicited; and

		(ii)	in addition, for any investor who is not a Qualified Investor, evidence of the fact that the investor made a direct, unsolicited inquiry in response to which the Invitation was accepted

6.	Selling restriction legend

                               The following disclaimer should be contained in the offering documents (including information circulars, the prospectus and any prospectus supplement), brochures or any similar documents:

                               “The Invitation does not constitute a public offering within the meaning of Article 3, §2 of the Belgian Law of June 16, 2006 on public offering of securities and admission of securities to trading on a regulated market (the “Prospectus Law”) nor pursuant to Article 6 of the Belgian Law of April 1, 2007 on takeover bids (the “Takeover Law”). This Invitation is exclusively conducted under applicable private placement exemptions and has therefore not been, and will not be, notified to, and no Invitation Materials have been, or will be, approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen).

                               Accordingly, this Invitation as well as any Invitation Materials may only be advertised, offered or distributed in any way, directly or indirectly, to any person located and/or resident in Belgium who qualify as “Qualified Investors” as defined in Article 10, §1, of the Prospectus Law and as referred to in Article 6, §3, 2, of the Takeover Law, and who are acting for their own account, or in other circumstances which do not constitute a public offering in Belgium pursuant to the Prospectus Law and the Takeover Law.”

7.	Invitation Websites access/passwords

                              Access to the Invitation Websites must be restricted only to investors having confirmed that they qualify as Qualified Investors or having represented that they have not been solicited, whether

Annex III - 11

through click through screens with appropriate acknowledgements and representations or with provision of passwords.

CANADA

                         The purpose of this document is to summarize applicable Canadian securities legislation requirements in connection with the Invitation. The Invitation would be a registered public offering in the United States and Luxembourg and the New Securities would be registered with the U.S. Securities and Exchange Commission and listed on the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange. Our analysis herein is restricted to the Canadian provinces of Ontario and Québec (the “Canadian Jurisdictions”).

REGULATORY SCHEME IN CANADA

A.	ISSUER BID CONSIDERATIONS – ONTARIO AND QUÉBEC

                         An offer by an issuer to repurchase its own outstanding securities held by persons in the Canadian Jurisdictions may trigger “issuer bid” provisions of applicable Canadian securities legislation, which, if triggered, would require that the “issuer bid” be conducted in accordance with such legislation.

                         However, the repurchase of the Eligible Securities in the Canadian Jurisdictions will not be within the definition of an “issuer bid” so long as the Eligible Securities to be repurchased are debt securities that are not convertible (other than into other debt securities). Thus as long as the Eligible Securities are not convertible (other than into other debt securities), the “issuer bid” provisions of applicable Canadian securities legislation will not apply, and, as such, the Invitation need not be made in accordance with Canadian “issuer bid” requirements.

B.	ISSUANCE OF THE NEW SECURITIES

                         There is no “federal” securities commission in Canada. Securities activities are regulated at the “provincial” level and each of Canada’s ten provinces (and three territories) has its own securities laws and securities regulators. As a result, it is necessary to decide in which provinces or territories securities are sold in order to determine the applicable requirements. However, National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”), a uniform instrument regulating private placements in Canada, was adopted by all of the provinces and territories of Canada, including the Canadian Jurisdictions. While NI 45-106 generally creates a uniform regime for private placements in Canada, private placements continue to be subject to certain local requirements and other local exemptions. We understand that securities will not be offered for sale in any Canadian province or territory other than the Canadian Jurisdictions. The applicable requirements in the other provinces may vary from the Canadian Jurisdictions. As a result, please advise us if other provinces are to be considered for the Invitation.

                         If a copy of an offering circular or of any other offering materials are provided to a prospective purchaser resident in Ontario or Québec, the issuer must deliver to the Ontario or Québec securities authority, as the case may be, a copy of such offering materials. Such filing must be made within ten days of the date of a distribution of the New Securities in the case of Ontario and “without delay” following the date of a distribution of New Securities in the case of Québec.

                         Given the recent reform to the dealer registration requirements applicable in the Canadian Jurisdictions, a U.S. or foreign dealer could be engaged to offer the New Securities in Québec and Ontario if such dealer confirms it can rely on the “international dealer” exemption in Canada. However, the U.S. or foreign dealer will be limited to making solicitations only to the prescribed list of “permitted clients” that may purchase securities based on such exemption. Alternatively, or if there is uncertainty as to the application of the “international dealer” exemption, the New Securities could be offered in Ontario and Québec by dealers duly registered in those respective provinces.

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C.	ONTARIO

          Exemption for trades in foreign government debt securities

                          As the New Securities are being issued by a government of a foreign jurisdiction (i.e., Argentina), the Invitation may be made to all investors in Ontario, institutional and retail, provided that the New Securities have an “approved credit rating” from an “approved credit rating organization”. An “approved credit rating organization” means Dominion Bond Rating Service Limited, Fitch Ratings, Moody’s Investors Service, Standard & Poor’s and any of their respective successors. An “approved credit rating” means, for long-term debt, a rating at or above one of the following rating categories issued by an “approved credit rating organization” for such security: “A” by Dominion Bond Rating Service Limited, Fitch Ratings or Standard & Poor’s and “A2” by Moody’s Investors Service.

                         A trade made under the exemption for foreign government debt securities is not subject to the filing of a post trade report nor the payment of fees to the Ontario securities authorities. Please note that trades under this exemption are also exempt from the dealer registration requirements in Ontario described above.

          Exemption for trades to “accredited investors”

                   If the requirements of the foreign government debt securities exemption described above are not met, the Invitation will be subject to the following restrictions:

1.	Solicitation (inside Ontario)

                         May solicit (whether by telephone, mail, Internet, e-mail, newspaper, magazine or through meetings) only “accredited investors” resident in Ontario as per Schedule A attached hereto.

2.	Inquiries from investors (inside Ontario)

                         May respond (whether by telephone, mail, Internet, e-mail, newspaper, magazine or through meetings) to inquiries only from “accredited investors” resident in Ontario as per Schedule A.

3.	Persons who may accept the Invitation (inside Ontario)

                    Only “accredited investors” resident in Ontario as per Schedule A.

4.	Advertisements and notices

                         NI 45-106 does not prohibit the use of advertising in any form (for example, Internet, e-mail, mail, newspaper or magazine) to solicit purchasers under any of the exemptions in NI 45-106, including the foreign government debt securities exemption and the “accredited investor” exemption. However, any solicitation activities that aim to identify a particular category of investors (such as “accredited investors” listed in Schedule A) should clearly state the kind of investor being sought and the criteria that investors will be required to meet. Any print materials used to find “accredited investors” should therefore clearly and prominently state that only “accredited investors” (as defined in NI 45-106) should respond to the solicitation. The advertising cannot be used to promote to the general public in Canada interest in Argentina as an issuer or interest in its securities in general. Any advertising must be limited to, and be consistent with, the information disclosed in the Invitation Material.

                         While advertising within the limits described above is permitted under NI 45-106, Argentina may still prefer not to advertise in the Canadian Jurisdictions to limit its exposure to claims of misrepresentation on the basis of statements made in the advertising materials not otherwise contained in the Invitation Material. Argentina will need to determine if advertising is necessary for a successful Invitation in the Canadian Jurisdictions. If it is determined that advertising (as permitted in these

Annex III - 13

circumstances) will be used, please let us know so that we can review such advertising and make any necessary changes to the disclosure items contained herein.

5.	Filing of a post-trade report and payment of fees

                         Within ten days of a trade by Argentina of the New Securities to residents in Ontario, a post trade report (in the form of NI 45-106F1) will need to be filed with the Ontario Securities Commission together with the payment of the prescribed fees (C$ 500 per exempt trade in Ontario). Accordingly, a copy of all purchase confirmations must be promptly submitted to Canadian counsel.

6.	Jurisdictional restriction legend in the Invitation Material

                        The following legends should be included in the “Jurisdictional Restrictions” section (or similar section) of the Invitation Material or any other offering materials used for the Invitation:

                        “Canada

                         Provinces

                        The New Securities may only be offered to investors located in the provinces of Ontario and Québec.

                         Currency

The official rate for the Argentine peso against the Canadian dollar as reported by the Bank of Canada was approximately Argentine pesos 3.9139 = C$1.00 on April 21, 2010.

                         Responsibility

                        Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the international joint dealer managers, the information agent or the exchange agent as to the accuracy or completeness of the information contained in the Invitation Materials or any other information provided by Argentina in connection with the Invitation.

                         Resale Restrictions

                        The Invitation will be made in Canada on a private placement basis only and will be exempt from the requirement that Argentina prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the New Securities must be made in accordance with applicable securities laws that may require resales to be made in accordance with exemptions from registration and prospectus requirements. Tenderors are advised to seek legal advice prior to any resale of the New Securities.

                         Representations of Canadian investors

                        Each Canadian investor who participates in the Invitation will be deemed to have represented to Argentina and the international joint dealer managers that:

•	the Invitation was made exclusively through the Invitation Materials and was not made through an advertisement of the Invitation in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

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•	the investor has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”;

•	where required by law, the investor is participating in the Invitation as principal for its own account and not as agent; and

•	the investor or any ultimate investor for which such investor is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the Invitation without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, the investor, or any ultimate investor for which such investor is acting as agent, is an “accredited investor”, as that term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.

                         In addition, each recipient of New Securities resident in Ontario who receives an exchange confirmation, by the tenderor’s receipt thereof, will be deemed to have represented to Argentina and the international joint dealer managers, that such tenderor: (a) has been notified by Argentina (i) that Argentina is required to provide information (“personal information”) pertaining to the tenderor as required to be disclosed in Schedule I of Form 45 106F1 (including its name, address, telephone number and the number and value of any of the New Securities received), which Form 45 106F1 is required to be filed by Argentina under NI 45 106, (ii) that such personal information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45 106, (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (v) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) by receiving New Securities, has authorized the indirect collection of the personal information by the OSC.

                         Further, the tenderor acknowledges that its name, address, telephone number and other specified information, including the number of New Securities it has acquired, may be disclosed to other Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws. By acquiring New Securities, the tenderor consents to the disclosure of such information.

                         Taxation and Eligibility for Investment

                         Any discussion of taxation and related matters contained in the Invitation Materials does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to participate in the Invitation. Canadian participants in the Invitation should consult their own legal and tax advisers with respect to the tax consequences of participating in the Invitation in their particular circumstances under relevant Canadian legislation and regulations.

                         Forward-Looking Information

                         This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Prospective tenderors should be aware that these requirements may differ significantly from those of Ontario. The forward-looking information included or incorporated by reference in the Invitation Materials may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Ontario securities law.

                         Enforcement of Legal Rights

Annex III - 15

                         Argentina is a foreign sovereign state. Therefore, it may not be possible for Canadian investors to effect service of process within Canada upon Argentina or to satisfy a judgment against Argentina in Canada or to enforce a judgment obtained in Canadian courts against Argentina.

                         Language of Documents

                         Each Canadian investor, by submitting an offer, acknowledges that it is such investor’s express wish that all documents evidencing or relating in any way to the Invitation be drawn up in the English language only. Chaque investisseur canadien, en soumettant une offre, reconnaît que c’est à sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’Invitation soient rédigés en anglais seulement.”

D.	QUÉBEC

          Exemption for trades in foreign government debt securities

                         As the New Securities are being issued by a government of a foreign jurisdiction (Argentina), the Invitation may be made to all investors in Québec, institutional and retail, provided that the New Securities have an “approved credit rating” from an “approved credit rating organization”. An “approved credit rating organization” means Dominion Bond Rating Service Limited, Fitch Ratings, Moody’s Investors Service, Standard & Poor’s and any of their respective successors. An “approved credit rating” means, for long-term debt, a rating at or above one of the following rating categories issued by an “approved credit rating organization” for such security: “A” by Dominion Bond Rating Service Limited, Fitch Ratings or Standard & Poor’s and “A2” by Moody’s Investors Service.

                         A trade made under the exemption for foreign government debt securities is not subject to the filing of a post trade report nor the payment of fees to the Québec securities authorities. Please note that trades under this exemption are also exempt from the dealer registration requirements in Québec described above.

          Exemption for trades to “accredited investors”

                         If the requirements of the foreign government debt securities exemption described above are not met, the Invitation will be subject to the following restrictions:

1.	Solicitation (inside Québec)

                         May solicit (whether by telephone, mail, Internet, e-mail, newspaper, magazine or through meetings) only “accredited investors” resident in Québec as per Schedule A attached hereto.

2.	Inquiries from investors (inside Québec)

                         May respond (whether by telephone, mail, Internet, e-mail, newspaper, magazine or through meetings) to inquiries only from “accredited investors” resident in Québec as per Schedule A attached hereto.

3.	Persons who may accept the Invitation (inside Québec)

Only “accredited investors” resident in Québec as per Schedule A attached hereto.

4.	Advertisements and notices

.	See “Ontario – Advertisements and notices” in Section C(4) above.

5.	Filing of a post-trade report and payment of fees

Annex III - 16

                         Within ten days of a trade by Argentina of New Securities to residents in Québec, a post trade report (in the form of NI 45-106F1) will need to be filed with the Autorité des marchés financiers (Québec) together with the payment of the prescribed fees (the greater of C$ 250 and 0.025% of the aggregate value of the securities distributed in Québec). Accordingly, a copy of all purchase confirmations must be promptly submitted to Canadian counsel.

6.	Jurisdictional restriction legend in the Invitation Material

                         See “Ontario – Jurisdictional restriction legend in the Invitation Material” in Section C(6) above.

E.	OTHER SECURITIES LAW CONSIDERATIONS

          Listing Representations

                         Under the securities legislation of the Canadian Jurisdictions, it is generally prohibited to make a representation (whether written or oral) that the securities being offered will be listed on a stock exchange or quoted on any quotation and trade reporting system, or that an application has been or will be made to list such securities on a stock exchange or quoted on any quotation and trade reporting system (a “Listing Representation”). As a result, unless an exemption from the Listing Representation prohibition is available, an application must be made to obtain a discretionary permission from the relevant securities regulator to make a Listing Representation that will appear in the offering circular or any other offering materials to be used in the context of the Invitation.

                         In Ontario, it will be possible to rely on an exemption from the prohibition to make a Listing Representation provided that (A) (i) the application to list or quote the New Securities on the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange has been filed with such authority or exchange at the time the Listing Representation is made and (ii) securities of Argentina are currently listed on any stock exchange or quoted on any quotation and trade reporting system or (B) the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange have granted approval to the listing or quoting of the New Securities, conditional or otherwise, or have consented to, or indicated that they do not object to the Listing Representation.

                         A similar exemption can be relied on in Québec provided that (A) an application to list the New Securities has been made to the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange and securities of Argentina are already listed or (B) the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange have already conditionally or otherwise approved the listing of the New Securities or agreed to their being traded, or consented or indicated that they do not object to the Listing Representation.

                         If Argentina cannot rely on these exemptions in Ontario and/or Québec, exemption applications to authorize the Listing Representation will need to be filed in such jurisdictions.

          Internet Considerations

                         While National Policy 47-201 - Trading in Securities Using the Internet and Other Electronic Means (“NP 47-201”) does not have the force of law, it nevertheless represents the views of the provincial securities regulators as to how securities laws will be applied in connection with the use of electronic media in the trading of securities.

                         NP 47-201 states that a person or company will generally be considered to be trading in securities in Canada if such person or company posts on the Internet a document that offers or solicits trades of securities and that this document is accessible to persons or companies located in Canada. There is an exception to this general rule when (i) the document prominently displays a disclaimer that expressly identifies the local jurisdiction in which the offering or solicitation is qualified to be made (i.e.,

Annex III - 17

the provinces where the prospectus and dealer registration requirements discussed herein are complied with or for which an exemption is available) and (ii) reasonable precautions are taken not to sell in the local jurisdiction for which the offering is not qualified to be made.

                  While disclosure in an offering circular or any other offering materials could be included to address the first requirement, a gateway page warning statement similar to the one contained in Schedule B should be adopted for Internet trading. The second requirement listed above can only be met by the adoption of appropriate compliance procedures. For instance, to the extent that a list of Canadian holders of Eligible Securities exists, such list should be reviewed to ensure that such holders are indeed located only in Ontario and Québec and that the said holders constitute permitted purchasers.

CAYMAN ISLANDS

                  The following analysis assumes that no Cayman Islands entity will act as a dealer manager.

1.	Solicitation

a.
Inside the Cayman Islands. May solicit (whether by telephone, mail or meetings) existing security holders. May not engage in general and indiscriminate marketing and selling materials, general and indiscriminate cold-calling or seminars or promotional meetings open to the public in the Cayman Islands.

b.
Outside the Cayman Islands. May solicit (whether by telephone, mail or through meetings) Cayman Islands institutional and non-institutional investors located and/or resident outside the Cayman Islands (subject to any local law restrictions in the jurisdiction in question).

2.	Inquiries from investors

	a.	Inside the Cayman Islands. May respond (whether by telephone, mail or meetings) to inquiries from potential investors.

b.
Outside the Cayman Islands. May respond (whether by telephone, mail or through meetings) to inquiries from Cayman institutional and non-institutional investors located and/or resident outside the Cayman Islands (subject to any local law restrictions in the jurisdiction in question).

3.	Persons who may accept the Invitation

	a.	Inside the Cayman Islands. Institutional and non-institutional investors.

	b.	Outside the Cayman Islands. Institutional and non-institutional investors (subject to any local law restrictions in the jurisdiction in question).

4.	Advertisements and notices

                  May not publish advertisements in the Cayman Islands, or outside the Cayman Islands while specifically targeting the Cayman Islands market. Nevertheless, it is permissible (a) to publish advertisements and press notices in the international editions of the Financial Times or The Wall Street Journal and (b) to issue press releases to Reuters and Telerate outside the Cayman Islands, which such services may, in the ordinary course of business, carry in the Cayman Islands, provided in either case that such advertisements or press notices do not imply any “solicitation” and are not specifically targeted at the Cayman Islands market.

Annex III - 18

5.	Notice and acknowledgement

None.

6.	Selling restriction legend

The Prospectus Supplement and applicable Non-U.S. Prospectuses should contain the following legend:

“NOTICE TO THE PUBLIC IN THE CAYMAN ISLANDS:

The offer to subscribe for the securities may not be made to the public in the Cayman Islands.”

CHANNEL ISLANDS (JERSEY ONLY)

1.	Solicitation

                  If either of the following provisions is applicable, the Invitation may be circulated in Jersey (including being made available on a website accessible to residents of Jersey or e-mailed to residents of Jersey) without the need for Jersey regulatory consents:

	a.	The Invitation is valid in the United Kingdom; or

	b.	The Invitation does not constitute an offer to the public (See Schedule C for definition of terms).

2.	Inquiries from investors

	a.	The Dealer Managers would not be required to register under relevant Jersey law in order to respond to enquiries made by a holder of Eligible Securities resident in Jersey.

b.
If any Dealer Manager conducts (or holds itself out as conducting) investment business (which includes giving investment advice) in or from within Jersey, the Dealer Manager may need to register under relevant Jersey law in order to conduct such investment business. However, certain exemptions may be available if the Dealer Manager is an overseas person.

c.
It is a criminal offence knowingly or recklessly to make false, deceptive and misleading statements to induce a person to enter into or refrain from entering into an agreement which constitutes investment business or to exercise or refrain from exercising any rights conferred by an investment.

3.	Persons who may accept the Invitation

No restrictions.

4.	Advertisements and notices

                  If the business conducted by the Dealer Managers is with natural persons resident in Jersey (i.e., by written advertisement to such natural persons) then there are additional further requirements to be met. A person providing advertisements and notices to Jersey resident individuals in relation to any offer must

Annex III - 19

	(a)	have its head office in a jurisdiction where that person is supervised for the provision of investment business; and

	(b)	comply with the Codes of Practice for Investment Business issued by the Jersey Financial Services Commission.5

5.	Selling restriction legend

                  The following wording is recommended in the prospectus supplement and applicable Non-U.S. Prospectuses since the exemption referred to in paragraph 1(a) above (valid simultaneous offer in the United Kingdom) is being relied upon:

                  “The Invitation Materials shall not be circulated in Jersey (or made available on a website accessible to residents of Jersey) unless an identical offer is, for the time being, being circulated in the United Kingdom without contravening the provisions of the Financial Services and Markets Act, 2000 or the Public Offers of Securities Regulations 1995, or, to the extent relevant, of the Borrowing (Control and Guarantees) Act 1946 or the Companies Act 1985 of the United Kingdom.”

DENMARK

1.	Prospectus Requirements and private placement

	a.	Prospectus requirements

The offering of securities in Denmark falls within the following three tiers

	(1)	public offerings of securities with an aggregate value above EUR 2,500,000;

	(2)	public offerings of securities with an aggregate value between EUR 100,000 and EUR 2,500,000; and

	(3)	public offerings of securities with an aggregate value below EUR 100,000.

                  For the purpose of this advice, it is assumed that the Invitation falls within tier 1 which is regulated by the EU Prospectus Directive, Commission Regulation (EC) 809/2004 of 29 April 2004 (the “EU Prospectus Regulation”) (as amended), the Danish Securities Trading etc. Act (the “STA”), the Danish Executive Order no. 885/2009 (the “Prospectus Order”) and the guidelines no. 9318/2005 (the “Guidelines”) thereto issued by the Danish Financial Supervisory Authority (the “Danish FSA”). The STA and Prospectus Order implement the Prospectus Directive.

b.	Private placement

                  An offering of securities will be subject to the general Danish prospectus regime of the STA which obliges the issuer to publish a prospectus when offers exceed EUR 2.5 million. However, the Prospectus Order implements the exemptions to the prospectus requirements of the Prospectus Directive. Among the exemptions are:

•	Securities offered exclusively to qualified investors;

•	Securities offered to fewer than 100 individuals or legal entities in Denmark;

•	Securities offered to investors who acquire securities for a total of no less than EUR 50,000 per investor for each separate offer;

5	The Code can be obtained from the following website: http://www.jerseyfsc.org/pdf/IB_Codes_-_Final_1_July_2008.pdf.

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•	Securities offered with a nominal value per security totaling no less than EUR 50,000.

Qualified investors are defined as:

	(i)	legal entities which are authorised or regulated to operate in the financial markets, including: credit institutions, investment firms, other authorised or regulated financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers and other financial institutions under public supervision or which are regulated by law;

	(ii)	legal entities, who are not subject to public supervision or regulated by law, whose purpose of business is solely investment in securities;

	(iii)	central banks;

	(iv)	central administrations and regional authorities;

	(v)	international and supranational institutions, including IMF, ECB, the European Investment Bank and other similar international organizations;

	(vi)	other legal entities which do not meet two of the following three criteria:

		(A)	an average number of employees during the financial year of less than 250,

		(B)	a total balance sheet not exceeding EUR 43,000,000;

		(C)	an annual net turnover not exceeding EUR 50,000,000;

	(vii)	physical persons and small and medium-sized companies registered by the Danish FSA as qualified investors.

                  Should one or more of the exemptions above apply to the offering of the New Securities, there will be no obligation to issue a prospectus.

2.	Investment service and solicitation

                  The following analysis is based on the assumption that the solicitation of the Invitation in Denmark will be made by a financial intermediary.

                  Pursuant to the Danish Financial Business Act (the “FBA”), intermediaries must obtain a license to carry out investment service in Denmark. Investment service is defined in Annex 4 of the FBA and includes the reception and transmission of orders.

                  It is currently undecided whether or not marketing is categorized as an investment service. There is, however, a risk of an intermediary providing such marketing being obliged to obtain a license.

                  If the intermediary is licensed to provide investment service in another EU Member State, then such license may be passported into Denmark via notification to the Danish FSA from the competent authority of the Member State in which the intermediary is licensed. The investment service to be provided in accordance with the passport procedure is limited to the investment service which the intermediary is allowed to provide in the Member State in which the intermediary is licensed.

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                  Section 33 of the FBA provides that a non-EU/EEA licensed investment firm can be permitted by the Danish FSA to provide investment services in Denmark on a cross-border basis, subject to certain requirements.

                  If the intermediary is unlicensed and, e.g., located outside the EU, it will presumably not need to obtain a license in Denmark if the investor makes the initial contact without preliminary solicitation by the intermediary. This is based on an assumed “reverse solicitation” exemption to the licensing requirement in Denmark. However, the activities of the intermediary in Denmark are then limited to performing services included in the initial request of the specific Danish investor and services ancillary thereto, and any selling/marketing of additional financial products/services in Denmark may trigger Danish licensing requirements.

                  If the issuer itself (i.e., Argentina) carries out the solicitation or marketing, then no license will need to be obtained.

                  Financial undertakings shall be operated in accordance with honest business principles and good practice within their field of activity and all securities transactions shall be carried out fairly and in conformity with good securities trading practices.

                  The rules on good marketing practices provided by the Danish Fair Marketing Practices Act (the “FMP”) must also be complied with including good marketing and trading practices. Pursuant to the FMP, material or statements may not be incorrect, misleading or unreasonably perfunctory.

3.	Inquiries from investors

	a.	Inside Denmark

Subject to Section 2, inquiries from both institutional and non-institutional investors resident/located in Denmark may be answered and are not subject to restrictions.

	b.	Outside Denmark

                  Subject to Section 2, inquiries from both institutional and non-institutional investors resident/located outside Denmark may be answered without restrictions (subject to any local law restrictions in the jurisdiction in question).

4.	Persons who may accept the Invitation

	a.	Inside Denmark

Subject to Section 1, institutional and non-institutional investors may accept the Invitation.

	b.	Outside Denmark

Subject to Section 1, institutional and non-institutional investors may accept the Invitation (subject to any local law restrictions in the jurisdiction in question).

5.	Advertisements

                  Advertisement and marketing of an offer is subject to the requirements described under Sections 1 and 2. In order to conduct a private placement, the requirements stated in the exemptions of 1(b) must be observed when marketing the New Securities.

The Danish FSA does not require a review of marketing documents in connection with the offering.

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                  Cold calls to consumers (not acting within their business), including high net worth individuals, are prohibited.

                  Direct marketing towards both legal entities and physical persons (consumers and professionals) in Denmark via e-mail, fax or an automatic calling system is prohibited under the FMP unless the recipient’s prior, express consent to receive marketing by such media has been obtained. Such consent cannot be obtained by approaching the recipient via e-mail, fax etc.

                  Apart from automatic calling systems, professional investors (e.g., institutional investors but not consumers) may be contacted by phone.

                  If the potential investor is a consumer, it cannot be approached at home/office. If regarded as a non-consumer or a legal entity, no such restriction applies.

                  Marketing material may be sent by post to professional investors, but direct marketing by post towards a physical person is not allowed under Danish law if the prospective investor has registered with the Central Persons Register (CPR) to avoid direct marketing. This applies even if the physical person is classified as a professional investor.

                  The Danish Act on Certain Consumer Agreements contains extensive rules regarding the issuer’s duty to notify a consumer of specific information, when the purchase of financial services is a distance sale.

                  There are no specific restrictions in relation to advertisements in business journals, newspapers and on the Internet but there is the risk that the person responsible for the advertisement may have to be licensed to intermediate securities (see Section 2).

                  In relation to Internet marketing of securities, a license under Danish law will be required (see under Section 2) if the Internet page is deemed to be connected to Denmark (i.e. is in Danish, has a .dk domain or has a content specifically relevant to Danish companies/residents). The licensing requirement may be fulfilled by way of (a) obtaining a Danish license as a securities dealer, (b) passporting a license in another EU/EEA country into Denmark either cross-border or through a Danish branch under the EU financial passport, or by (c) obtaining the Danish FSA’s approval that the applicant may carry out investment services in Denmark on basis of its license as a securities dealer in a non-EU/EEA country.

                  If the issuer itself (i.e., Argentina) carries out the solicitation or marketing, then no license will need to be obtained (see Section 2).

6.	Notices and acknowledgements

No restrictions.

7.	Selling restriction legend

                  No selling restriction is required under Danish law in order to carry out a private placement. However, we recommend that a selling restriction is placed in all material relating to the New Securities.

                  “This Invitation and the Invitation Materials do not constitute a prospectus under Danish law and have not been filed with or approved by the Danish Financial Supervisory Authority as the Invitation and the Invitation Materials have not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto. This Invitation will only be directed to qualified investors as defined in section 2 of the Danish Prospectus Order no. 885/2009. Accordingly, this Invitation and the Invitation Materials

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may not be made available nor may the New Securities otherwise be marketed and offered for sale in Denmark other than under circumstances (i) which are deemed not to be considered as marketing or an offer to the public in Denmark or (ii) which fall within one of the exemptions from the prospectus requirement.”

FRANCE

                  The following is based on the assumption that no prospectus recognition procedure pursuant to the EU Prospectus Directive will be used in France for the Invitation.

1.	Solicitation

                  a.          Inside France. It is permissible to solicit only those holders of Eligible Securities (the “Bondholders”) and/or investors located in France who are Qualified Investors (excluding individuals) (as defined in Schedule B) (the “Permitted Investors”) acting for their own account except as referred to in Schedule B.

The solicitation of other investors would trigger additional solicitation requirements and is therefore not permitted in the contemplated circumstances.

b. Outside France. French securities regulations do not address the situation of French investors residing outside France.

2.	Inquiries from investors

                  a.          Inside France. It is possible to respond (whether by telephone, mail or through meetings) to questions from Bondholders and/or investors located in France. Note that no prospectus may be sent to Bondholders and/or investors located in France unless they are Permitted Investors.

b. Outside France. French securities regulations do not address the situation of French investors residing outside France.

3.	Persons who may accept the Invitation

a. Inside France. Only Permitted Investors located in France may accept the Invitation.

b. Outside France. French Bondholders and/or investors located and/or resident outside France (subject to any local law restrictions in the jurisdiction in question) may accept the Invitation.

4.	Advertisements

No advertisement is permitted in France.

5.	Notice

                  It is not possible to publish a notice in France. Any information material can only be sent to Permitted Investors; however, a notice containing limited information and merely informing the Bondholders of the existence of the Invitation is generally not deemed to be prohibited advertisement. If such a press release is intended, local counsel in France should be contacted.

6.	Representation

See attached Schedule C for an example of the relevant representation relating to the status of the Bondholders and/or investors.

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7.	Selling restriction legend in the Invitation Materials

                  “No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the New Securities that has been approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the EEA and notified to the French Autorité des marchés financiers; no New Securities have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the Invitation Materials relating to the New Securities have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifiés) other than individuals investing for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired New Securities may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.”

GERMANY

                  Some of the Eligible Securities are listed on the regulated market of the Frankfurt Stock Exchange. The Invitation will be conducted in Europe on the basis of an English language prospectus (the “Prospectus”). The Prospectus will be approved by the CSSF. Luxembourg is the home Member State of Argentina for purposes of the EU Prospectus Directive.

                  The Invitation comprises, among others, a public offer of the New Securities in Germany on the basis of the Prospectus and a German translation of the summary of the Prospectus (the “German Summary”) compliant with the EU Prospectus Directive, the EU Prospectus Regulation and the Luxembourg laws implementing the EU Prospectus Directive. Argentina, when filing the Prospectus and applying for approval of the Prospectus, will also request the CSSF to “passport” the Prospectus to the German securities regulator, the Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – “BaFin”) in accordance with the EU Prospectus Directive. The CSSF will approve the Prospectus and will give notification of such approval to BaFin. BaFin will confirm vis-à-vis the CSSF that the notification has been received by BaFin.

1.	Solicitation / inquiries from investors / persons who may accept the Invitation

                  a.            Prior to (i) the approval of the Prospectus by the CSSF, (ii) the publication of the Prospectus according to applicable Luxembourg law, (iii) the notification of the approval by the CSSF to BaFin together with the submission of the Prospectus and the German Summary to BaFin, and (iv) the publication of the German Summary according to applicable Luxembourg law, the New Securities must not be offered to the public (as defined under Section 1(b) below) in Germany. Any statements made with respect to inquiries from German investors should refer to the Invitation that commences in Germany upon completion of the passport procedure, publication of the Prospectus and the German Summary. If the Invitation is to launch in all (European) countries simultaneously, the legal requirements for conducting a public offering in all jurisdictions concerned must be fulfilled (so the “slowest” country will ultimately determine the timeline for launch).

                  b.            The term “public offer” is interpreted broadly, covering any scheme with the aim of addressing potential investors in Germany or soliciting orders from the public in general. Publications, however, that merely provide general information about an issuer or refer generally to an offering or to placement data will not be considered an offer. Prior to fulfillment of the requirements set forth in Section 1(a) above, any publicity regarding the Invitation constituting a “public offer” of the New Securities is not permitted.

c. Once the requirements set forth in Section 1(a) above have been fulfilled, there are no restrictions on the holders of Eligible Securities who may participate in the Invitation. Meetings with

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                                                          German investors may then be held without restriction and the Prospectus and the German Summary may (and should) be distributed at such meetings.

2.	Notices

                  Notification obligations regarding Prospectus publication? Due to a recent amendment, under German law, Argentina is not required to notify BaFin of the publication of the Prospectus or the German Summary or to publish such notice in a newspaper. Although the question of whether or not a hard copy of the Prospectus and the German Summary has to be made available free of charge by Argentina or the Dealer Managers to investors upon request should be governed by Luxembourg law, it may be advisable to be prepared to deliver hard copies free of charge to investors making such request.

                  Notification obligations under German Securities Trading Act with respect to the Eligible Securities? Some of the Eligible Securities are listed on the regulated market of the Frankfurt Stock Exchange. Under the German Securities Trading Act, bond issuers have certain information obligations vis-à-vis the bondholders (including on potential exchange rights). However, such obligations only apply to issuers having Germany as their home Member State (as defined in the German Securities Trading Act). For Argentina, in our view, Germany would not be the home Member State as defined in the German Securities Trading Act. However, it is likely that (based on the same European Directives on which the German rules are based) similar notification obligations exist under Luxembourg law with respect to Eligible Securities listed in Luxembourg.

                  Notification obligations under the rules of the Frankfurt Stock Exchange: With respect to Eligible Securities that are admitted to trading on the regulated market (General Standard) of the Frankfurt Stock Exchange, the rules of the Frankfurt Stock Exchange do not provide any notification obligations. With respect to Eligible Securities that are only included for quotation on the regulated market (General Quoted) or the open market (Freiverkehr), the trading participant (usually a credit institution) that applied for the inclusion for quotation has to inform the Frankfurt Stock Exchange of all circumstances that come to its knowledge that are material for the assessment of the relevant securities. This would include information regarding the Invitation and, in particular, notifications made according to Luxembourg law. However, this obligation applies only to the trading participant (i.e., the credit institution) that made the application for inclusion to quotation, not to Argentina.

                  Notification obligations under the terms and conditions of the Eligible Securities. We assume that Argentina will also comply with the provisions on public announcements to holders of bonds issued in connection with the debt exchange offer consummated in 2005 (at least for those bonds that also constitute Eligible Securities in the Invitation).

3.	Advertisements

                  Pursuant to Section 15 of the German Securities Prospectus Act (implementing Article 15 of the EU Prospectus Directive), any advertisement relating to the Invitation must make reference to the Prospectus and inform investors where they will be able to obtain a copy of the Prospectus. The statements made in such advertisements must be accurate, not misleading and shall be consistent with the statements contained in the Prospectus. Advertisements must be clearly recognizable as such. Furthermore, any advertisement or direct marketing communications used in the context of marketing the New Securities must be in compliance with the German Act Against Unfair Competition (Gesetz gegen den unlauteren Wettbewerb). In principle, this means that German investors may only be approached with any advertisement regarding the Invitation on an individual basis by phone, fax or email if they explicitly or implicitly declared their consent to the use of their phone or fax number, or their email address for such purposes.

4.	Selling restrictions legends in Invitation Material

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a.	From a German perspective, no selling restrictions legends are required to be included in the Prospectus.

b.	The following may be added as a legend in the Prospectus:

                 “The New Securities are being offered and sold in the Federal Republic of Germany by means of a public offer under a prospectus approved by the CSSF in compliance with applicable laws, rules and regulations in force in Luxembourg, and passported to the Bundesanstalt für Finanzdienstleistungsaufsicht, Germany (“BaFin”) together with a German translation of the summary of the prospectus.  The Invitation in Germany will only commence after the passporting notification by the CSSF to BaFin has been completed.  The German translation of the summary of the prospectus will be made available from the information agent at its address indicated on the back cover of this document or from the Invitation Website.  Investors in the Federal Republic of Germany should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with the information contained in the prospectus.

                  Holders of Eligible Securities in Germany may obtain copies of this prospectus from the information agent at its address indicated on the back cover of this document or from the Invitation Website.”

5.	Website access

                  Should the Prospectus be published by posting it on a website and should such posting occur only after the passport procedure is completed as set forth in Section 1(a) above, no restrictions on accessing the Prospectus on a website need be implemented under German law.  The German Summary will also have to be posted on the website.  Should the Prospectus be published according to Luxembourg law prior to completion of the passport procedure, it may be advisable to take precautions that such publication will not constitute a public offer in Germany.  In general, this should not be the case as long as (i) there is only a very short time period (of not more than one or two days) between the publication and the completion of the passport procedure, (ii) there is no German language information and no information specifically addressing German investors on the website (or in other media or communications), and (iii) the German Summary will not be published prior to the completion of the passport procedure.  However, this should be reviewed on the basis of the concrete facts.

HONG KONG

1.	General

                  Because the issuer is not a company, the restrictions imposed by the Companies Ordinance (Cap. 32) of Hong Kong on offers and sales of shares and debentures by means of a document will not apply. However, the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and its subsidiary legislation are relevant.

                  Section 103(1)(a)(i) of the SFO provides that no person shall issue or have in his possession for the purposes of issue (unless such issue is authorized by the Securities and Futures Commission), whether in Hong Kong or elsewhere, an advertisement, offer, invitation or document which to his knowledge is or contains an “offer” to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite securities. For the purposes of the SFO, “offer” includes any offer or invitation, whether made orally or produced mechanically, electronically, magnetically, optically, manually or by any other means.

                  The prohibition contained in Section 103(1)(a)(i) does not apply in certain circumstances. Two relevant exemptions are:

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                    Section 103(2)(a) of the SFO provides that advertisements, “offers” and documents made by or on behalf of an intermediary licensed or registered under the SFO for a Type 1 (Dealing in Securities), or a Type 4 (Advising on Securities) or a Type 6 (Advising on Corporate Finance) regulated activity in respect of securities, shall be exempt from the provisions of Section 103(1) (the “Intermediary Exemption”); and

                    Section 103(3)(k) of the SFO provides that advertisements, “offers” and documents made in respect of securities, which are or are intended to be disposed of only to professional investors, shall also be exempt from the provisions of Section 103(1) (the “Professionals Exemption”).

                    For the definition of “professional investors”, please refer to Schedule D.

                    If the transaction cannot be structured so as to rely on the Intermediary Exemption, then the transaction must be restricted to professional investors. This means that (i) the Invitation, in so far as it applies to Hong Kong, may only be extended to and can only be accepted by holders of securities who fall within the definition of “professional investor” and (ii) the New Securities may only be offered and sold to investors in Hong Kong who fall within the definition of “professional investor.”

2.	Solicitation

                    a.           Section 174 of the SFO regulates calls made by intermediaries or representatives of intermediaries on prospective purchasers or sellers of securities. Agreements entered into in breach of Section 174 may be rescinded.

                    b.           A “call” means a visit in person, or a communication by any means, whether mechanically, electronically, magnetically, optically, manually or by any other medium, or by way of production or transmission of light, image or sound or any other medium. An “unsolicited call” means any call made otherwise than at the express “offer” of the person called upon and for the purposes of this definition, the provision by a person of his contact details, including an address, telephone or facsimile number, or electronic mail address, does not by itself constitute an express “offer” to call that person.

                    c.           Section 174(1) provides that no intermediary or its representative shall during or as a consequence of an unsolicited call make, or offer to make, with another person, or induce or attempt to induce another person to enter into an agreement for that other person to sell or purchase, or with a view to having that other person sell or purchase, any securities or an agreement the purpose or effect, or pretended purpose or effect, of which is to provide, whether conditionally or unconditionally, to that other person a profit, income or other returns from any securities.

                    d.           These provisions do not apply to, among other things, agreements made with existing clients (i.e., a person who has entered into a client contract with the intermediary in the last three years, and remains a party to the client contract when the call is made; or a person for whom the intermediary has provided a service, the provision of which constitutes a regulated activity in the last three years), a solicitor, a professional accountant acting in his professional capacity, and a professional investor as defined in Schedule D.

3.	Requirements for “offers” by intermediaries or representatives

a.
Section 175 of the SFO provides that no intermediary or representative shall communicate an “offer” to acquire or dispose of any securities of, or issued by, a body unless the “offer” is contained in a written document in English or Chinese with certain prescribed particulars. A written document includes any document or similar material, or other medium (whether effected as such mechanically, electronically, magnetically, optically, manually or by any other means), by which words are represented in a visible form. The acceptance of an “offer” which is in breach of these requirements may be rescinded.

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b.
These provisions do not apply to, among other things, if the Invitation is made to a person with whom, or on whose behalf, the intermediary or representative has transacted the sale or purchase of securities on at least three occasions in the last three years, nor to a solicitor, a professional accountant acting in his professional capacity, or to a professional investor as defined in Schedule D.

4.	Inquiries from investors

                    Responses may be made to inquiries from investors located in or outside Hong Kong. However, if the Invitation is structured to rely on the Professionals Exemption, copies of the Prospectus Supplement and Basic Prospectus should only be given to professional investors (as defined in Schedule D) in Hong Kong and the Invitation can only be accepted by professional investors in Hong Kong.

5.	Advertisements and notices

                    Notices to the holders of Eligible Securities may be published in Hong Kong newspapers so long as such notices are made by an intermediary as described above.

6.	Notice and acknowledgement

None.

7.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses

                    “No person or entity may issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the New Securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571) and any rules made thereunder.”

8.	Disclaimer for deal information page

a.
With respect to persons in Hong Kong, the Invitation is only made to, and is only capable of acceptance by, professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rule made thereunder (“professional investors”).

b.
The Dealer Managers and Argentina have agreed that they have not issued and will not issue, nor have they had nor will they have in their possession for the purposes of issue, any of the Invitation Materials, whether in Hong Kong or elsewhere, in a way which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to transactions contemplated by the Invitation Materials which involve or are intended to involve professional investors.

IRELAND

1.	Requirement for prospectus

                    Under the EU Prospectus Directive, which was implemented in Ireland by Ministerial Regulations (the “Regulations”) on 1 July 2005, no offer of securities may be made to the public in

Annex III - 29

Ireland without publication of a prospectus that has been approved by the competent authority of the issuer’s (or offeror’s) home Member State (as that term is defined).

                    An offer to the public is defined very broadly so that most forms of communication in connection with a firm offer to more than one person will be caught.

                    “Securities” include non-equity securities and “issuer” would include States outside the EEA and the regional or local authorities of such States.

                    The EU Prospectus Regulation, which is directly effective (i.e., it needs no implementing legislation in an EEA member state to be effective), sets out the detailed contents of such a prospectus.

                    The EU Prospectus Directive contains a number of exemptions from the obligation to publish a prospectus in relation to a public offer.

                    The relevant exemptions are listed in regulation 9 of the Regulations. That regulation excludes from the requirement to produce a prospectus the following offers:

a.	an offer where the denomination per unit is at least EUR 50,000;

b.	an offer where the minimum consideration for payable per investor is EUR 50,000;

c.	an offer where the total consideration is less than EUR 100,000;

d.	an offer which is addressed exclusively to Qualified Investors; and

e.	an offer addressed to less than 100 persons in Ireland apart from Qualified Investors.

                    The definition of “Qualified Investors” is set out in Schedule E.

                    Therefore, if the Invitation is open in Ireland exclusively to (1) Qualified Investors, and/or (2) less than 100 persons other than “Qualified Investors”, then there would be no obligation to publish a prospectus in accordance with the EU Prospectus Directive.6

                    We have assumed that Argentina is seeking to list the New Securities on the Luxembourg Stock Exchange and will be applying to the CSSF under the EU Prospectus Directive for approval of the Invitation Material. Once approved in accordance with the EU Prospectus Directive and provided that Argentina follows a prescribed procedure under the Regulations, the Invitation Material will be valid for use in connection with the offer of the New Securities in Ireland without any further formal approval process.

                    The procedure referred to in the previous paragraph is as follows:

a.
the CSSF must forward to the Irish competent authority, i.e., the Irish Financial Services Regulatory Authority, a certificate of approval confirming approval of the Invitation Materials in accordance with the EU Prospectus Directive; and

b.	the certificate of approval must be accompanied by a copy of the Invitation Material and a translation of the summary of the Invitation Material into the English language.

2.	Publication of the Invitation Material by electronic means7

6 This is the basis on which a private placement would fall outside the EU Prospectus Directive (assuming a and b do not apply).

7 This section is irrelevant for a private placement where no prospectus is required.

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                    The EU Prospectus Directive permits publication of the Invitation Material by electronic means, i.e., on the website of the issuer and of the financial intermediaries involved.

                    However, any potential investors are entitled to require a hard copy free of charge.

                    The EU Prospectus Regulation sets out certain rules relating to the publication of a prospectus by electronic means. These rules are as follows:

a.	the prospectus shall be easily accessible when entering the website;

b.	the file format shall be such that the prospectus cannot be modified;

c.	the prospectus shall not contain hyperlinks, with exception to links to the electronic addresses where information incorporated by reference is available;

d.	the investors shall have the possibility of downloading and printing the prospectus;

e.	where documents are incorporated by reference they shall be available with easy and immediate technical arrangements.

                    In respect of private placements that do not require publication of a prospectus on the basis that the offer is being addressed solely to qualified investors publication of the offering memorandum on a website would be permissible provided it is explicitly clear that the offer is addressed exclusively to qualified investors and that by clicking on icons etc the prospective investor represents his status as a qualified investor. Appropriate measures should be taken to ensure as far as practicable that non-qualified investors do not access the document.

3.	Advertisements8

                    The EU Prospectus Regulation sets out rules relating to advertisements and information disseminated in relation to public offers of securities. These rules are as follows:

a.	advertisements must state that the prospectus has been or will be published and indicate where investors are or will be able to obtain it;

b.	advertisements must be clearly recognizable as such;

c.	the information contained in an advertisement must not be inaccurate or misleading;

d.
the information should also be consistent with the information contained in the prospectus if already published or with the information required to be in the prospectus if the prospectus is published afterwards;

e.	in any case all information concerning the offer disclosed in an oral or written form even if not for advertising purposes must be consistent with that contained in the prospectus;

f.
any information disclosed to a particular group of investors and not disclosed to all the investors (including information disclosed at a meeting) must be disclosed in the prospectus or in a supplement to the prospectus;

8 This section is irrelevant on the basis that Ireland is not the home Member State.

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g.	where a prospectus is not required because, for example, the offer is addressed to less than 100 people, then any information imparted to some only of such investors, must be imparted to all.

                    The EU Prospectus Regulation sets out the various modes of advertisements which can be employed by the issuer being as follows: addressed or unaddressed printed matter; electronic message or advertisement received via mobile telephone or pager; standard letter; press advertising with or without order form; catalogue, telephone with or without human intervention; seminars and presentations; radio; video phone; video text; electronic mail; facsimile machine; television; notice; bill; post; brochure; web post including Internet banners.

4.	Intermediaries

                    It is also necessary to consider the position of the financial intermediaries involved, i.e., the Dealer Managers, who will be managing the Invitation, and the Exchange Agent, who will be operating the Invitation Websites.

                    Subject to what is said below, these entities will either have to be authorized as an investment business firm by the Irish Financial Services Regulatory Authority or alternatively be authorized by a competent authority in another EU Member State pursuant to the Market in Financial Instruments Directive 2004/39/EC and have availed of the passport provisions thereunder permitting it to provide investment services in Ireland. Credit institutions authorized under the EU Banking Directives do not require authorization from the Irish Financial Services Regulatory Authority under domestic legislation provided their authorization extends to the activities in question.

                    Any such authorized firm will have to abide by applicable codes of conduct/guidelines in relation to advertisements, solicitations of investors, etc.

                    Such authorization will not be necessary, however, if there is excluded from the Invitation individuals who do not themselves offer investment business services or investment advice to third parties on a professional basis (“Excluded Individuals”), provided that:

a.	the Dealer Managers (or any other manager) and the Exchange Agent do not have their head or registered office in a Member State of the EEA or have any branch in Ireland;

b.	the Invitation Websites are not operated in Ireland; and

c.	none of the transactions in connection with the Invitation, i.e., settlement, delivery, payment etc., are carried out in Ireland.

5.	Solicitations, inquiries, etc.

In light of the foregoing, below please find our conclusions on:

a.	Solicitations

                    As regards to the Dealer Managers and the Exchange Agent, they can solicit responses from bondholders if duly authorized as referred to above. If so authorized, they will have to abide by applicable codes of conduct relating to solicitations.

                    If not duly authorized (provided they fall within a, b and c of Section 4 above) they can solicit investors other than Excluded Individuals.

b.	Inquiries from investors

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                    As regards to the Dealer Managers and the Exchange Agent, they can deal with inquiries from all bondholders if they are authorized as referred to above. If so authorized, they will have to abide by applicable codes of conduct relating to inquiries.

                    If not authorized, provided they comply with a, b and c of Section 4 above they can deal with queries from bondholders but they cannot deal with inquiries from Excluded Individuals.

c.	Persons who may accept the Invitation

	(i)	All holders of Eligible Securities if the Dealer Managers and the Exchange Agent are duly authorized as above.

	(ii)	If the Dealer Managers and the Exchange Agent are not duly authorized then (if they comply with a, b and c of Section 4 above) all bondholders can make offers other than Excluded Individuals.

d.	Selling restriction legends in the Invitation Material and/or Invitation Websites

	(i)	If it is desired to exclude Excluded Individuals From the Invitation, the following legend should be included:

                    “The Invitation is not available to individuals in Ireland unless those individuals themselves provide investment services or investment advice (as defined in the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland) on a professional basis. Each Dealer Manager has agreed not to make the Invitation or distribute any Invitation Materials or other advertisements connected with the Invitation to any individual in Ireland unless that individual himself or herself provides such investment services on a professional basis.”

(ii)	If it is desired to ensure that the Invitation is so limited so as not to trigger the requirement for the passporting of a prospectus into Ireland, the following legend should be included:

                    “The Invitation is addressed exclusively to:

•	legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year (ii) a total balance sheet of more than EUR 43,000,000; and (iii) an annual turnover of more than EUR 50,000,000 as shown in its last annual or consolidated accounts;

•	any other individual or entity authorized in Ireland as a qualified investor within the meaning of the Prospectus Directive;

                    and each person who initially acquires any New Securities or to whom any offer is made under the Invitation on the basis of any of the above will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1) (e) of the EU Prospectus Directive and that it is not acquiring the New Securities with a view to their resale in Ireland to any person other than a qualified investor.

                    In the case of any New Securities being offered to a financial intermediary as that term is used in Article 3(2) of the EU Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the New Securities acquired by it in the Invitation have

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not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to persons in circumstances which may give rise to an offer to the public other than their offer or resale to qualified investors as so defined. Argentina will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

                    “Prospectus Directive” means Directive 2003/71/EU of the European Parliament and the Council of 4 November 2003 and any relevant implementation measures in Ireland.”

e.	Other relevant considerations: Banking business

                    In our previous advice to another Latin American sovereign government in respect of its bond exchange offer, we raised the issue of whether the offer would constitute banking business in Ireland pursuant to Irish banking legislation thereby requiring a banking license from the Irish authorities. The relevant legislative provision is unfortunately vague and general. We were of the view, however, that it would be difficult for the authorities to sustain a case that the Invitation constituted banking business. Our view in this regard would be fortified if Excluded Individuals were not included in the Invitation.

                    There is an exemption from the requirement for a license in connection with the carrying on of banking business in respect of paper whose maturity date is greater than a year issued by statutory bodies whether Irish or otherwise, provided they comply with their local laws. Argentina would not fall within the definition of statutory body for this purpose.

(i)	Supplements

                    Under the Regulations if, subsequent to its publication, it transpires that there was a mistake in the Invitation Material or a new factor emerges of a material nature capable of affecting the assessment of the securities, it must be mentioned in a supplement to the Invitation Material which must go through the same general procedure of approval and publication as the original Invitation Material.

(ii)	Validity

                    Generally, a prospectus is only valid for a year from the date of its publication (provided supplements are published as appropriate during that period).

ITALY

1.	Invitation

a.
The Invitation will be made in Italy on the basis of an Italian exchange offer document (the “Italian Offer Document”), approved by the Commissione Nazionale per le Società e la Borsa (“CONSOB”) for publication in accordance with Article 102, of Legislative Decree No. 58 of 24 February 1998 (the “Italian Financial Services Act”); CONSOB has 30 calendar days to approve an Italian Offer Document.

                    At the same time of the filing with CONSOB of the Italian Offer Document, the main terms of the Invitation must be disclosed to the public in Italy by means of a press release. The Italian Offer Document shall be published in Italy at least one business day prior to the start of the acceptance period of the Invitation in Italy in accordance with the rules governing tender and exchange offers, as provided by the Italian Financial Services Act and the implementing CONSOB Regulation No. 11971 of May 14, 1999, as amended, (the “CONSOB Regulation”).

                    A notice regarding the publication and the filing with CONSOB of such document must be published on an Italian newspaper having a national circulation or wide distribution. Once the Italian Offer Document has been published, any holders of Eligible Securities who are resident of or located in Italy may be solicited by Argentina to participate in the Invitation based on the Italian Offer Document, and

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may tender the Eligible Securities in the Invitation in exchange for the New Securities during the acceptance period agreed with CONSOB.

                    In addition, a notice regarding the occurrence of the conditions precedent and the final results of the Invitation must be published on an Italian newspaper having a national circulation or wide distribution. Weekly announcements (by means of a press release in Italy) of the level of tenders in the Invitation are required.

                    The Italian Offer Document will have to be delivered free of charge in printed form to any person requesting it.

                    During the acceptance period the offeror must notify CONSOB of any new material fact or error in the Italian Offer Document that may have an impact on the evaluation of the New Securities and he must also inform the public of such circumstances by means of publication of a supplement to the Italian Offer Document (to be published within three business days from the notice sent to CONSOB). .

                    Amendments to the terms of Invitation are permissible only if they are aimed at improving the terms of the Invitation to the investors’ benefit and only up to three business days prior to the end of the acceptance period. These amendments would need to be communicated to the market and CONSOB.

                    Although the use of a CONSOB approved standard acceptance form no longer seems to be compulsory in practice, it remains advisable in the case at hand to distribute and collect uniform paper acceptance forms executed manually by tendering holders. This is because most holders are individual consumers who by tendering will waive certain material rights. This formality will reduce the risk of voidness of consent under civil and consumer protection law principles.

b.	Prior to the publication of the Italian Offer Document in compliance with the Italian Financial Services Act and CONSOB Regulation, the New Securities may not be offered to the public in Italy.

2.	Publicity

                    Pursuant to Article 101 of the Italian Financial Services Act, publicity activities regarding the offer of securities to be carried out before or after the publication of a prospectus are allowed as long as the advertisements relating to such publicity activities are sent to CONSOB at the same time as they are circulated. The information disseminated in any publicity activity must be accurate and consistent with the prospectus to be published.

                    Publicity concerning the Invitation must also follow the guidelines set out in Articles 41 and 42 of the CONSOB Regulation, irrespective of whether such activities occur prior to or after publication of the Italian Offer Document, as follows:

•
statements and communications regarding the Invitation shall indicate the parties by whom they are issued and be structured to be clear, complete and understandable by all those to whom they are addressed;

•
interested parties (e.g., Argentina as offeror and persons linked to Argentina by relationships of control, public officials, etc.) shall make statements in Italy concerning the Invitation and Argentina only in the form of press releases, which shall be simultaneously sent to CONSOB;

•
every announcement, however disseminated, which is intended to promote or deter the Invitation must be recognizable as such. The information contained in the announcement must be clear, correct and complete; it must be consistent

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with the documentation already disseminated to the public and must not be misleading concerning the characteristics of the transaction or the features of the New Securities and the Eligible Securities involved. A copy of each announcement must be sent to CONSOB at the same time as it is disseminated;

•
any opinions contained in, or disseminated with, the communication to the market, even though recognizable as such, must be based on objective and complete data, and must not be based on judgment or evaluations by third parties or future and/or uncertain events (e.g., market reactions).

3.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses

a.
No selling restriction legend would be required in the Italian Offer Document. The Italian Offer Document would indicate that only investors resident in Italy or located in Italy are the addressees of the Italian Invitation and so may rely on the Italian Offer Document.

b.	The following may be added in the Prospectus Supplement or any Non-U.S. Prospectus other than the Italian Offer Document as an appropriate selling restriction legend:

                    “The Invitation Materials have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa, which we refer to as “CONSOB.”  Accordingly, holders of Eligible Securities who are Italian residents or persons located in the Republic of Italy should not use the Invitation Materials as a source of information or for instructions on how to tender Eligible Securities.  The Invitation may only be made in Italy in accordance with the Italian Offer Document.  Accordingly, holders of Eligible Securities who are Italian residents or persons located in the Republic of Italy should review, make their decision to participate in the Invitation and accept the Invitation solely on the basis of, and in accordance with the procedures described in the Italian Offer Document.”

4.	Invitation websites access

                    Once the Italian Offer Document has been published, no restrictions on accessing the Italian Offer Document on the Invitation Websites need be implemented. The Invitation Websites should indicate that only investors resident in Italy or located in Italy are the addressees of the Invitation in Italy and so may rely on the Italian Offer Document.

JAPAN

1.	Solicitation

a.	Inside Japan: Solicitation not permitted in Japan.

                    b. Outside Japan: It is permissible to solicit (whether by telephone, mail or through meetings) Japanese institutional investors located outside Japan and non-institutional investors resident outside Japan (subject in both cases to any local law restrictions in the jurisdiction in question), provided that branches of Japanese institutional investors located outside Japan that have booked the Eligible Securities in Japan or that will book the acquired New Securities in Japan must not be solicited.

2.	Inquiries from investors

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a.	Inside Japan: It is not permitted to respond to inquiries from Japanese investors.

b.
Outside Japan: It is permitted to respond (whether by telephone, mail or through meetings) to inquiries from Japanese institutional and non-institutional investors located and/or resident outside Japan (subject to any local law restrictions in the jurisdiction in question).

3.	Persons who can participate in the Invitation.

a.	Inside Japan: No Japanese investors may accept the Invitation (other than the holders of old Euro Yen Bonds or any other bonds of which the registration will be made in Japan) (see Section 6 below).

b.
Outside Japan: Japanese institutional investors and non-institutional investors located and/or resident outside Japan may accept the Invitation (subject to any local law restrictions in the jurisdiction in question and subject to Section 1), provided that branches of Japanese institutional investors located outside Japan that have booked the Eligible Securities in Japan or that will book the acquired New Securities in Japan (other than those in respect of which the registration will be made in Japan) must receive a notice of, and provide an acknowledgement of, transfer restrictions and no solicitation (see Section 5 below).

4.	Advertisements

a.
May not publish advertisements in Japan or the international edition of the Financial Times or the Wall Street Journal. It is, however, permissible (a) to publish advertisements in the U.K. domestic edition of the Financial Times, the U.S. domestic edition of the Wall Street Journal and the Luxemburger Wort and (b) to issue press releases to Reuters and Telerate outside Japan which services may, in the ordinary course of business, be carried on in Japan.

b.
Such advertisement or press release made outside Japan should not include any language implying that a solicitation will be made to investors in Japan (e.g., the name of Japanese securities firms or branch offices in Japan of foreign firms).

c.
Any information with respect to the Invitation must not be available at any websites of securities firms unless the firm takes certain measures designed to exclude the possibility of securities transactions with investors in Japan pursuant to the regulations.

5.	Notice and acknowledgement

a.
Prior to submitting the letter of transmittal, a notice of transfer restrictions and no solicitation must be delivered to, and an acknowledgement of it must be provided by, branches of Japanese institutional investors (or other eligible investors) located outside Japan which have booked the Eligible Securities in Japan or will book the acquired New Securities in Japan and which have not been solicited.

b.
Some mechanism must be established to prove that investors actually received such notice, and acknowledged and accepted its contents. Such notice in hard copy should be delivered to and signed by as acknowledgement each such investor.

6.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses

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                    “The Invitation Materials have not been and will not be filed with or approved by the Kanto Local Finance Bureau. Accordingly, Japanese residents or persons located in Japan should not rely on the Invitation Materials as a source of information or for instructions on how to tender Eligible Securities pursuant to the offer in Japan.

                    The New Securities are being offered and sold in Japan by means of a public offer under a prospectus (the “Japanese Prospectus”) prepared pursuant to the Financial Instruments and Exchange Act of Japan, and in compliance with applicable laws, rules and regulations in force in Japan. Japanese residents or persons located in Japan should review, and make their decision to participate in the offer in Japan solely on the basis of, and in accordance with the procedures described in, the Japanese Prospectus.”

LUXEMBOURG

1.	Solicitation

a.	Inside Luxembourg:

(i)
Public Offer: Provided the Invitation has been registered as a public offer (see below for criteria of applicability of the Public Offer Regulations), both institutional and non-institutional investors may be solicited (either by mail or through public road shows). Door-to-door sales and unsolicited calls to Luxembourg residents are prohibited by law, even in the case of a registered public offer. This prohibition does not apply to pre-existing relationships. Unsolicited calls may also be made to institutional investors.

(ii)
Private Placement: If the Invitation has not been registered as a public offer, the New Securities can only be offered pursuant to one of the exemptions provided in Article 4 of the EU Prospectus Directive.

b.	Outside Luxembourg:

The Luxembourg rules only deal with services or investments offered or provided to residents of Luxembourg. The nationality concept is of no relevance.

2.	Inquiries from investors

a.	Inside Luxembourg:

(i) Public Offer: Inquiries from both institutional and non-institutional investors may be answered without restriction.

(ii) Private Placement: Inquiries may be answered without restriction, but proper care must be given to complying with the applicable exemption from the public offer regime (see Section 1(a)(ii)).

b.	Outside Luxembourg: Not applicable.

3.	Persons who may accept the Invitation

a.	Inside Luxembourg:

(i) Public Offer: Both institutional and non-institutional investors.

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(ii) Private Placement: See solicitation under Section 1(a)(ii).

b.	Outside Luxembourg: Not applicable (an Invitation to investors in other jurisdictions may be issued only subject to local restrictions).

4.	Advertisements

a.	Inside Luxembourg.

(i)
Public Offer: The Invitation may be advertised without restriction in any public media (local press or advertisements in international press directed at Luxembourg residents, radio, television, posting of bills in public places or public road shows) but subject to compliance with Luxembourg rules and prior approval of advertisements by the regulator.

(ii)
Private Placement: Publicity may be made in the Luxembourg press or any other local public communication media, but subject to proper and clearly visible warning that the offering is restricted under the relevant exemption (for instance only professional investors are admitted). This approach has not been tested to our knowledge and should be cleared beforehand with the CSSF.

                    Publications in the international press or other media available in Luxembourg do not constitute a public offer into Luxembourg, provided the advertisement does not contain any invitation directed specifically at Luxembourg residents or any reference to availability of offering prospectuses or related documentation in Luxembourg. No special legends have to be inserted in advertisements in the international press with respect to a non-offer to Luxembourg residents.

b.	Outside Luxembourg:

See Sections 4(a)(i) and 4(a)(ii).

5.	Notice and acknowledgement

a. Public Offer: None.

b. Private Placement:

                    In principle, no notice to or acknowledgement from the investor is required. However, in the case of an offer made to non-institutional investors in the context of a private placement (subject to the conditions set out under Section 1 above) or in case of an offer of securities issued by a publicly known Luxembourg issuer to an institutional investor, it is advisable to feature a legend along the following lines on the document or at least on the covering letter sent to those investors.

                    For non-institutional investors:

                    “This document is solely intended for [insert name of individual to whom it is personally addressed] and it may not be duplicated. In addition, it may not be passed to another person.

                    This document has not been registered with any Luxembourg authority and does not constitute and may not be used as or in connection with an offer of the New Securities referred to herein.”

                    For Institutional investors:

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                    “This document is solely intended for [insert name of institutional investor and of individual to whom it is personally addressed] and it may not be duplicated. In addition, it may not be passed to another person unless such other person is employed by the same firm as the addressee and received this document in a professional capacity.”

                    6.            Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses:

                    “Luxembourg

                    The New Securities may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

•
in the period beginning on the date of publication of a prospectus in relation to the New Securities which has been approved by CSSF in Luxembourg or, where appropriate, approved in another relevant EU Member State and notified to the CSSF, all in accordance with the EU Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

                    For the purposes of this provision, the expression an offer of New Securities to the public in relation to any New Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the New Securities to be offered so as to enable an investor to decide to purchase the New Securities, as defined in the Law of July 10, 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive), or any variation thereof or amendment thereto.”

7.	Public offer

                    The applicability of the selling restrictions provided by Luxembourg law will depend on whether the Invitation is to be treated as a public offer or whether it can be made under one of the exemptions of Article 4 of the EU Prospectus Directive (a “private placement”).

                    The definition of a public offer is as set out in the EU Prospectus Directive and refers to “the communication in any form and by any means of sufficient information on the terms of the offering and the New Securities to be offered so as to enable an investor to decide to purchase the New Securities”. It therefore encompasses any type of communication to the public providing information on securities which may be purchased.

Annex III - 40

                    In the case of the Eligible Securities listed on the Luxembourg Stock Exchange, the rules of the Luxembourg Stock Exchange require the publication of an exchange notice in the Luxembourg press or on the website of the Luxembourg Stock Exchange in respect of the Invitation. Publication of such a notice will, as a matter of principle, be considered a public offer of the New Securities in Luxembourg. As a result, the exchange notice and the prospectus supplement (and accompanying base prospectus) must be approved by the CSSF prior to the start of the Invitation.

MONACO

1.	General

a.
Monegasque Law No 1144 of 26 July 1991 (the “1991 Law”) determines that any business activity carried out in the Principality of Monaco (the “Principality”) of a “commercial, industrial, professional or artisanal” nature will require authorization from the Monaco government.

b.
This law will not be infringed if Argentina makes the Invitation from outside the Principality, for example by sending prospectuses and letters of transmittal electronically, or otherwise, to holders of Eligible Securities. This law will not be infringed if bondholders request paper copies of the prospectus supplement, and paper copies of the prospectus supplement are then sent with the confirmation of the Argentina’s acceptance of the bid of a holder of Eligible Securities in the Invitation.

c.	Were representatives of Argentina work in Monaco to make the Invitation or remit prospectuses, the 1991 Law would be infringed.

d.
Further, Law 1,338 of 7 September 2007 on financial activities and Sovereign Order 1,284 of 10 September 2007 (the “2007 Law”) constitute Monaco’s Financial Services Law. The 2007 Law requires the approval of an independent regulator, the Commission de Contrôle des Activités Fianncières (CCAF) for activities carried out habitually or professionally for the account of third parties, including:

	(i)	Management of securities, portfolio and fixed term instruments.

	(ii)	The placing of orders in the financial markets in respect of securities and fixed term financial instruments.

	(iii)	The activity of advising and assisting in matters mentioned above.

	(iv)	The Management of mutual funds or other collective investment schemes under Monaco Law.

	(v)	The Management of foreign collective investment schemes.

                    The Invitation would come within the ambit of the 2007 Law, in particular in the activity listed in (iii) above, the effects of which are outlined below.

2.	Solicitation

a.
Inside Monaco. Section 12 of the 1997 Law prohibits soliciting and offering the services of an intermediary at the home or place of work or in public places, save in the premises of an authorized intermediary, whether verbally or in written form, by means of telematics or information technology.

	(i)	Such an activity can be authorized by consent from the Minister of State.

Annex III - 41

(ii)
Consequently, if the Invitation were to be made within the Principality it can only be made by an approved intermediary, subject to limited conditions. According to the 2007 Law, the approved intermediary is either a financial services company registered under the form of a limited liability company or a credit institution located on the Monegasque territory (either under the form of an SAM or a branch of a foreign company).

b.
Outside Monaco. No restrictions exist where solicitations are made in respect of the Invitation where such solicitation emanates from outside the Principality (whether by telephone, e-mail, mail or other means). Consequently, sending the Invitation to Monaco or marketing it from outside Monaco to individual or institutional clients in Monaco is not prohibited.

3.
Requirements for offers by intermediaries or representatives. Only authorized entities under the conditions set out in the 2007 Law may act as an intermediary or representative of Argentina for the purpose of communicating or marketing an offer on Monegasque territory.

                    No form or particular language for making such an offer is prescribed.

                    According to the 2007 Law, the authorized entities must ensure that the proposed products are adapted to the client’s financial situation and they should provide the clients with all relevant information.

4.
Inquiries from investors. Responses may be made to inquiries from investors whether located in or outside the Principality of Monaco without restriction where that response is given from outside the Principality. Where a response to such an inquiry is given inside the Principality itself, this must be given by an authorized intermediary.

5.	Persons who may accept the Invitation. No restrictions. However, the regulated entity should ensure that the offer is adapted to the needs, objectives and financial situation of the client.

6.	Advertisements and notices.

                    There is no restriction on giving notices or advertising save where such constitutes soliciting of business on Monegasque territory. As described elsewhere such soliciting can only occur if carried out on Monegasque territory by an authorized intermediary.

7.	Notice and acknowledgement. None required.

8.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses. None required, but the following would be acceptable for inclusion:

                    “The New Securities may not and will not be offered or sold in Monaco except through an intermediary approved in Monaco, in accordance with the Monaco Financial Services Law. Offers and sales of New Securities may be made outside of Monaco and forwarded to investors in Monaco without restriction under Monegasque law.”

9.	Selling restriction legend for Invitation Websites. None required, but the legend set forth in Section 8 above would be acceptable.

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THE NETHERLANDS

1.	“Passporting” the Prospectus.

                    We understand that the Invitation will be made in certain EU jurisdictions on the basis of an English language prospectus including an English language summary (the “Prospectus”). Additionally, we understand that Argentina will request the CSSF, to approve the Prospectus and that Argentina has chosen Luxembourg as its “home Member State” pursuant to the EU Prospectus Directive. Finally, we understand that Argentina intends to request the CSSF to “passport” the approved Prospectus to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële markten) (the “AFM”).

                    There is no need to provide a Dutch translation of the summary of the Prospectus.

2.	Solicitation

a.	Who may solicit?

                    Dutch securities law prohibits the offer of securities by a dealer manager (beleg-gingsonderneming) in the Netherlands without a license from, or a duly notified “European Passport” to, the Netherlands Authority for the Financial Markets; the Dealer Managers must also observe applicable “business conduct” and “prudential” rules. The issuer itself is not prohibited from offering its securities without such a license or a duly notified “European Passport.”

b.	Who may be solicited?

                    Upon the CSSF’s notification of the approved prospectus to the AFM, there are no restrictions on the holders of Eligible Securities who may be solicited under the Invitation.

3.	Inquiries from investors.

                    Once the CSSF has approved the Prospectus and the CSSF has notified the Prospectus to the AFM, Argentina and/or the Dealer Managers may respond (whether by telephone, mail or through meetings) to inquiries from any person resident in the Netherlands.

4.	Persons who may accept the Invitation.

                    Upon the CSSF’s notification of the approved prospectus to the AFM, all holders of Eligible Securities in the Netherlands may accept the Invitation as opposed to solely from “qualified investors.”

5.	Advertisements.

Advertisement of the Invitation must comply with the following:

a.	Any advertisements relating to the Invitation in the Netherlands must be clearly recognizable as such and the information contained in such advertisements may not be inaccurate or misleading;

b.	Advertisements must state that the Prospectus has been or will be published and must indicate where investors are or will be able to obtain a copy of the Prospectus;

c.
Information provided in advertisements must be consistent with information provided in the Prospectus, if already published, or with information required to be included in the Prospectus, if the Prospectus is published later in time; and

Annex III - 43

d.	Information relating to the admission to trading on a regulated market disclosed in oral or written form must be consistent with that contained in the Prospectus.

6.	Legend in the advertising materials.

                    We suggest including the following in any advertising materials (that may not be published before the publication of the Prospectus):

                    “This Invitation is made in the Netherlands pursuant to a prospectus that has been approved by the CSSF. An application has been made to the CSSF to have the approved prospectus notified to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële markten) in accordance with Article 18 of the Prospectus Directive. Investors in the Netherlands should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with the information contained in the Invitation Materials and investors are advised to consult with their bank, broker or investment advisor before taking any such investment decision. Holders of Eligible Securities in the Netherlands may obtain copies of the prospectus at no cost from the information agent at its address indicated on the back cover of this document or from the Invitation Website.”

                    Alternatively, we suggest including the following in advertisements that may be published before the publication of the prospectus:

                    “This document does not constitute an offer to sell, or the solicitation of an offer to buy or subscribe for, any securities, and cannot be relied on for any investment contract or decision.  This document does not constitute a prospectus within the meaning of Art. 13 of the Prospectus Directive.  The Invitation will be made solely by means of, and on the basis of, a prospectus that will be published on or around April 30, 2010.  Any decision to participate in the Invitation should only be made on the basis of the prospectus which will be prepared in connection with the Invitation, and investors are advised to consult with their bank, broker or investment advisor before taking any such investment decision.  Once published, copies of the prospectus may be obtained at no cost from the information agent at its address indicated on the back cover of this document or from the Invitation Website.”

THE NETHERLANDS ANTILLES

                    1.       General

                    The Invitation would not be subject to provisions of Netherlands Antilles securities legislation because the Netherlands Antilles currently do not have an act or provision on the books submitting the present Invitation to approval and/or supervision. The only general provisions relate to:

	(i)	The offer of participation rights in an investment institution, and

	(ii)	An offer of debt instruments intended to attract funds.

a.
Provision (i) is not relevant to the present Invitation because Argentina is the issuer. Provision (ii) prohibits Netherlands Antilles based issuers of debt securities from acting as a credit institution, and prohibits the solicitation of funds from the public in the Netherlands Antilles by an institution or entity which does not qualify as a licensed credit institution. As Argentina does not qualify as a credit institution and as no funds will be solicited from the public in the Netherlands Antilles, provision (ii) is not relevant either.

b.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses.

Annex III - 44

          “The laws of the Netherlands Antilles do not stipulate that the Invitation to receive New Securities in exchange for Eligible Securities in the Netherlands Antilles be approved by any regulatory authority.”

PORTUGAL

1.	General

                    Under Portuguese Law, an offer of securities is deemed to be a public offer whenever any of the following events occurs:

a.	the offer is totally or partially addressed to undetermined Portuguese residents;

b.	the offer is addressed to the shareholders of a Portuguese public company;

c.	the offer is partially or totally preceded or executed with prospecting or marketing activities in Portugal; or

d.	the offer is addressed to more than 99 non qualified investors resident and/or located in Portugal.

                    An offer falling under the category of a public offer can only be validly and legally addressed to investors resident and/or located in Portugal in case (i) an offer prospectus is approved by (in case of a distribution offer) or the offer is registered with (in case of a tender offer) the Portuguese Securities Market Commission or (ii) an offer prospectus (in case of both a distribution offer and a tender offer for securities admitted to trading in a regulated market in Portugal) has been approved by another EU Member State regulatory authority, a recognition procedure is commenced with the Portuguese Securities Market Commission and the offer prospectus is passported into Portugal.

                    In case of a tender offer, the offeror has to register the tender offer with the Portuguese Securities Market Commission. Following the registration of the offer, the offeror has to disclose (i) an announcement launching the offer and (ii) the offer Prospectus duly approved by the Portuguese Securities Market Commission.

                    The passporting of the offer prospectus to Portugal (in case of a distribution offer or in case of a tender offer for securities admitted to trading in a regulated market in Portugal) implies that the Portuguese Securities Market Commission receives from the approving EU Member State regulatory authority (i) a certificate asserting that the offer prospectus complies with the relevant European and national legislation on the matter and (ii) a copy of the offer prospectus (translated into Portuguese in case of a tender offer for securities admitted to trading in a regulated market in Portugal). In certain cases (and for distribution offers), a translation of the summary of the offer prospectus into Portuguese may be required.

                    In the case where an offer is exclusively addressed to qualified investors resident and/or located in Portugal, the offer should in principle qualify as a private placement and, as a consequence, it would not be subject to (i) registration with, or (ii) prospectus approval by the Portuguese Securities Market Commission.

2.	Solicitation

a.
Inside Portugal: Solicitations may only be made (whether by telephone, mail or through meetings) by financial institutions registered with the Portuguese Securities Market Commission (subject to the relevant rules on private or public offers).

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b.
Outside Portugal: It is permissible to solicit (whether by telephone, mail or through meetings) Portuguese qualified and non-qualified investors located and/or resident outside Portugal (subject to any local law restrictions in the jurisdiction in question).

3.	Inquiries from investors

a.
Inside Portugal: there are no specific rules in Portugal concerning responses to inquiries from investors. Note however, that the Portuguese Securities Market Commission could consider the responses, depending on their contents, as solicitation of investors (see Section 1 above).

b.
Outside Portugal: It is permissible to respond (whether by telephone, mail or through meetings) to inquiries from Portuguese qualified and non-qualified investors located and/or resident outside Portugal (subject to any local law restrictions in the jurisdiction in question).

4.	Persons who may accept the Invitation

a.
Inside Portugal: Under the Portuguese Securities Code (the “Code”) there are two types of investors: qualified and non-qualified investors.  The Code describes the following entities as qualified investors: (i) credit institutions, (ii) investment companies, (iii) insurance companies, (iv) collective investment institutions, and their respective managing companies, (v) pension funds and their respective managing companies, (vi) other authorized or regulated financial institutions, such as securitization companies or funds, (vii) financial institutions of states outside the EU performing activities similar to those indicated in (i) to (v) above, (viii) entities negotiating financial instruments on commodities, (ix) national and regional governments, central banks and public agencies managing state debt, such as the European Central Bank, European Investment Bank, International Monetary Fund and World Bank.  Other entities may also be deemed as a qualified investor for the purpose of determining an offer as a private placement, notably: (i) entities whose main activity is to invest in securities; (ii) companies that, in accordance with their annual accounts, fulfill, at least, two of the following criteria (a) an average of 250 or more workers during the relevant year, (b) assets in an amount above EUR 43 million, and/or (c) a turnover of more than EUR 50 million; (iii) small and medium sized companies, if registered with the Portuguese Securities Market Commission, having its registered offices in Portugal and that, in accordance with their annual accounts, fulfill one of the criteria mentioned in (a), (b) and (c) above, individuals resident and/or located in Portugal, if registered with the Portuguese Securities Market Commission, that fulfill, at least, two of the following criteria: (a) have, in the past, made significant market transactions over securities with a frequency of, at least, 10 operations per quarter in the past year, (b) have a portfolio of securities in an amount of more than EUR 500.000 , and/or (c) have performed any activity, at least during one year, in the financial sector, in a position that demands knowledge of investment in securities.

                    Absent prior registration of the Invitation with the Portuguese Securities Market Commission (in case of a tender offer) or prior approval of the Invitation Material by the Portuguese Securities Market Commission (in the case of a distribution offer) or a prospectus recognition procedure with the Portuguese Securities Market Commission, only qualified investors, or 99 or fewer investors if some or all of such investors are non-qualified, may tender in the Invitation. However, assuming that the Republic of Argentina cannot ensure that the potential number of non-qualified investors who may elect to participate in the Invitation in Portugal does not exceed 99, the Invitation in Portugal should be restricted only to qualified investors.

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b.
Outside Portugal: Assuming that the Invitation in a jurisdiction outside Portugal is not made as a public offer under the applicable law, Portuguese qualified investors located or resident outside Portugal may accept the Invitation (subject to any local law restrictions in the relevant jurisdictions).

5.	Advertisements and Notices

                    It is prohibited to publish advertisements in Portugal without prior approval or recognition by the Portuguese Securities Market Commission of (i) the offer prospectus and (ii) the relevant advertising materials. It is, however, possible to publish advertisements prior to the approval of the offer prospectus, by means of a request for approval of advertisement to be granted by the Portuguese Securities Market Commission and to the extent that such advertisement does not cause any disturbance to the addressees or to the market.

                    Press releases concerning the Invitation should not be given to the Portuguese press, to wire services such as Bloomberg or Reuters that would be expected to disseminate such release in Portugal or to publications of general circulation in Portugal.

6.	Notice and Acknowledgement

                    In the case of a private placement (i.e., if the Invitation is addressed only to qualified investors and if the Invitation Materials are not registered with the Portuguese Securities Commission), we recommend that the following notice and acknowledgement is introduced in the relevant tender acceptance document:

                    “The undersigned hereby acknowledges, represents and warrants that (i) the Invitation Materials have not been and will not be registered or approved by the Portuguese Securities Market Commission (“Comissão do Mercado de Valores Mobiliários”) nor a prospectus recognition procedure has been commenced with the Portuguese Securities Market Commission and that the Invitation is being made in Portugal through a private placement (“oferta particular”) without any Invitation Materials or any other offer materials having been submitted to the Portuguese Securities Market Commission or made available to the public, (ii) he/she/it is a qualified investor (“investidor qualificado”) as defined in Articles 30.° and 110.°-A of the Portuguese Securities Code (“Código dos Valores Mobiliários”) resident and/or located in Portugal, and he/she/it is not (a) resident or located in any jurisdiction in which the Invitation would be unlawful, nor (b) a person (resident or located in Portugal) to whom the Invitation may not lawfully be made, and (iii) he/she/it has contacted and requested the Invitation Materials and other offer materials from the Dealer Managers outside Portugal, and (iv) he/she/it has not been solicited in connection with the Invitation by the Republic of Argentina, or by any of the Dealer Managers, or by any person acting for or on behalf of any of the foregoing.”

7.	Selling restriction legend

Yes, as follows:

a.	General disclaimer

                    “The distribution of the Invitation Materials and other offer materials is restricted by law in certain jurisdictions. Persons into whose possession the Invitation Materials and other offer materials come are required by the Republic of Argentina to inform themselves of and to observe any of these restrictions. Persons accepting this Invitation shall be deemed to have represented, warranted and agreed that they are not (and any person for whom they are acting is not) (i) resident in any jurisdiction in which this Invitation would be unlawful or (ii) a person to whom this Invitation may not lawfully be made.”

                    “The Invitation Materials and other offer materials do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is

Annex III - 47

not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the Republic of Argentina nor the Dealer Managers accept any responsibility for any violation by any person of any of the restrictions applicable in certain jurisdictions.”

                    b.       Specific disclaimer in relation to Portuguese securities law restrictions

                    “The Invitation Materials have not been and will not be registered or approved by the Portuguese Securities Market Commission (“Comissão do Mercado dos Valores Mobiliários”) nor has a prospectus recognition procedure been commenced with the Portuguese Securities Market Commission, and therefore the Invitation is not addressed to investors resident and/or located in Portugal and cannot be made to the public in Portugal or under circumstances which are deemed to be a public offer under the Portuguese Securities Code (“Código dos Valores Mobiliários”) and other securities legislation and regulations applicable in Portugal. In addition, the Invitation Materials and other offer materials are only being publicly distributed in the jurisdictions where it is lawful to do so and may not be publicly distributed in Portugal, nor may any publicity or marketing activities related to the Invitation be conducted in Portugal.”

                    “The Invitation is not addressed to holders of Eligible Securities resident and/or located in Portugal, and no tenders from holders of Eligible Securities resident and/or located in Portugal will be accepted, other than to holders that are qualified investors (“investidores qualificados”), as defined in articles 30.° and 110.°-A of the Portuguese Securities Code,  and/or 99 or fewer non-qualified investors, in which case the Invitation can be made through a private placement (“oferta particular”), in accordance with the relevant provisions of the Portuguese Securities Code.”

                    c.       Prior written correspondence

                    “Any future offer to present proposals for the repurchase of the Eligible Securities to be conducted in Portugal will not be registered or approved by the Portuguese Securities Market Commission (“Comissão do Mercado dos Valores Mobiliários”) nor will a prospectus recognition procedure be commenced with the Portuguese Securities Market Commission and therefore proposals for the repurchase of the Eligible Securities will not be accepted from the general public in Portugal under circumstances which are deemed to be a public offer under the Portuguese Securities Code (“Código dos Valores Mobiliários”) and other securities legislation and regulations applicable in Portugal.”

                    8.       Invitation Websites

                    According to the recommendations approved by the Portuguese Securities Market Commission concerning the use of the Internet, the following restrictions, once included in the website, are considered as indicators that there is no relevant connection with Portugal and therefore Portuguese securities laws may not be applicable:

a.	a warning alerting that the Invitation is not directed to Portuguese resident investors;

b.
a clear and exact notice of the specific countries where the Invitation is authorized (a general alert that the Invitation is not directed to investors resident in countries where the Invitation may be considered unlawful is not sufficient);

c.	efficient access barriers (access codes, passwords) to avoid the subscription of securities by Portuguese residents;

d.	the refusal of the site’s manager to receive applications from Portuguese residents; and

Annex III - 48

e.	the website divulges only information that does not allow connections or links to other sites where it is possible to purchase securities or to hire financial services.

                    If the Invitation is also available to investors by means of a website, access restrictions should be put in place in case of a private offer. In such a case, appropriate notice should be included in the website (see above Section 8 (b)).

                    9.     Statistical Notification

                    Only private placement of securities launched by public or listed companies are subject to subsequent communication to the Portuguese Securities Market Commission for the purpose of compiling statistical information. To constitute a private placement of securities in Portugal: (i) securities may not be addressed or sold to more than 99 investors located in Portugal if some or all of such investors are non-qualified; and (ii) no advertisements or other solicitations of the public in Portugal may be made.

RUSSIA

1.
Russian legislation does not contain any rules on debt exchanges specifically but instead governs distribution of securities and certain secondary transactions. In particular, Russian legislation provides for a special set of rules for placement and circulation of foreign securities, such as the New Securities.

                    Recent amendments introduced into the Federal Law “On the Securities Market” No. 39-FZ of April 22, 1996, as amended, significantly streamlined the regime of circulation of foreign securities in Russia. According to these amendments:

•
non-public secondary transactions with foreign securities in Russia are permitted, provided that such foreign securities have been qualified as securities either (i) through assignment to them of both ISIN and CFI identification codes which should be confirmed by either a member of the Association of National Numbering Agencies or by a securities market participant; or (ii) by special resolution of the Federal Service for Financial Markets (“FSFM”), the Russian securities regulator. If the foreign securities do not meet either of the above requirements, they may only be traded in the secondary market among “qualified investors”;

•
both non-public and public initial sales of foreign securities to Russian residents (including “qualified investors”) or in Russia are subject to prior registration by the FSFM of such foreign securities and of a Russian prospectus relating thereto. No legal regime has been established for registration of a Russian prospectus for foreign securities so far;

•
to qualify for secondary public sales to Russian residents or in Russia, foreign securities that meet specified criteria must be either admitted to trading by one of Russian stock exchanges or be approved by the FSFM, in both cases registration of such foreign securities by the FSFM and of a Russian prospectus is also required. No legal regime has been established for registration of a Russian prospectus for foreign securities so far.

                    Thus, as a practical matter, non-Russian securities may be traded only among “qualified investors” in secondary market transactions, unless such non-Russian securities have been qualified for non-public secondary trading in Russia or registered with the FSFM for primary or public secondary sales. The New Securities will not be registered with the FSFM.

                    In addition, Russian securities and advertising legislation imposes various restrictions, including a prohibition on communicating information about securities not registered by the FSFM to an unlimited group of persons. This effectively prohibits public offers of unregistered securities in Russia.

Annex III - 49

However, information on unregistered securities could be communicated to “qualified investors” on a non-public basis.

                    Therefore, (a) neither Argentina nor the Dealer Managers can publicly sell or exchange (as part of initial or secondary sales or exchanges) the New Securities in Russia or to Russian nationals (i.e., sales or exchanges to Russian citizens or any person (including legal entities) resident, incorporated or established in Russia or to any person located in Russia); and (b) neither Argentina nor the Dealer Managers can send or otherwise make available any materials (in paper form or electronically) or make offers to an unlimited group of persons in Russia, and in general they cannot “advertise” (a term which is very broadly defined) the New Securities in Russia. Please note that these rules are applicable to both primary and secondary public sales of the New Securities. However, the New Securities may be offered in the secondary market on a non-public basis to “qualified investors” and be privately traded among them in the secondary market, and following their qualification, if required, be privately traded in the secondary market without any limitations.

                    Please be aware that for the purposes of analyzing holdings of the Eligible Securities by Russian investors, the information has to be specific as to where the Eligible Securities are held of record. Russian legislation has traditionally followed the “form-over-substance” approach when determining the ownership in securities, although this may well change in the future. Thus, even if the principal decision-maker who decided to invest in the Eligible Securities may be located in Russia, the Russian selling restrictions in certain circumstances may be applied differently if the Eligible Securities are held of record by a non-Russian affiliate of the Russian investor. Therefore, it would appear permissible to make offers, provide materials or to sell or exchange the New Securities to non-Russian affiliates of Russian investors. Many Russian banks and companies would handle such transactions through their affiliates outside Russia and may in fact hold the Eligible Securities in such manner.

2.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses:

“Notice to recipients:

                    The Invitation Materials are being distributed to a limited circle of persons only and are provided exclusively for your own information and are not to be provided or otherwise made available by you to any other person or entity. The information provided in the Invitation Materials is not an advertisement of the New Securities in the Russian Federation and is not intended to create or maintain an interest in Argentina, or the New Securities or to facilitate any prohibited sale, exchange or transfer of the New Securities in the Russian Federation or to any Russian person or entity.

                    The New Securities are securities of a foreign issuer under Russian law. No sale, exchange or transfer of the New Securities may take place in the Russian Federation or to any Russian person or entity, unless and to the extent otherwise permitted by Russian law. Neither the issue of the New Securities nor a securities prospectus in respect of the New Securities has been, or is intended to be, registered with the Federal Service for Financial Markets of the Russian Federation. The information provided in the Invitation Materials is not an offer, or an invitation to make offers, to sell, exchange or otherwise transfer the New Securities in the Russian Federation or to any Russian person or entity, unless and to the extent otherwise permitted by Russian law.”

SINGAPORE

1.	Solicitation

a.
As the marketing and soliciting activities proposed to be undertaken by the Dealer Managers in connection with the Invitation will constitute dealing in securities in Singapore, such activities must be conducted only through a holder of a capital markets services license to deal in securities (within the meaning of the Securities

Annex III - 50

and Futures Act of Singapore, Chapter 289 of Singapore (the “SFA”)) or a person exempt under the SFA from obtaining a capital markets services license to deal in securities (including a licensed bank) in Singapore.

b.
Paragraph 2(e) of the Second Schedule to the Securities and Futures (Licensing and Conduct of Business) Regulations, exempts entities from having to hold a capital markets services license for dealing in securities with respect to dealings in bonds with (a) accredited investors9 or (b) persons whose business involves the acquisition and disposal of or holding of securities (whether as principal or agent).

c.	For this purpose, “bonds” include (i) notes and bonds and (ii) options in respect of such notes and bonds (including convertible bonds).

d.
All offers or offers to subscribe for or purchase the New Securities, including offers or the Invitation made to investors in Singapore from outside Singapore and which are made through a holder of a capital markets services license to deal in securities or a person exempt under the SFA from obtaining a capital markets services license to deal in securities, may be made to an unlimited number of persons in Singapore who are existing holders of bonds issued by the Republic of Argentina (the “existing bondholders”) pursuant to an exemption invoked under the SFA, on the condition that there are no securities issued by the Republic of Argentina that are listed on Singapore Exchange Securities Trading Limited.

e.	No filing is required to be made for an offering of the New Securities to existing bondholders in Singapore.

2.	Inquiries from investors

a.
Inquiries by investors (whether existing bondholders or otherwise) must be directed to and answered by holders of capital markets services licenses to deal in securities or persons who are exempted under the SFA from obtaining a capital markets services license to deal in securities, provided that no solicitation may be made to or targeted at investors in Singapore who are not existing bondholders.

b.	As a practical matter, this means that a representative of the holder of a capital markets services license to deal in securities under the SFA or the person who is

9	For this purpose, an “accredited investor” is:

(a)
an individual whose (1) net personal assets exceed S$2 million in value, or its equivalent in a foreign currency, or (2) income in the preceding 12 months is not less than S$300,000, or its equivalent in a foreign currency;

(b)
a corporation with net assets exceeding S$10 million in value or its equivalent in a foreign currency, as determined by its most recent audited balance sheet or, in the case of a corporation which is not required to prepare audited accounts regularly, a balance sheet of the corporation certified by it to give a true and fair view of the state of affairs of the corporation as of the date of the balance sheet, which date shall be within the preceding 12 months;

(c)	the trustee of a trust of which all property and rights of any kind whatsoever held on trust for the beneficiaries of the trust exceed S$10 million in value (or its equivalent in a foreign currency);

(d)	an entity (other than a corporation) with net assets exceeding S$10 million in value (or its equivalent in a foreign currency);

(e)	a partnership (other than a limited liability partnership within the meaning of the Limited Liability Partnerships Act, Chapter 163A of Singapore) in which each partner is an accredited investor; or

(f)	a corporation, the sole business of which is to hold investments and the entire share capital of which is owned by one or more persons, each of whom is an accredited investor.

Annex III - 51

exempted under the SFA from obtaining a capital markets services license to deal in securities should be present at road show presentations (if any) and meetings at which the New Securities may be offered to, or made the subject of the Invitation to, persons in Singapore to respond to any inquiries from investors (whether existing bondholders or otherwise).

3.	Persons who may accept the Invitation

Where the relevant exemption is invoked under the SFA, existing bondholders may accept the Invitation to subscribe for New Securities in relation to the Invitation.

4.	Advertisements

Advertisements may be published in Singapore or outside Singapore only to the extent that the advertisement specifically targets existing bondholders.

5.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses

                    For the Invitation of the New Securities to existing bondholders:

                    “The Invitation is made only to and directed at, and the New Securities are only available to, persons in Singapore who are existing bondholders of bonds previously issued by Argentina. The Invitation is not an offer, sale or invitation of the New Securities to any other person in Singapore. Subscriptions for the New Securities will not be accepted from any person in Singapore other than persons in Singapore who are existing bondholders of bonds previously issued by Argentina.”

6.	Internet notice and acknowledgement

                    Since holders of capital markets services licenses for dealing in securities or persons exempted under the SFA from obtaining a capital markets services license to deal in securities must perform the marketing and soliciting activities, investors in Singapore should be presented with a web page containing a legend before they are able to access the Invitation Website. Such legend should make it clear that access to the Invitation Website is provided by one or more named holders of capital markets services licenses or persons exempt from such licensing whom such investors in Singapore may contact for further information on the Invitation. In addition, the Invitation Website should only be accessible to existing bondholders in Singapore.

SPAIN

       1.             The Invitation is made in reliance on mutual recognition of an EU approved prospectus. A prospectus regarding the Invitation approved by the competent authority of another EU Member State (in this case the Luxembourg CSSF) will be recognized for public offer purposes in Spain. Therefore, the CSSF must provide the Spanish Securities Market Commission (the “CNMV”) with:

(i)	a certificate of approval of the prospectus;

(ii)	a copy of the prospectus;

(iii)	a Spanish translation of the summary.

                    The translation is prepared by Argentina and submitted to the CSSF. In no event will the English-language base prospectus be subject to translation into Spanish.

2.	Inquiries from investors

Annex III - 52

                    Once the prospectus has been approved through mutual recognition, the Republic of Argentina or the Dealer Managers may respond (whether by telephone, mail or through meetings) to inquiries from investors resident in Spain.

3.	Persons who may accept the Invitation

                    Institutional and retail investors resident in Spain may accept the Invitation.

4.	Advertisements

                                                According to the Spanish Law, advertising activities are subject to the fulfillment of the following requirements:

(i)	advertisements shall be clearly recognizable as such and the information contained in an advertisement shall not be inaccurate, or misleading;

(ii)	advertisements shall state that a prospectus has been or will be published and indicate where investors are or will be able to obtain a copy of it;

(iii)
the information contained in the advertisements shall be consistent with the information contained in the prospectus, if already published, or with the information required to be in the prospectus, if the prospectus is published afterwards; and,

(iv)
the information concerning the admission to trading on a regulated market disclosed in an oral or written form, even if not for advertising purposes, shall be consistent with that contained in the prospectus.

                    Finally, advertising material is not subject to the approval of the CNMV but shall be made available to it upon request.

5.	Legend in the advertising materials

                    It is not mandatory to insert a legend in advertising materials. However, whether it is inserted or not, the requirements contained under Section 4.(ii) above shall always be fulfilled. Following is an example of a legend:

                    “The Invitation shall be made to holders of Eligible Securities in Spain by means of a public offer under a prospectus approved by the CSSF of Luxembourg, in accordance with the Prospectus Directive and passported into Spain by providing the Spanish Securities Market Commission (the “CNMV”) with the following documents: (i) a certificate of approval of the prospectus, (ii) a copy of the prospectus and (iii) a Spanish translation of the summary.  The latter documentation is available, upon request, at the CNMV, from the information agent at its address indicated on the back cover of this document or from the Invitation Website.”

SWITZERLAND

                    The following summary of restrictions is based on the assumption that no portion of the Invitation is made directly in Switzerland through a Dealer Manager domiciled in Switzerland.

1.	Solicitation

a.	Inside Switzerland. May solicit (whether by telephone, mail or through meetings) institutional and non-institutional investors located and/or resident in Switzerland, but

Annex III - 53

a prospectus must be provided; if the issuer makes a public offering10 in Switzerland, the prospectus must conform to Swiss law requirements. Dissemination of a prospectus in electronic form is permissible only if the full text may be reviewed on a computer screen, or printed to a local printer.

b.
Outside Switzerland. May solicit (whether by telephone, mail or through meetings) Swiss institutional and non-institutional investors located and/or resident outside Switzerland (subject to any local law restrictions in the jurisdiction in question).

2.	Inquiries from investors

a.	Inside Switzerland. May respond (whether by telephone, mail or through meetings) to inquiries from both institutional and non-institutional investors located and/or resident in Switzerland.

b.
Outside Switzerland. May respond (whether by telephone, mail or through meetings) to inquiries from Swiss institutional and non-institutional investors located and/or resident outside Switzerland (subject to any local law restrictions in the jurisdiction in question).

3.	Persons who may accept the Invitation

a.	Inside Switzerland. Institutional and non-institutional investors located and/or resident in Switzerland.

b.	Outside Switzerland. Swiss institutional and non-institutional investors located and/or resident outside Switzerland (subject to any local law restrictions in the jurisdiction in question).

4.	Advertisements

                    May only publish advertisements in Switzerland or the international edition of the Financial Times or The Wall Street Journal if a prospectus is prepared in conformity with Swiss law

10
An offering is public, under Swiss law, if it is made to an indefinite number of investors; it is non-public if it is made to a select number of individual investors. There is no bright-line test for determining whether an offering is public or non-public. In our view, each offering must be evaluated on a case-by-case basis, taking all the relevant facts (e.g., marketing, number and type of investors, nature of any on-selling, etc.) into consideration. However, once these facts have been taken into consideration, in the absence of other characteristics of a public offering (such as advertising), we believe that an offering to up to 100 (non-qualified) investors may still be considered non-public. Public offerings are made by means of a public advertisement (newspaper announcement, mass circular, web page with unrestricted access, etc.).

An offering via the Internet may receive special treatment under Swiss law. Such an offering may be deemed a “public offering” unless access to the offering materials within Switzerland is restricted through the granting of a password, made available only to existing holders of bonds.

An exchange offering will also qualify as a public offering if the old bonds are listed on the SIX Swiss Exchange (“SIX”).

If an offering qualifies as a public offering under Swiss law, then the prospectus and any prospectus supplement issued in connection with the offering must conform to requirements established under Swiss law. Swiss law (Art. 652a and Art. 1156 Swiss Code of Obligations) governs the amount of information to be disclosed in a prospectus for a bond exchange or a bond purchase offering. By contrast, no registration requirement exists for securities issued in a public offering, unless the successor securities (if any) are listed on SIX. In other words, under Swiss law, the prospectus prepared in connection with any offering need not be approved by, filed with or submitted to any regulatory agency prior to an offering. However, if the successor bonds are to be listed in Switzerland, the prospectus must comply with the listing rules of SIX and the listing as well as the prospectus must be approved by SIX. The (full) listing prospectus must either be published in at least one newspaper with a national distribution or provided free of charge in printed form at the issuer’s head office and those financial institutions that are placing or selling the securities or electronically published on the issuer’s website and possibly also on the websites of those financial institutions that are placing or selling the securities. A printed copy must be provided to investors free of charge on request. For the one Eligible Bond listed on SIX, a request for delisting may be filed with SIX.

Annex III - 54

requirements. It is, however, permissible (a) to publish advertisements in the UK domestic edition of the Financial Times and the U.S. domestic edition of The Wall Street Journal, and (b) to issue press releases to Reuters and Telerate outside Switzerland which such services may, in the ordinary course of business, carry in Switzerland.

5.	Notice and acknowledgement

                    Certain notices are required in connection with the Invitation because the rights of the holders of the one Eligible Security listed on SIX will be affected.11 In addition, certain notices are required if such Eligible Security is delisted.

6.	Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses

          Assuming that the Invitation qualifies as a public offer of the New Securities but no listing on the SIX of such New Securities is envisaged:

          “Argentina has not applied nor will apply for a listing of the New Securities on the SIX Swiss Exchange or any other exchange or regulated securities market in Switzerland, and consequently, the information presented in the Invitation Materials or in any other offering or marketing material does not necessarily comply with the information standards set out in the applicable Swiss listing rules.”

7.	Miscellaneous

                    Depending on the extent of the physical presence within Switzerland of a provider of underwriting services, such provider may fall under the jurisdiction of Swiss securities laws and, consequently, must obtain a Swiss securities dealer license. The following factors may be used to determine whether an entity falls within the jurisdiction of the Swiss securities laws for licensing purposes:

a.	If the provider employs personnel, maintains a physical infrastructure or centralizes managerial functions in Switzerland.

b.
If the provider utilizes an affiliate, or has entered into an agreement with an unregulated Swiss entity. If so, licensing is required if either: (i) the affiliate or third party acts as the exclusive representative of the provider; or (ii) the affiliate or third party is entitled to use such provider’s trade name.

c.	If the provider maintains a call center or possibly also a server in Switzerland.

                    Since one of the Eligible Securities is listed on SIX, (i) the Invitation Material has to comply with Swiss statutory law12 and (ii) certain notices and publications have to be made13.

11
The Invitation Materials and related documents should be sent to SIX prior the launch of the Invitation. Notices have to be sent to SIX electronically concerning launch, result of exchange, extension of tender period, if applicable, and settlement. In addition, such notices have to be distributed to (i) at least two newspapers of national importance, (ii) at least two electronic systems widely used by professional market participants (e.g., Bloomberg, Reuters, Telekurs) and (iii) all interest parties upon request.

12
The requirements of Swiss statutory law regarding the content of the prospectus are, however, rather limited. Article 652a of the Swiss Federal Code of Obligations requires disclosure of: (i) content of the issuer’s entry in commercial register; (ii) current amount of share capital (number, par value and type of shares, as well as any preferential rights); (iii) any authorized and conditional share capital; (iv) number of profit sharing certificates and the content of any rights related therewith; (v) most recent annual financial statements (statutory and consolidated) together with the auditors’ report and, if the balance sheet date is older than six months, interim financial statements; (vi) dividends paid during the last five years; (vii) corporate resolution regarding issuance of debt securities. In case of governmental issuers, these rules apply mutatis mutandi. In the case at hand none of these disclosure requirements are applicable. In addition, Article 1156 of the Swiss Federal Code of Obligations requires the disclosure of detailed information concerning the bond, in particular: (i) maturity, (ii) interest terms, (iii) terms of repayment, (iv) special security provided for the bonds, if any, and (v) representative(s) of the bondholders, if any.

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UNITED KINGDOM

1.	Securities Registration

                    To the extent that securities are offered to persons in the UK, there may be an offer to the public. Public offers of transferable securities and the admission of such securities to trading on any EU regulated market in the United Kingdom (“UK”) are governed by the Financial Services and Markets Act 2000 (the “FSMA”), Prospectus Regulations 2005, and the Financial Services Authority’s Prospectus Rules (“PR”s) made thereunder (together the “Public Offer Rules”) which together implement the EU Prospectus Directive. “Transferable securities” include bonds and other forms of securitized debt and depositary receipts in respect of such securities. A public offer of securities is a communication in any form and by any means which presents sufficient information on (i) the transferable securities to be offered and (ii) the terms on which they are offered, to enable an investor to decide whether or not to buy or to subscribe for the securities in question14. The Public Offer Rules do not apply to non-equity securities of EEA sovereign issuers but do apply to such securities, when issued by non-EEA sovereign issuers.

                    Under Section 85 of the FSMA, contravention of which constitutes a criminal offence, a UKLA15 approved prospectus is required either: before transferable securities are offered to the public in the UK, outside the scope of an exemption; or, before a request is made for the admission of transferable securities to trading on a regulated market situated or operating in the UK. We understand that, rather than relying on a combination of applicable exemptions which would restrict the scope of the offer that can be made, the prospectus will be “passported” into the UK.

                    Under the Public Offer Rules, a prospectus may be “passported” into the UK. Under Article 17 of the EU Prospectus Directive, a prospectus approved in a Member State can be considered for approval for public offers and admissions to trading in other host Member States. The procedure by which this occurs is set out in the PRs. If an issuer wishes to pursue a passport for an approved document, it must apply for a certificate of approval. An issuer who wishes to make use of the passport facility may either: request the certificate of approval at the same time as making the application for approval of the prospectus (in which case the certificate will be issued on the day following the approval of the prospectus); or, request a certificate once the prospectus has been approved (in which case the certificate will be issued within three days of such a request). Article 18 of the EU Prospectus Directive sets out the procedure for notifying host Member States. The FSA’s approach to passporting offering documents in and out of the UK is established in Sections 87H and 87I of the FSMA. When passporting into the UK the issuer will need to submit a written request for a certificate of approval by e-mail to LTAdmin@fsa.gov.uk attaching: (i) a request letter for a certificate of approval of the prospectus to be sent to the competent authorities of the relevant host Member States where the issuer wants to use the prospectus16; (ii) the prospectus or supplementary prospectus to be approved; and (iii) a translation of the summary section of the prospectus if requested by the competent authority.

                    There is no requirement for a stand-alone UK specific selling restriction if the prospectus has been passported into the UK. However, some language which may be used is set out at Schedule F.

13
See under Section 5. According to the provisions of the CHF bond, all publications are conducted by BNP Paribas at the expense of the Republic. BNP Paribas is the principal paying agent and dealing with all corporate actions for the CHF bond. Therefore, Swiss local counsel strongly recommends coordinating the submission of documents with BNP Paribas.

14	Section 102B(1) of the FSMA.

15
The UKLA is the term used to describe the Financial Services Authority (the “FSA”) in its capacity as competent authority under the FSMA for official listings of securities on the London Stock Exchange. Admission of securities to the official list of the UKLA and admission to trading on the London Stock Exchange’s regulated market for securities constitute admission to official listing on a stock exchange.

16
The letter must be signed by an authorized signatory and include the name and date of the document to be passported, the jurisdiction to which the passport should be sent and confirmation (where the prospectus is not passported on the day it is approved) that “no significant new factor, material mistake or inaccuracy has arisen” since the date the prospectus was approved.

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1.	Financial promotion

a.	Summary

                    Financial promotions included in a prospectus approved in accordance with prospectus rules made under FSMA will fall within the exemption provided by Article 70 of the FSMA (Financial Promotion) Order 2005 (the “FPO”).

                    However, any press releases or other communications constituting financial promotions that are not contained within the prospectus, or issued prior to the passporting of the prospectus must comply with the financial promotion regime. In practice, this means that any such communication will either need to be approved as a financial promotion by an authorized person (e.g., an investment bank) or brought within the scope of an applicable exemption. The most useful exemptions are discussed below. In practice, an offer which is restricted to investment professionals and high net worth entities (Articles 19 and 49 of the FPO) will be exempt. Accordingly, the procedures discussed in this memorandum have been drafted on the assumption that the offer will be restricted to persons in the UK who fall within these categories. However, it is possible that other exemptions, including the “Sovereign Exemption” (Article 34 of the FPO) will also be available in relation to certain communications.

                    If it is proposed that the offer will not be restricted to persons falling within Articles 19 and 49 of the FPO, care will need to be taken that documents are not communicated to persons falling outside the scope of any applicable exemption, unless they are approved as financial promotions. The application of the financial promotion regime will need to be considered in relation to each communication, on a case-by-case basis.

b.	Solicitation and the general prohibition

(i)
There is a general prohibition17 on any communication “in the course of business” which could amount to an “invitation or inducement” to another person to engage in investment activity18 unless communicated by19 or approved by an authorized person20 or pursuant to an exemption from this general prohibition.21 Approval by an authorized person must be given specifically for the purposes of enabling the financial promotion to be communicated by unauthorized persons. Authorized persons who make financial promotions are not subject to the financial promotion restriction under FSMA, but the FSA’s conduct of business rules for authorized persons would apply to these communications. The general prohibition on communicating such an invitation or inducement also extends to “causing” such a communication to be made.

(ii)
An authorized person proposing to approve a communication as discussed above is required to approve each communication taking account of the FSA’s Conduct of Business Source Book (“COBS”) which sets out protections for investors. Financial investments carry risk, and any firm approving a communication would balance this risk with large

17	The general prohibition is contained in Section 21(1) of the FSMA.

18	Engaging in investment activity is defined in Section 21(8) of the FSMA and would include exchanging the Eligible Securities for the New Securities.

19	A document communicated by an authorized person may also need to be approved by the authorized person for onward communication by non-authorized persons.

20
Authorized persons are defined in Section 31 of the FSMA and include persons who have permission to carry on one or more regulated activities under the FSMA or who are otherwise authorized by a provision of, or made under the FSMA. Communication of a financial promotion by an authorized person requires, subject to the exceptions, the authorized person to undertake the same procedures as it would if it were approving the financial promotion for purposes of section 21 of the FSMA.

21	The FPO sets out a number of exemptions from the general prohibition.

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fees, and such approval would therefore be expensive. It is relatively rare that financial promotion relating to the issue of securities would be approved.

(iii)
The legal restriction on financial promotion, which is intended to protect investors, has a broad scope in terms of the type of communications it prohibits and geography.22 The financial promotion restriction applies (i) to “real time” communications, i.e., communications made in the course of a personal visit, telephone conversation or other interactive dialogue,23 and (ii) to “non-real time” communications,24 i.e., communications that are not real time communications, for example, letters, faxes, e-mails, information posted on web sites, teletext services and broadcasts.

(iv)
The financial promotion restriction does not apply to any communication which is a non-real-time communication or a solicited real-time communication, and which is communicated by25 and relates only to controlled investments issued, or to be issued, by, among others, any government (the “Sovereign Exemption”).26

(v)	As discussed above, Article 70 of the FPO provides an exemption for communications that are included in a prospectus approved in accordance with prospectus rules made under FSMA.

(vi)
Article 18 of the FPO provides an exemption for communications which are made or directed by a person who acts as a “mere conduit” (the “Conduit Exemption”). A person acts as a mere conduit for a communication if “he communicates it in the course of an activity carried on by him, the principal purpose of which is transmitting or receiving material provided to him by others, the content of the communication is wholly devised by another person, and the nature of the service provided by him in relation to the communication is such that he does not select, modify or otherwise exercise control over its contents prior to its transmission or receipt.” In the view of the FSA, as set out in guidance published by it, what matters is that the person is carrying on a business which has the required principal purpose; such a business might represent but a part of a person’s activities (however small), so long as it represents a discrete business. FSA guidance states that a discrete business is an activity whose principal purpose is to receive and transmit other persons’ communications and which is not simply a service provided incidentally or as an adjunct to another service. It should be noted that this exemption applies only to communications by mere conduits and not to persons who use mere conduits as a means of communicating their promotions.

22
The financial promotion prohibition applies (i) to communications which originate within the UK and are sent to or capable of being accessed by UK investors, (ii) to communications which originate within the UK and are sent to or capable of being accessed by overseas persons and (iii) to communications which originate outside the UK but are capable of having an effect in the UK. It is irrelevant whether the communication actually has an effect in the UK if it is “capable” of doing so.

23	It should be noted that it is not possible for an authorized person to approve a “real time” communication.

24
Whether a communication is real time or not will depend on a number of factors, such as whether the communication is of a type that does not in the normal course enable or require the recipient to respond immediately to the communication (Article 7 of the FPO).

25	Guidance published by the FSA states that exemptions limited to communications “by” particular persons do not extend to communications made on behalf of such persons.

26	Article 34 of the FPO.

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(vii)
A financial printer may constitute a “mere conduit” to the extent that one of the discrete businesses of the printer is an activity whose principal purpose is to receive and transmit an issuer’s communications (e.g., an offer document) and which is not simply a service provided incidentally or as an adjunct to another service (and as long as the other conditions to being a “mere conduit” are satisfied as described above).

(viii)
It should be noted that even if a communication is sent by a “mere conduit”, the person responsible for sending it will still have caused the communication, and so the effect of the mere conduit exemption is simply to exempt the mere conduit. However, Argentina should fall within the Sovereign Exemption (see above).

(ix)
A dealer manager or an exchange agent would be most unlikely to constitute a “mere conduit.” Consequently, communications by the Dealer Managers or the Exchange Agent should be limited to investment professionals and high net worth entities (see below). Neither the Dealer Managers nor the Exchange Agent should make any financial promotion generally available, for example by posting it on its website (without password protection to limit access as described below).

(x)
The easiest means of making financial promotions outside of the prospectus, would be to limit any such communications in the UK to investment professionals27 and high net worth entities28 (as well as complying with the public offer restrictions). For these purposes, “investment professionals” are defined in the FPO to include an authorized person, a person whose ordinary activities involve him/her in carrying on the controlled activity to which the communication relates, for the purpose of the business carried on by him/her, or who it is reasonable to expect will carry on such activity for the purposes of a business carried on by him/her, a government, a local authority, an international organization and an exempt person where the communication relates to an activity in respect of which he/she is exempt. “High net worth entities” include:

•
High net worth company – (i) a company with more than 20 members and a called up share capital or net assets of GBP 500,000 or more; or (ii) a company that has called up share capital or net assets of more than GBP 5 million (Article 49(2)(a) of the FPO).

•
High value trust – a trust where the aggregate value of the cash and investments which form part of the trust’s assets (before deducting the amount of its liabilities) (a) is GBP 10 million or more; or (b) has been GBP 10 million or more at any time during the year immediately preceding the date on which the communication in question was first made or directed (Article 49(6) of the FPO).

•	High value unincorporated association or partnership – any unincorporated associations or partnerships that have net assets of not less than GBP 5 million (Article 49(2)(b) of the FPO).

27	Article 19 of the FPO.

28	Article 49 of the FPO

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(xi)
In order to fall within the scope of this exemption, it is imperative that the promotion be either “made to” or “directed at” investment professionals and/or high net worth entities only, and not anyone else in the UK. Communications will be regarded as being “made to” investment professionals and/or high net worth entities where the communication is made to a specific person, e.g., addressed to that person, and that person falls within the relevant investment professional/high net worth entity definition. It must be possible to be certain that each proposed recipient comes within the definition of investment professionals and/or high net worth entities. If it is proposed to rely on the “made to” limb of these exemptions, careful records should be made of the recipients and the basis on which each is believed to be either an investment professional and/or high net worth entity. This could, for example, require full password protection for the Invitation Websites, and strict control over the issuance of passwords. If it is proposed to rely on the “directed at” limb of the investment professional and/or high net worth entities exemptions then it is not a requirement that the communication be sent specifically to specific qualifying recipients (and so such password protection, for example, would not be required for the Invitation Websites), only that the communication be intended only for such recipients. It will then be necessary to do two things: (1) include a selling restriction in the relevant communication in the form set out in Schedule G, and, where the communication is included on the Invitation Websites, include a click-through page whereby a UK person would represent and warrant that they are a person to whom the communication may be directed under the Article 19 and 49 exemptions (see Schedule G); and (2) ensure that proper systems and controls are in place to ensure that the communication is not acted upon by people who are not investment professionals or high net worth entities, i.e., that they do not in fact accept the Invitation and cannot as a matter of internal procedure accept the Invitation. In the case of the latter requirement, we understand that the systems and controls will involve the investor representing and warranting which category of institutional or professional investor is applicable to it, by ticking the appropriate box. The Information Agent or Exchange Agent, as applicable, would then check that each investor tendering bonds has ticked one of the appropriate boxes in the relevant Notice and Acknowledgement for UK Investors, and that the box ticked is not obviously incorrect. Ideally, there should be some degree of independent checking of investors responding, but we understand that the above is all that can be achieved in practice. While this approach cannot be guaranteed 100% safe, we believe that it is a reasonable approach in these circumstances.

(xii)
Article 17A of the FPO introduced a new exemption for communications caused to be made or directed by an unauthorized person which is made or directed by an authorized person if either a) the authorized person prepared the content of the communication; or (b) it is a real time communication.

c.	Solicited v. unsolicited real time communications

                    A real time communication is solicited if it (a) was initiated by the recipient of the communication or (b) takes place in response to an express request from the recipient of the communication. Any other real time communication is unsolicited. Agreeing to standard terms or failing to tick a box is not sufficient to constitute a solicitation.

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d.	Specific types of communications and typical exemptions

(i)
Telephone. Telephone communications are real time communications under the FSMA and there is a general prohibition on such real time communications to persons in the UK. Again, the investment professional/high net worth entity exemption will have to be used, although in the case of telephone calls it is most likely that they will be “made to” such persons and not “directed at” them. Authorized persons are not permitted to approve a real time financial promotion, however, solicited real time financial promotions made in the course of a telephone conversation which is initiated by or takes place in response to an express request from the recipient will be exempt. It should be noted that except in limited circumstances even authorized persons cannot communicate unsolicited real time promotions to individuals unless they are exempt promotions.

(ii)
Mail. Communications relating to securities that are made by mail are non-real time communications under the FSMA and as such should be limited to investment professionals and high net worth entities (as above) (unless they are sent by Argentina or a mere conduit for Argentina). This may be either under the “made to” approach or the “directed at” approach, depending on how the mailing is prepared. Materials relating to the Invitation that constitute financial promotions must either be and such communications limited to investment professionals, high net worth entities or approved by an authorized person or communicated by Argentina or a mere conduit for Argentina.

	(iii)	Internet/e-mail:

(A)
Invitation Websites. Access to information relating to the Invitation contained on the Invitation Websites by persons in the UK should either be restricted to investment professionals and high net worth entities through use of a password, as described above, in which case they can be “made to” such persons, or otherwise the “directed at” procedure will need to be followed as above. The Invitation Material can be published on a website and benefit from the Article 70 of the FPO exemption. However, all other materials relating to the Invitation that constitute financial promotions will have to comply with the access restrictions stated above, be communicated by an authorized person, be approved by an authorized person or communicated by Argentina or a mere conduit for Argentina.

(B)
E-mail. E-mails are also non-real time communications under the FSMA and as such, should be limited to investment professionals and high net worth entities in the same way as documents sent by mail (see above) (unless they are sent by Argentina or a mere conduit for Argentina). Materials relating to the offer that constitute financial promotions will have to be communicated by an authorized person, approved by an authorized person or communicated by Argentina or a mere conduit for Argentina.

	(iv)	Meetings held in the UK

(A)
Documents handed out at meetings. These are non-real time communications under the FSMA and as such, should be limited to investment professionals and high net worth entities in the same way as documents sent by mail (see above) (unless they are Argentina’s documents and are handed out by Argentina or a mere conduit for Argentina). The

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Invitation Material will benefit from the exemption provided under the FPO but all other materials handed out at meetings relating to the offer that constitute financial promotions must comply with these rules and either be given only to investment professionals and high net worth entities, be communicated by an authorized person, approved by one in accordance with the rules or communicated by Argentina or a mere conduit for Argentina.

(B)
Presentations. Presentations at meetings, such as road shows and “one on ones” will generally be real time communications, and should be treated as unsolicited. See exemptions for telephone conversations described above. Slides, handouts and other visual aids made available during a presentation will be non-real time communications. No persons other than investment professionals and high net worth entities should be permitted to attend or participate in meetings or presentations without first discussing their participation with English counsel.

(v)	Offers to meetings, wherever held

(vi)
Oral offers to meetings should be considered as unsolicited real time communications under the FSMA. Oral offers are restricted for meetings held outside the UK as well as for meetings held inside the UK to the extent that persons to whom offers are made are located in the UK. See exemptions for telephone conversations described above. In any event, offers to meetings, whether written or oral, should only be made to persons who are eligible to attend.

(vii)	Inquiries from bondholders

                    Persons may respond to inquiries from investment professionals or high net worth entities described above, provided that any advice on investments, arranging or agreeing to do either of the aforesaid may only be carried out by a person who is authorized or exempt (see “Regulated Activities,” below).

(viii)	Press releases

                    Argentina should include the financial promotion legend (see Schedule F) on any press releases and other written materials made available to the financial press.29

                    Article 47 of the FPO provides an exemption in respect of communications made to individuals whom the person making the communication reasonably believes will receive the communication in the course of a business which involves the dissemination through a publication of information concerning controlled activities (that is, activities which require authorization under the FSMA.)

                    This will cover communications relating to the Invitation made to financial journalists. It is sensible to assume that only financial journalists are involved in businesses in which dissemination of information relating to controlled activities. There is an element of subjectivity in the test introduced by the reasonable belief requirement as to the involvement of recipients in such matters. In guidance on this promotion, FSA has indicated that in its view there must be an element of editorial control over the way in which the contents of the communication are passed on in the publication in question. Simple

29
Under Article 47 of the FPO, it is essential to the operation of this exemption that the journalist to whom the promotion is made does not simply restate what is communicated to him or her. There should be clear exercise of editorial discretion relating to the information communicated by the financial journalist.

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restatement of the contents of the promotion in the publication in question will not have the benefit of this exemption.

                    Argentina should also benefit from the Sovereign Exemption for its press releases, though press releases should generally be considered on a case-by-case basis when seeking to rely exclusively on the Sovereign Exemption.

                    Argentina should consider having press releases relating to the offer approved by an authorized person. Although Article 70 of the FSMA exempts communications that are included in the Invitation Material, advertisements are specifically excluded and so should be approved unless it is clear that the Sovereign Exemption is available for the relevant press release. English counsel should be consulted for any particular press release.

                    All communications that could constitute a public offer of securities should also be addressed only to “qualified investors” in the UK.

                    e.     Consequences of breach

                    A person commits a criminal offence by making or causing a prohibited communication to be made.30 If a person enters into a controlled agreement31 as a customer in consequence of an unlawful communication, the agreement is unenforceable against him and he may recover money or property transferred by him under the agreement and compensation for any loss sustained may be payable. The court retains discretion to enforce the agreement if it considers it just and equitable to do so in the circumstances of the case.32

                    In addition, it is a criminal offence to make an offer to the public of transferable securities in the UK unless an approved prospectus has been made available to the public before the offer is made.

                    f.     Notices

                    Each person who takes part in the Invitation should provide an acknowledgement with particular representations to Argentina and the Dealer Managers (see Schedule H).

                    g.     Undertakings and selling restriction legend

                    The Dealer Managers must comply with the following representation, warranty and undertaking (which would also typically be disclosed in the Invitation Material):

        Each Dealer Manager has represented, warranted and agreed that: 33

(i)
in relation to each Member State of the EEA which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), an offer to the public of the New Securities may not be made in that Relevant Member State other than the offers contemplated in the Invitation Materials in Luxembourg, Austria, Denmark, Germany, Italy, the Netherlands, Spain and the United Kingdom, once the Invitation Materials have been approved by the competent authority in Luxembourg and published and passported in accordance with the Prospectus Directive as implemented in Austria, Denmark, Germany, Italy, the Netherlands,

30	Section 25(1) of the FSMA.

31	Controlled agreement is defined in Section 30(1) of the FSMA and would include exchanging the Eligible Securities for the New Securities.

32	Section 30 of the FSMA sets out the legal position in relation to the enforceability of agreements resulting from unlawful communications.

33	Not necessary for securities with a minimum denomination per unit of EUR 50,000 or more (only likely to be the case for debt securities).

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Spain and the United Kingdom, except that an offer to the public in that Relevant Member State of the New Securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts;

(c)
by a dealer manager to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the other dealer manager for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the New Securities shall result in a requirement for the publication by Argentina or any dealer manager of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the New Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Securities to be offered so as to enable an investor to decide to purchase any New Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(ii)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the New Securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Securities in, from or otherwise involving the United Kingdom.”

                    3.     General prohibition and use of authorized persons

                    No person may carry on a regulated activity in the UK34, or purport to do so, unless he is an authorized person or an exempt person.35 Regulated activities include, in broad terms, giving investment advice, dealing in securities, whether as principal or as agent, and making arrangements for someone to acquire or dispose of an investment. Since regulated activities in the UK must be undertaken

34
The question of whether a regulated activity is carried on in the UK can often be difficult to determine. With respect to arranging deals in investments, the arranging is normally carried on at the place where the arranger is present. With respect to giving investment advice, one should assume that the advice is given at the place where it is received.

35	Section 19 of the FSMA.

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by persons authorized to do so, unauthorized investment banks often conduct regulated activities through their authorized UK affiliates. This is generally considered to be the safest course.

                    Authorized branches or subsidiaries of investment banks will be subject to various rules relating among other things to financial promotion, conduct of business and market abuse. It is not realistic to summarize the content of these requirements for the purposes of this memorandum but reference should be made to the compliance functions and/or internal or external legal counsel of the IMBs involved to ensure that activities necessary and incidental to the Invitation are carried on in compliance with such rules.

                    4.     Overseas persons exemption

                    Article 72 of the RAO provides certain exemptions including, in respect of dealing as principal or as agent, transactions entered into by an “overseas person”36 “with or through” an authorized or exempt person and, in respect of arranging activities, arrangements entered into by an overseas person with a UK authorized or exempt person. It is highly probable, however, that existing bondholders may not be FSMA authorized or exempt persons. Article 72 of the RAO also provides exemptions with respect to dealing as principal or as agent where the “overseas person” enters into transactions with persons in the UK as a result of a “legitimate approach,”37 and with respect to advising, where the “overseas person” gives advice as a result of a legitimate approach.

URUGUAY

                   1.       General

                    Section 2 of Securities’ Law number 16,749 provides for the definition of public offer and private placement of securities: “It shall be understood as a public offer of securities an offer addressed to the general public or to certain sectors or specific groups thereof to the effect of acquiring said securities.”

                    Concerning private placements the provision in question states that: “It shall be considered as a private placement the issue of securities, the private nature of which has been explicitly disclosed, which are directly placed with individuals or legal persons, either through brokers or otherwise, and which are not quoted in a stock exchange or advertised to the effects of said placement. The issuer of such private placements will be responsible for explicitly disclosing that said securities have not been registered by the Central Bank of Uruguay.”

                    Hence, the Invitation may qualify, either as a private placement, or as a public offering depending on the characteristics. If the New Securities are offered in Uruguay by means of a private placement, no registration is needed and no steps need to be taken in order to obtain authorization of any kind from the authorities.

36
Broadly, an overseas person is an entity that engages in activities that would be regulated if they took place in the UK, but does not carry on any such activities (or even offer to do so) from a permanent place of business maintained by that entity in the UK. We are not aware of any specific criteria for deciding whether a permanent place of business is maintained in the UK. However, the following four separate criteria are probably particularly important: 1. Does the entity have premises in the UK? (An entity will probably be taken to have premises in the UK even if the entity operates from the premises of a third party; the question is whether there are premises in the UK utilized by the entity.) 2. Are they the entity’s permanent premises? (It appears that this criterion is likely to be fulfilled by a more or less permanent location, not necessarily owned or even leased by the entity, but which is at least associated with the entity and from which habitually or at least with some degree of regularity business is conducted.) 3. Does the entity have personnel in the UK? 4. Do those personnel conduct the entity’s business from those premises?

37
Broadly, legitimate approach, is an unsolicited (or solicited by the overseas person in a way that does not breach the UK financial promotion regime) approach by a UK person to the overseas person, or an approach made by or on behalf of the overseas person in a way that does not breach the UK financial promotion regime.

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          The following conditions must be met in the context of a private placement of the New Securities in Uruguay:

(i)
The sale and distribution of the New Securities in Uruguay must be done by approaching clients on a case-by-case basis, without making any kind of publicity, road shows, presentations or general solicitation. Cold calls may be made, either locally or from abroad, but a road show or a presentation in Uruguay would imply that the Invitation would qualify as a public offer and therefore may not be allowed in the context of a private placement.

(ii)
Marketing materials delivered under receipt to the investors must bear a legend stating that the offering of the New Securities constitutes a private placement and that the New Securities will not be registered with the Central Bank of Uruguay.

(iii)
Although no prospectus requirements are currently in place in the context of a private placement, it is advisable that sufficient and detailed information about the New Securities is given to investors.

(iv)
The distribution of New Securities in Uruguay must not be significant and should be very limited in number of purchasers and in the amounts involved. Although no specific numerical limitation is currently in place, neither in the number of prospective clients, nor in the amount of the actual monies being invested, it is clear that the number of approached investors may not be unlimited and that a substantial investment done by Uruguayan investors may raise the concern of regulators.

(v)	Privately placed securities may not be quoted in any local stock exchange.

(vi)	Privately placed securities may not be posted in local web sites.

(vii)	Provided that the Invitation complies with all conditions set forth above to qualify as a private placement, it will not need to be registered in any securities’ registry in Uruguay.

(viii)
However, if one or more of the above mentioned conditions were not complied with, the regulators may conclude that a public offer is taking unduly place in Uruguay and, as such, conclude that said placement and the New Securities being offered should have been registered with the Central Bank of Uruguay.38

38 The Central Bank of Uruguay, which is the entity vested with the authority to supervise the Uruguayan securities’ market, issued Circular 1982 by which a specific set of rules dealing with securities issued by foreign sovereign states and international organizations was enacted. Although this is not clearly stated, this regime solely applies to sovereign securities being publicly offered in Uruguay.
Pursuant to the same, any of the local stock exchanges (currently, two stock exchanges exist in Uruguay: Bolsa de Valores de Montevideo S.A. and Bolsa Electrónica de Valores S.A.) may ask the Central Bank to register securities issued by sovereign states or international organizations by merely identifying the concerned securities and providing the name and ISIN code.
According to such Central Bank regulations, the requesting stock exchange is required to make available to investors, either at its offices or through electronic means, sufficient information on the securities being registered, including their identification and principal characteristics (outstanding amount, currency, term, interest rate, interest payment dates, rating, ISIN code, markets in which the securities are registered and issuance prospectus, if applicable). Additionally, it must inform immediately upon the information being publicly available, the trading price of the securities and the source of said information, including in its daily market reports the transactions carried out, listing the relevant securities, amount traded and price of each transaction.

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                    2.        Solicitation

                     Because the Invitation qualifies as a private placement, it may be promoted to prospective investors located or resident in Uruguay, complying with the conditions and restrictions set forth above. Provided that the conditions mentioned above are met, the provider of the underwriting services may make preliminary, introductory calls to prospective investors in Uruguay to introduce them to the investment opportunity.

                    Under Uruguayan law, there is no legal impediment for investors located and/or resident in Uruguay, institutional or non-institutional, to request, whether on an unsolicited or solicited basis, the purchase or exchange of securities.

                    In any case, the provider of underwriting services may participate in making the Invitation to investors located and/or resident in Uruguay, institutional or non-institutional, despite not having registration or license in Uruguay for the rendering of these services.

                    Pursuant to the above principles, the following addresses the different solicitation situations.

a.	Inside Uruguay. Solicitation is permitted (whether by telephone, mail, electronic means or through meetings) to institutional or non-institutional investors located and/or resident in Uruguay.

b.
Outside Uruguay. Solicitation is permitted (whether by telephone, mail, electronic means or through meetings) to Uruguayan institutional or non-institutional investors, located and/or resident outside Uruguay, subject to any local law restrictions in the jurisdiction in question.

As explained above, in the context of a private placement of the New Securities, solicitation activities performed, either inside Uruguay, or outside Uruguay but approaching Uruguayan prospective investors, must comply with the private placement conditions described above.

3.	Inquiries from investors

a.	Inside Uruguay. Inquiries from institutional or non-institutional investors, located and/or resident in Uruguay are permitted and may be answered.

b.
Outside Uruguay. Inquires from Uruguayan institutional or non-institutional investors, located and/or residents outside Uruguay, may be answered in accordance with the local legal restrictions of the jurisdiction in question.

4.	Persons who may accept the Invitation.

a.	Inside Uruguay. Institutional or non-institutional investors, located or resident in Uruguay.

b.	Outside Uruguay. Uruguayan institutional or non-institutional investors, located or resident outside Uruguay, subject to any local legal restrictions in the jurisdiction in question.

5.	Advertisements

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                    Provided the New Securities are placed through a private placement, no publicity regarding the Invitation may be carried out in Uruguay.

                    6.     Notice and acknowledgement

                    If the New Securities are placed through a private placement, it is advisable to keep evidence of the receipt by the investors of the marketing materials bearing the legend. Investors must acknowledge that the documentation received by them complies with the conditions for private placements (as explained above).

                    “We hereby acknowledge receipt of the Invitation Materials regarding the Invitation to tender the New Securities.

                    We further declare that we are aware of the fact that the offering of the New Securities pursuant to the Invitation constitutes a private placement under Uruguayan law and the New Securities are not and will not be registered with the Superintendence of Financial Services of the Central Bank of Uruguay.”

                    7.     Selling restriction legend in the Prospectus Supplement and applicable Non-U.S. Prospectuses

          If the New Securities are placed through a private placement, the following legend must be included:

          “The offering of the New Securities pursuant to the Invitation constitutes a private placement under Uruguayan law and the New Securities are not and will not be registered with the Central Bank of Uruguay.”

                    8.     Selling restriction legend on Invitation Websites

                    None required, if the New Securities are placed through a private placement, provided that the website is not a local website. The legend set forth under Section 6. above would be acceptable for inclusion on the Invitation Websites.

                    If the New Securities are placed through a private placement, the New Securities cannot be posted in a local website. In addition, should a foreign website be accessed from a local website, provided that investors may trade in the unregistered New Securities in such foreign website, then a website warning in the local website applies. The legend within the local web site should read:

                    “The securities accessed through the foreign website are not and will not be registered before the Central Bank of Uruguay.”

                    9.     Miscellaneous

                    The provider of underwriting activities could be landing in the Uruguayan market in different ways (e.g., sending marketing materials of the Invitation to Uruguay, making phone calls, sending electronic mails and eventually arranging visits in Uruguay). So long as these activities constitute occasional acts (“acto aislado”), compliance with local requirements of incorporation will not be necessary. Therefore, and despite the difficulty in controlling the means selected to approach the Uruguayan market (sending materials, making phone calls, sending mails or electronic malls, or connecting otherwise through the Internet, all of which will be difficult to trace), if the underwriter provider were to be engaged in activities in Uruguay on a regular basis, then it will be required to incorporate in Uruguay. The determination of engaging on a “regular basis” is a factual one, to be analyzed under a standard of reasonableness. The formalities to comply with incorporation rules, should that be necessary, are simple.

Annex III - 68

SCHEDULE A to ANNEX III

Permitted Canadian Purchasers – Debt Offering by the Argentine Republic on an Exempt Basis in the Provinces of Ontario and Québec

Province of Residence of Prospective Purchaser:	Ontario or Québec

Dealer Registration Requirement:	Ontario and Québec:

(i) Dealers must be registered in the applicable province; or

(ii) U.S. or foreign dealer must confirm it can rely on the “international dealer” exemption in Canada and must limit its solicitations to “permitted clients”

                    The following is a list of “accredited investors” (purchasing as principal, or deemed to be purchasing as principal in the case of paragraphs (p) or (q) below) to whom securities may be sold on a basis which is currently exempt from the prospectus requirements under Ontario and Québec law. Please note that “accredited investors” do not necessarily qualify as “permitted clients” for the purpose of the “international dealer” exemption.

                    All underlined words have the meanings set forth at the end of this Schedule A.

(a)	a Canadian financial institution, or a Schedule III bank,

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

Schedule A - 1

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000,

(k)
an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l)	an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,

(m)
a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (m),39

(n)	an investment fund that distributes or has distributed its securities only to:

	(i)	a person that is or was an accredited investor at the time of the distribution,

	(ii)	a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 of NI 45-106 or 2.19 of NI 45-106, or

	(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 of NI 45-106,

(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,40

(q)	a person acting on behalf of a fully managed account managed by that person, if that person:

	(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

	(ii)	in Ontario, is purchasing a security that is not a security of an investment fund,41

(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

39
Pursuant to Section 2.3(5) of NI 45-106, the accredited investor exemption is not available for a trade to a person that is created or used solely to purchase or hold securities as an accredited investor under paragraph (m) of the definition of accredited investor in NI 45-106.

40
Other than a trust company or trust corporation registered under the laws of Price Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or other comparable legislation in another jurisdiction of Canada, the trust company or trust corporation described in paragraph (p) is deemed to be purchasing as principal.

41	A person qualifying as a purchaser under this subsection is deemed to be purchasing as principal.

Schedule A - 2

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

Schedule A - 3

AS USED IN THIS SCHEDULE A, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under Section 473(1) of that Act, or

(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 — Investment Fund Continuous Disclosure;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

Schedule A - 4

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Interpretation

In this Schedule A, a person (first person) is considered to control another person (second person) if

(a)
the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

Schedule A - 5

SCHEDULE B TO ANNEX III

CANADIAN GATEWAY PAGE WARNING

                     This web page and the pages that follow are not, and under no circumstances are to be construed as, as an advertisement or public offering of securities in Canada and do not constitute a public offer to sell, or solicitation of an offer to buy, any of the securities of the Argentine Republic (“Argentina”).  Argentina is inviting (the “Invitation”) the holders of certain outstanding bonds of Argentina (the “Eligible Securities”) to tender their Eligible Securities in exchange for the New Securities and, in some cases, cash, on the terms and subject to the conditions set forth in the Invitation Materials.  The Invitation is being made solely through the Invitation Materials and is limited to persons who are permitted to tender the Eligible Securities in the Invitation in exchange for the New Securities in each of the provinces of Ontario and Québec.

                     No securities commission or similar authority in Canada has reviewed or in any way passed upon the merits of this gateway page, the pages which follow, the Invitation Materials or the securities described herein. No information or documentation of any sort is incorporated into the Invitation Materials other than that which is contained in such materials electronically posted by Argentina or its authorized dealer manager or as available from such dealer manager in paper form.

                     Copies of the Invitation Materials may be obtained by accessing the website or by procuring the document directly from an authorized dealer manager who may lawfully offer the securities in Canada.

                     By clicking on the button below, Canadian investors hereby represent to Argentina and the dealer managers of the Invitation that such investors are permitted to participate in the Invitation under applicable Canadian securities laws and that: (i) the Invitation was made exclusively through the Invitation Materials and was not made through an advertisement of the Invitation in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada, (ii) where required by law, the investor is participating in the Invitation as principal for its own account and not as agent; and (iii) the investor or any ultimate investor for which such participant is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the Invitation without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, the investor, or any ultimate investor for which such investor is acting as agent, is an “accredited investor”, as that term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions.

                     The securities laws of Ontario and certain of the other applicable provinces may require that bondholders who participate in the Invitation receive a copy of the Invitation Materials. By clicking on the button below, you hereby acknowledge that you have received and/or downloaded the Invitation Materials and agree (i) to maintain the confidentiality of the information contained therein and (ii) that any reproduction, distribution or disclosure of the contents of the Invitation Materials, in whole or in part, is strictly prohibited.

                     By clicking the button below, you hereby confirm that you have expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. En cliquetant le bouton au dessous, vous confirmez par les présentes que vous avez expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

[CLICK THROUGH TO INVITATION MATERIALS]

Schedule B - 1

Schedule C to Annex III

SCHEDULE C TO ANNEX III

GLOSSARY OF TERMS (JERSEY)

“dealing” means buying, selling, subscribing for or underwriting investments, either as principal or agent.

“investment advice” means giving to persons in their capacity as investors or potential investors advice on the merits of:

(a)	the purchase, sale, subscription for or underwriting of a particular investment; or
(b)	the exercise of rights conferred by an investment, to acquire, dispose of, underwrite or convert an investment.

“investment business” means the carrying on of any of the following activities by way of business

(a)	dealing in investments;
(b)	discretionary investment management, that is, deciding as agent to buy, sell, subscribe for or underwrite investments on behalf of a principal; or
(c)	giving investment advice.

“offer to the public” means an offer for subscription, sale or exchange of securities that is not addressed exclusively to a restricted circle of persons.  An offer shall not be considered to be addressed exclusively to a restricted circle of persons unless:

(a)	the offer is addressed to an identifiable category of persons to whom it is directly communicated by the offeror or his appointed agent; and
(b)	the members of that category are the only persons who may accept the offer and they are in possession of sufficient information to be able to make a reasonable evaluation of the offer; and
(c)	the number of persons in Jersey to whom the offer is so communicated does not exceed 50.

“overseas person” means a person who

(a)	has no place of business in Jersey from which he carries on investment business in or from within Jersey and
(b)	is not a company incorporated in Jersey.

“valid in the United Kingdom”, an offer would be “valid in the United Kingdom” if an identical offer is for the time being circulated in the United Kingdom without contravening the Borrowing (Control and Guarantees) Act 1946 or the Financial Services and Markets Act 2000 or the Companies Act 1985 of the United Kingdom or the equivalent provisions in Northern Ireland.

  Schedule C - 1

SCHEDULE D TO ANNEX III

Notice and Acknowledgement for Belgian Investors

, 2010

To:	Holders of Eligible Securities of the Republic of Argentina and other investors who are located and/or resident in Belgium and desire to acquire New Securities pursuant to the Invitation.

You are hereby informed that if you are located and/or resident in Belgium and desire to acquire New Securities of the Republic of Argentina (“New Securities”) pursuant to the Invitation, it is a condition for your acquisition of the New Securities pursuant to the Invitation that you execute the acknowledgement below and return it with your Letter of Transmittal.

Please note that the Invitation does not constitute a public offering pursuant to Article 3, §2 of the Belgian Law of June 16, 2006 on public offering of securities and admission of securities to trading on a regulated market (the “Prospectus Law”) nor pursuant to Article 6 of the Belgian Law of April 1, 2007 on takeover bids (the “Takeover Law”). Accordingly, the Invitation has not been notified to, or approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen); see also the Invitation Materials forwarded herewith.

Acknowledgement and Agreement of Holder

The undersigned hereby acknowledges the above and represents and warrants that the undersigned (a) qualifies as a Qualified Investor as defined in Article 10, §1, of the Prospectus Law and as referred to in Article 6, §3, 2°, of the Takeover Law, and (b) is acting for its own account and its own investment purposes and not with a view to reselling or placing the New Securities among clients or investors; or

the undersigned has not been solicited by the Republic of Argentina or any financial intermediary in connection with the Invitation.

Signature:

Investor:

Name and
Title of Signatory:

Date:

Address:

  Schedule D - 1

SCHEDULE E TO ANNEX III

Definition of Qualified Investors (France)

Note: Please note that in connection with the Invitation individuals should be excluded from the List of Qualified Investors.

A “Qualified Investor” is an entity or an individual, having the expertise and resources necessary to assess the risks intrinsic to transactions on securities:

(i) these entities (among others) provided they are acting for their own account:

	•	credit institutions (including banks) and financial holding companies;

	•	investment service providers;

	•	portfolio management investment companies;

	•	collective investment schemes and their management companies;

	•	insurance and reinsurance companies;

	•	insurance holding companies;

	•	mixed financial holding companies;

	•	regulated venture capital companies;

	•	financial innovation companies;

	•	commodity dealers;

•
entities with two of the following three criteria: an average number of employees during the financial year of at least 250; a total balance sheet exceeding EUR 43 million and an annual turnover exceeding EUR 50 million.

(ii)	the following registered entities or individuals provided they are acting for their own account and have registered with the AMF:

•
entities which, according to their last audited annual or consolidated accounts, meet two of the following three criteria: an average number of employees during the financial year of less than 250; a total balance sheet not exceeding EUR 43 million and an annual turnover not exceeding EUR 50 million;

•
individuals fulfilling at least two of the three following criteria: (i) the size of the investor’s securities portfolio exceeds EUR 0.5 million, (ii) the investor has carried out transactions of at least EUR 600 on securities markets at an average frequency of, at least 10 per quarter over the previous four quarters, (iii) the investor has worked for at least a year in the financial sector in a professional position which requires knowledge of securities investments.

(iii)	are also considered as qualified investors:

Schedule E - 1

•	entities mentioned in (i) above acting for the account of a collective investment scheme or a qualified investor mentioned in (i) or (ii) above;

•	investment service providers providing investment service of portfolio management for the account of a third party.

(iv) are also considered as qualified investors individuals or entities considered as qualified investors in an EEA Member State in accordance with Directive 2003/71/EC.

Schedule E - 2

SCHEDULE F TO ANNEX III

Notice and Acknowledgement for French Investors
, 2010

To:	Holders of Eligible Securities of the Republic of Argentina and other investors who are located and/or resident in France and desire to acquire New Securities pursuant to the Invitation.

[Name]
hereby represents to the Republic of Argentina and [Names of relevant entities] that it is a “qualified investor” (investisseur qualifié) as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier.

Signature:

Investor:

Name and
Title of Signatory:

Date:

Address:

  Schedule F - 1

SCHEDULE G TO ANNEX III

Definition of professional investors (Hong Kong)

“professional investor” means-

(a) any recognized exchange company, recognized clearing house, recognized exchange controller or recognized investor compensation company, or any person authorized to provide automated trading services under Section 95(2) of this Ordinance;

(b) any intermediary, or any other person carrying on the business of the provision of investment services and regulated under the law of any place outside Hong Kong;

(c) any authorized financial institution, or any bank which is not an authorized financial institution but is regulated under the law of any place outside Hong Kong;

(d) any insurer authorized under the Insurance Companies Ordinance (Cap 41), or any other person carrying on insurance business and regulated under the law of any place outside Hong Kong;

(e) any scheme which-

(i) is a collective investment scheme authorized under Section 104 of this Ordinance; or

(ii) is similarly constituted under the law of any place outside Hong Kong and, if it is regulated under the law of such place, is permitted to be operated under the law of such place,

or any person by whom any such scheme is operated;

(f) any registered scheme as defined in Section 2(1) of the Mandatory Provident Fund Schemes Ordinance (Cap 485), or its constituent fund as defined in Section 2 of the Mandatory Provident Fund Schemes (General) Regulation (Cap 485 sub. leg. A), or any person who, in relation to any such registered scheme, is an approved trustee or service provider as defined in Section 2(1) of that Ordinance or who is an investment manager of any such registered scheme or constituent fund;

(g) any scheme which-

(i) is a registered scheme as defined in Section 2(1) of the Occupational Retirement Schemes Ordinance (Cap 426); or

(ii) is an offshore scheme as defined in Section 2(1) of that Ordinance and, if it is regulated under the law of the place in which it is domiciled, is permitted to be operated under the law of such place, or any person who, in relation to any such scheme, is an administrator as defined in Section 2(1) of that Ordinance;

(h) any government (other than a municipal government authority), any institution which performs the functions of a central bank, or any multilateral agency;

(i) except for the purposes of Schedule 5 to this Ordinance, any corporation which is-

(i)	a wholly owned subsidiary of-

(A) an intermediary, or any other person carrying on the business of the provision of investment services and regulated under the law of any place outside Hong Kong; or

(B) an authorized financial institution, or any bank which is not an authorized financial institution but is regulated under the law of any place outside Hong Kong;

(ii)	a holding company which holds all the issued share capital of-

(A) an intermediary, or any other person carrying on the business of the provision of investment services and regulated under the law of any place outside Hong Kong; or

    Schedule G - 1

(B) an authorized financial institution, or any bank which is not an authorized financial institution but is regulated under the law of any place outside Hong Kong; or

(iii) any other wholly owned subsidiary of a holding company referred to in subparagraph (ii); or (j) any person of a class which is prescribed by rules made under Section 397 of this Ordinance for the purposes of this paragraph as within the meaning of this definition for the purposes of the provisions of this Ordinance, or to the extent that it is prescribed by rules so made as within the meaning of this definition for the purposes of any provision of this Ordinance.

  Schedule G - 1

SCHEDULE H TO ANNEX III

Definition of Qualified Investors (Ireland)

a.	Legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities.

b.	National and regional governments, central banks, international and supranational institutions exercising public or quasi-public functions such as the IMF, European Central Bank etc.

c.
          Any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than EUR 43,000,000 and (iii) an annual turnover of more than EUR 50,000,000 as shown in its last annual or consolidated accounts.

d.	Individuals and small and medium sized enterprises who meet certain criteria and who are entered on a register maintained by the Irish Financial Services Regulatory Authority.

    Schedule H - 1

SCHEDULE I TO ANNEX III

Optional Legend if Prospectus if Passported Into the United Kingdom

Each international joint dealer manager has represented, warranted and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the New Securities in circumstances in which Section 21(1) of the FSMA does not apply to Argentina; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Securities in, from or otherwise involving the United Kingdom.

Financial Promotion Legend United Kingdom

If the offer is to be restricted to investment professionals and high net worth entities, also include the following paragraph

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The New Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

    Schedule I - 1

SCHEDULE J TO ANNEX III

Discussion of Communications Restricted to Investment Professionals and High Net Worth Persons in the United Kingdom

This Annex applies if no exemption applies to all relevant communications. The approach in this Annex places reliance on Articles 12 (communications to overseas persons), 19 (communications to investment professionals) and 49 (communications to high net worth entities) of the FPO.

Financial promotion where there is a restricted offer:

          The FPO allows for financial promotions to be made generally available, for example by posting the financial promotion on a freely accessible web site, subject to certain conditions being satisfied. One such condition, in broad terms, is that there must be in place proper systems and procedures to prevent recipients of the communication other than the persons to whom such communication can lawfully be made from engaging in the investment activity to which the communication relates (referred to in this Schedule E as the “Proper Procedures Condition”). [Note that if the terms of the Eligible Securities and/or the rules of the exchange on which they are listed require an offer to be made to all holders, it may be difficult to limit the Invitation in the United Kingdom to investment professionals and high net worth entities only.] For example, in the case of bonds admitted to the official list of the UKLA, Listing Rule 17.3.3 requires that the issuer must ensure equal treatment for all holders of listed debt securities of the same class in respect of all rights attaching to such securities.

         There is no definition of “proper systems and procedures” in the FPO, and the matter will ultimately be for the courts to determine. In the FSA’s view, as set out in its published guidance, proper systems and procedures will involve arrangements for scrutinizing enquirers or applications with a view to identifying persons who are located in the United Kingdom and are not persons to whom the communication could lawfully have been made. The guidance states that such arrangements may be conducted manually using a questionnaire, or electronically through password protected access to information or the programming of software to recognize and reject United Kingdom addresses or both. [We believe that having such “proper systems and procedures” in place should include holders of the Eligible Securities making a representation when tendering their Eligible Securities along the following lines:

“I hereby represent and warrant that I am (i) a person outside the United Kingdom and/or (ii) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (iii) a high net worth entity, or other person, falling within Article 49(2)(a) to (e) of the Order.”

          When holders of the Eligible Securities tender their Eligible Securities, it would also be prudent to ask them which of the categories (a) to (i) in the Notice and Acknowledgement for United Kingdom Investors they fall within. The Information Agent or Exchange Agent, as applicable, should then check that each UK investor has ticked the appropriate box in the relevant Notice and Acknowledgement for United Kingdom Investors, and that this is not obviously incorrect.

          In addition, in respect of a website, we believe it would be prudent to require holders of the Eligible Securities to answer the following questions before being allowed to access documentation in relation to the Invitation posted on a website:]

                    “I confirm that I am:

(a)	an authorized person, within the meaning of the Financial Services and Markets Act 2000	☐;

Schedule J - 1

(b)	a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments like the New Securities (as principal or agent) for the purpose of a business carried on by it	☐;

(c)	a government, local authority (whether in the United Kingdom or elsewhere) or an international organization	☐;

(d)
a person (“A”) who is a director, officer or employee of a person (“B”) falling within any of sub-paragraphs (a) to (c) above who would like to receive information about the New Securities in that capacity and where A’s responsibilities when acting in that capacity involve them in the carrying on by B of investment activities, for example, dealing, managing or arranging, prescribed as “controlled activities” listed in Schedule 1, Part 1 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which can be found at http://www.legislation.hmso.gov.uk, as amended
☐;

(e)	any body corporate which has, or which is a member of the same group as an undertaking which has, a called-up share capital or net assets of not less than—	☐;

(i) if the body corporate has more than 20 members or is a subsidiary undertaking of an undertaking which has more than 20 members, GBP 500,000;

(ii) otherwise, GBP 5 million;

(f)	any unincorporated association or partnership which has net assets of not less than GBP 5 million	☐;

(g)	the trustee of a trust where the aggregate value of the cash and investments which form part of the trust’s assets (before deducting the amount of its liabilities) is GBP 10 million or more	☐;

(h)
any person (“A”) whilst acting in the capacity of director, officer of employee of a person (“B”) falling within any of sub-paragraphs (e) to (g) where A’s responsibilities when acting in that capacity, involve him in B’s engaging in investment activity
☐;

(i)	none of the above, including private individual.	☐;

Unless otherwise specified, terms used above have the meaning given to them pursuant to the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which can be found at http://www.legislation.hmso.gov.uk, as amended.

          If the person answers any of (a) to (h), it can be allowed into the website where the relevant documents relating to the Invitation are posted. If the person checks (i), it should be diverted away from the relevant part of the website.

Schedule J - 2

          In order for it to fall within one of the exemptions available for financial promotions where the offer is restricted,42 any non-real-time financial promotion should contain the following legend (referred to as the “financial promotion legend”):

“This Invitation is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The Securities are only available to, and any Invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.”

          In addition, since reliance would be placed on Article 12 of the FPO, the relevant communication must not be referred to in, or directly accessible from, any other communication that is made to or directed at persons in the United Kingdom. Accordingly, the financial promotion legend should also be included in any non-real time communication made by Argentina.

42	Articles 12, 19 and 49 of the FPO.

Schedule J - 3

SCHEDULE K TO ANNEX III

Notice and Acknowledgement for United Kingdom Investors
, 2010

To: Holders of Eligible Securities of Argentina and other investors who are located and/or resident in the United Kingdom and desire to acquire New Securities pursuant to the Invitation

          You are hereby informed that if you are located and/or resident in the United Kingdom and desire to acquire New Securities of Argentina pursuant to the Invitation, it is a condition to your receiving the New Securities pursuant to the Invitation that you execute the acknowledgement below and return it with your letter of transmittal.

          Representation and Warranty of Investor

The undersigned hereby represents and warrants to Argentina, and Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. that the undersigned is (a)(i) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) a high net worth entity, or other person to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order; and, in particular, and (b) the type of person indicated by a check mark, or tick mark or cross, below:

Add check mark, tick mark or cross below if the relevant category applies to you
(a)	an authorized person, within the meaning of the Financial Services and Markets Act 2000	☐;

(b)	a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments like the New Securities (as principal or agent) for the purpose of a business carried on by it	☐;

(c)	a government, local authority (whether in the United Kingdom or elsewhere) or an international organization	☐;

(d)
a person (“A”) who is a director, officer or employee of a person (“B”) falling within any of sub-paragraphs (a) to (c) above who would like to receive information about the New Securities in that capacity and where A’s responsibilities when acting in that capacity involve them in the carrying on by B of investment activities, for example, dealing, managing or arranging, prescribed as “controlled activities” listed in Schedule 1, Part 1 of the
☐;

Annex III - 1

Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which can be found at http://www.legislation.hmso.gov.uk, as amended

(e)	any body corporate which has, or which is a member of the same group as an undertaking which has, a called-up share capital or net assets of not less than—	☐;

(i)	if the body corporate has more than 20 members or is a subsidiary undertaking of an undertaking which has more than 20 members, GBP 500,000;

(ii)	otherwise, GBP 5 million;

(f)	any unincorporated association or partnership which has net assets of not less than GBP 5 million	☐;

(g)	the trustee of a trust where the aggregate value of the cash and investments which form part of the trust’s assets (before deducting the amount of its liabilities) is GBP 10 million or more	☐;

(h)
any person (“A”) whilst acting in the capacity of director, officer of employee of a person (“B”) falling within any of sub-paragraphs (e) to (g) where A’s responsibilities when acting in that capacity, involve him in B’s engaging in investment activity
☐;

(i)	none of the above, including a private individual.	☐;

Unless otherwise specified, terms used above have the meaning given to them pursuant to the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which can be found at http://www.legislation.hmso.gov.uk, as amended.

Signature: ________________________
Investor: ________________________
Name and
Title of Signatory:__________________
Date: ____________________________
Address: _________________________

Annex III - 2

ANNEX IV

Form of Opinion of the Procurador del Tesoro de la Nación, counsel to Argentina
(Pursuant to Section 10(f) of the Dealer Manager Agreement)

(i)
The making of the Invitation, the issuance and delivery of the New Securities to be issued pursuant to the Invitation in the forms approved by Argentina as of the date hereof and the execution and delivery of the Transactional Documents and all other documents executed and delivered by Argentina under the Agreement and under the Transactional Documents and the performance of the terms thereof have been duly authorized and delivered by Argentina, and constitute or will constitute, and upon due execution, authentication, issuance and delivery pursuant to the Invitation, the New Securities to be issued pursuant to the Invitation will constitute, valid and binding obligations of Argentina, enforceable against Argentina in accordance with their respective terms.

(ii)
There is no provision of any treaty, convention, statute, law, regulation, decree, nor to such counsel’s knowledge, after due inquiry, any court order or similar authority binding upon Argentina, nor any provision of any contract, agreement or instrument to which Argentina or any Governmental Agency is a party, which would be materially contravened or breached, or which would result in the creation of any lien or encumbrance, or under which a default would arise or a moratorium in respect of any obligations of Argentina or any Governmental Agency be effected, as a result of the execution and delivery by Argentina of the Transactional Documents, the making of the Invitation and the issuance and delivery of the New Securities as contemplated in the Invitation Material and in the Transactional Documents or as a result of the performance or observance by Argentina of any of the terms of the Transactional Documents or the New Securities.

(iii)
The execution and delivery of the Agreement and all other documents to be executed and delivered by Argentina thereunder, the making of the Invitation, the issuance and delivery of the New Securities pursuant to the Invitation and the performance of the terms of such New Securities do not result in the contravention or breach of any constitutional provision of Argentina.

(iv)
No Governmental Approval is required for the due execution, delivery and performance by Argentina of the Transactional Documents, the New Securities, the making of the Invitation or the issuance and delivery of the New Securities by Argentina as contemplated in the Agreement and in the Invitation Material or for the validity or enforceability of the Transactional Documents or the New Securities against Argentina, except (i) Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005) (the “Permanent Supplementary Budget Law”), particularly Section 40, Law No. 24,156 of Financial Administration of Public Sector, particularly Section 65, Law No. 26,546 approving the national budget for 2010, Law No. 26,547 which defers the effectiveness of articles 2°, 3° and 4° of Law No. 26,017 to December 31, 2010 and authorizes the Executive Power, through the Ministry of Economy and Public Finance, to make the Invitation, (ii) Decree No. 1,953 dated December 9, 2009 and (iii) Decree No. 563 dated April 26, 2010 approving the terms and conditions of the Agreement (the “Presidential Decree”) (collectively, with (i) and (ii), the “Approvals”), all of which have been duly obtained and are in full force and effect on the date of such counsel’s opinion.

(v)
Other than as set forth in the Prospectus and the Non-U.S. Prospectuses , there is no pending or, to my knowledge after reasonable inquiry, threatened action or proceeding affecting the Invitation, Argentina or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Argentina or which may affect the legality, validity or enforceability of the Transactional Documents or the New Securities.

  Annex IV - 1

(vi)
The execution and delivery of the Agreement and all other documents to be executed and delivered by Argentina thereunder constitute private and commercial acts rather than public or governmental acts; under the laws of Argentina, neither Argentina nor any of its property, subject to the proviso below, has any immunity from jurisdiction of any court or from set-off or any legal process; provided, however, that Argentina shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) reserves of the Central Bank of Argentina (Banco Central de la República Argentina); (ii) property in the public domain located in the territory of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of Argentina, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest; (iii) property located in or outside the territory of Argentina that provides an essential public service; (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of the Permanent Supplementary Budget Law; (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions; (vi) property entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”), including but not limited to property of Argentina not being used by Argentina for a commercial activity in the United States; (vii) property used by a diplomatic, governmental or consular mission of Argentina; (viii) property of a military character or under the control of a military authority or defense agency of Argentina, or (ix) property forming part of the cultural heritage of Argentina; the Argentine courts, in general, can only render judgments against Argentina that can be enforced against Argentina to the extent permitted by (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22 as supplemented by Law No. 25,344, Law No. 25,565, Law No. 25,725 and Law 25,967, (ii) Law No. 3,952, as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Article 132; any judgment against Argentina of a court in the United States which satisfies the requirements of Articles 517 through 519 of the National Code of Civil and Commercial Procedures is capable of being enforced in the courts of Argentina in accordance with the laws of Argentina, taking into account (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22 as supplemented by Law No. 25,344, Law No. 25,565, Law No. 25,725 and Law No. 25,967, (ii) Law No. 3,952, as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Section 132; Argentina’s waiver of immunity, the designation of the Authorized Agent for service of process, Argentina’s submission to the jurisdiction of U.S. state or federal courts sitting in the Borough of Manhattan, the City of New York (with respect to New Securities governed by New York law), the courts of England (with respect to New Securities governed by English law), and the courts of Argentina (with respect to all New Securities) and the choice of New York law and English law as governing law, as applicable, as set forth in the Transactional Documents and the terms and conditions of the New Securities, are valid and binding obligations of the Republic in accordance with the laws of Argentina.

(vii)
The Transactional Documents are, or will be, as applicable, and the New Securities, upon the due execution, authentication, issuance and delivery thereof pursuant to the Invitation, will be in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against Argentina.

(viii)
To ensure the legality, validity, enforceability or admissibility in evidence in Argentina of the Transactional Documents or the New Securities to be issued pursuant to the Invitation, it is not necessary that the Transactional Documents, such New Securities or any other document or instrument thereunder be registered, recorded or filed with any court or other authority in Argentina or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Transactional Documents, the New Securities or any other document or instrument thereunder, other than any court tax of such amount as may apply from time to time under applicable Argentine law in respect of the Transactional Documents, such New Securities or any other document or instrument thereunder brought before the Argentine courts.

(ix)
The New Securities to be issued pursuant to the Invitation will constitute direct, unconditional, unsecured and unsubordinated obligations of Argentina; the full faith and credit of Argentina will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount with respect to, such New Securities and the performance of the covenants therein contained; the New Securities will rank pari passu in priority of payment, in right to security and in all other respects with all other present and future unsecured and unsubordinated External Indebtedness (as defined in the New Securities) of Argentina now or hereafter outstanding.

  Annex IV - 2

(x)
In accordance with applicable regulations of the Republic of Argentina, Memorandum No. 272/2010 dated April 15, 2010 and Memorandum No.301/2010 dated April 21, 2010 of the National Tax Division, a division of the Secretariat of Public Revenues of the Ministry of Economy and Public Finance, the New Securities are exempt from the Value-Added Tax and the Income Tax. Any New Securities held by any person are not taxable under the Argentine Personal Asset Tax. Pursuant to Law No. 25,063 (Minimum Presumptive Income Tax), any New Securities held as of the end of each fiscal year and considered to be subject to Article 1 of Law 25,063, must be counted towards the taxable base of the Minimum Presumptive Income Tax payable by any corporation, civil association, foundation, sole proprietorship, trust (with the exception of financial trusts regulated in Articles 19 and 20 of Law 24,441), mutual investment fund (with the exception of common investment funds regulated in the first paragraph of Article 1 of Law 24,083) or permanent establishment, provided that any such entity is domiciled in Argentina.

(xi)
In rendering such opinions, such counsel may state that the opinions referred to in this Annex IV are limited to the laws of Argentina, and such counsel may rely as to all matters governed by Austrian law, Dutch law, German law, Italian law, Luxembourg law, Spanish law, UK law, the laws of the United States or the State of New York upon, and such opinions are subject to the qualifications, assumptions and exceptions set forth in, the opinions of Cleary Gottlieb Steen & Hamilton referred to in Annexes V, VI, VII, XI and XII, the opinion of Elvinger, Hoss & Prussen referred to in Annex VIII, the opinion of Uria & Menendez referred to in Annex IX, and the opinion of Weber Maxl & Partners referred to in Annex X, as applicable.

  Annex IV - 3

ANNEX V

Form of Opinion of Special United States Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

1.	The Dealer Manager Agreement has been duly executed and delivered by Argentina under New York law.

2.
Assuming that the New Securities governed by New York law have been duly authorized, when duly executed and delivered by Argentina, and assuming due authentication, execution and delivery by the Trustee, the New Securities governed by New York law will constitute valid, binding and enforceable obligations of Argentina entitled to the benefits of the Trust Indenture.

3.	The Trust Indenture has been duly executed and delivered by Argentina under New York law, and constitutes a valid, binding and enforceable obligation of Argentina.

4.
The Exchange Agent Agreement has been duly executed and delivered by Argentina under New York law and constitutes a valid, binding and enforceable agreement of Argentina (except that we express no opinion with respect to Section 11 of the Exchange Agent Agreement providing for indemnification).

5.
The making of the Invitation, the issuance and delivery of the New Securities pursuant to the Invitation, the execution and delivery of the Transactional Documents and the performance of the terms thereof by Argentina do not and will not (a) require any consent, approval, authorization, order, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such actions, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience would be normally applicable to such actions (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

6.
Assuming validity under the laws of Argentina, under the laws of the State of New York relating to personal jurisdiction, Argentina, pursuant to Section 13 of the Dealer Manager Agreement, has (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York, over any action, suit or proceeding arising out of or in connection with the Dealer Manager Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to any such action, suit or proceeding in any such court on the grounds of venue, residence or domicile or on the ground that such action, suit or proceeding has been brought in an inconvenient forum and (iii) validly appointed Banco de la Nación Argentina as its initial authorized agent for the purpose described in Section 13 of the Dealer Manager Agreement; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over Argentina in any such action.

Annex V - 1

7.
The statements made in the Prospectus Supplement under the heading “Taxation — U.S. Federal Income Tax Consequences”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of participation in the Invitation.

8.
The statements under the heading “Description of Securities” in the Base Prospectus, as supplemented by the statements under the heading “Description of the New Securities” in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the New Securities and the Trust Indenture, provide a fair summary of such provisions.  The statements under the heading “Plan of Distribution” in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Dealer Manager Agreement, provide a fair summary of such provisions.

Annex V - 2

Form of 10b-5 Letter of Special United States Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

(a)
The Registration Statement (except the financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(b)
The documents incorporated by reference in the Registration Statement and the Prospectus (except the financial and statistical data included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)
No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)
No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Annex V - 3

ANNEX VI

Form of Opinion of Special German Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

(1)
Except for the issuance of notifications according to Article 18 of Directive 2003/71/EC by the CSSF to the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, the “BaFin”) with certificates of approval by the CSSF attesting that the Securities Prospectus and the Supplement have been drawn up in accordance with Directive 2003/71/EC and with copies of the Securities Prospectus and the Translation or the Supplement (together, the “Notifications”) and receipt of such Notifications by the BaFin, no other governmental authorization, consent, approval, registration or filing is required in Germany in connection with the Invitation.

(2)
The statements set forth in the Securities Prospectus under the heading “Taxation”, insofar as such statements purport to summarize certain tax laws of the Federal Republic of Germany, provide a fair summary of the principal German tax consequences of a participation in the Invitation.

  Annex VI - 1

ANNEX VII

Form of Opinion of Special Italian Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

(i)	The Italian Exchange Offer Document complies in all material respects with the terms of the CONSOB Authorization.

(ii)
Except for the ex post filing with the Bank of Italy to be made pursuant to Article 129 of the Italian Legislative Decree No. 385 of September 1, 1993, as amended, and the implementing regulations of the Bank of Italy, no filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Italy is required to be obtained by the Offeror for the consummation of the Italian Exchange Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Italian Exchange Offer Document, other than the CONSOB Authorization which is in full force as of the date hereof.

(iii)
The discussion set forth in the Italian Exchange Offer Document under the caption “Regime fiscale italiano”, to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to the Italian and non-resident holders described therein, are fair summaries of such matters in all material respects.

    Annex VII - 1

ANNEX VIII

Form of Opinion of Special Luxembourg Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

1.	Luxembourg courts would recognise the choice of New York law as the governing law of the Exchange Agent Agreement.

2.
No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Luxembourg is required to be obtained by Argentina for the consummation of the Exchange Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Prospectus, other than those required under the applicable Luxembourg laws or the applicable rules and regulations promulgated thereunder which have been obtained, except for (i) the publication of the Results Notice and, if relevant, the publication of any notice of extension of the offer period or the filing of any supplemental prospectus required by the CSSF and (ii) in connection with the listing of the New Securities on the Luxembourg Stock Exchange.

3.
No Luxembourg registration tax or duty, VAT, transfer, capital or similar tax or duty, custom duty or stamp duty other than court fees, will be payable in Luxembourg in connection with the exchange of the Eligible Securities for the New Securities; we express no opinion on whether VAT may not be payable in relation to services provided by certain Luxembourg intermediaries in connection with the Exchange Offer or the exchange of Eligible Securities for New Securities;

However, if proceedings are brought in a Luxembourg court in connection herewith, the Court could order that the relevant Document be registered with the tax authorities even though it is arguable that the authority of the Court to so order a registration has been implicitly removed by article 9 of the tax reform law of December 21, 2001. If the Court were nevertheless to so order a registration, an ad valorem tax (currently at the rate of 0.24%) may be payable in the following circumstances:

(i)
If proceedings are taken against Argentina in a Luxembourg court to enforce a claim thereunder either directly in such court or, on the basis of a foreign judgment, the claimant will have to register the Documents and reference in the Documents to other agreements or documents may also require the registration of such other agreements and an ad valorem registration tax may be payable by it on the basis of the value of the claim evidenced by the relevant Documents or such other agreements or documents. No such tax will be payable if an enforcement is sought in respect of a judgment within the scope of application of EC Regulation No. 44/2001 inter alia on the enforcement of foreign judgments or obtained in any of the territories of the countries having ratified the European Convention of Brussels 1968 excluded from the scope of application of said EU Regulation or in any country which has ratified the Lugano Convention 1988, each as amended, on enforceability of foreign judgments.

(ii)
Any amounts paid by the claimant to the Luxembourg tax authorities on the above basis by way of ad valorem tax are recoverable from Argentina, by operation of Luxembourg law in case of success of the proceedings initiated by the claimant.

4.
The discussion set forth in the Prospectus under the caption “Luxembourg Tax Consequences”, to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to the Luxembourg and non-Luxembourg holders described therein, are fair and accurate summaries of such matters in all material respects.

    Annex VIII - 1

ANNEX IX

Form of Opinion of Special Spanish Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

1.
No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Spain is required to be obtained by Argentina for the consummation of the Invitation or the offer, sale or delivery of the New Securities in the manner contemplated by the Prospectus, other than (i) the notification by the CSSF to the CNMV of the Prospectus and the Supplement together with a certificate attesting that the Prospectus and the Supplement were drafted in accordance with Directive 2003/71/EC (the “Prospectus Directive”); (ii) a copy of such Prospectus and the Supplement filed with the CSSF and notified to the CNMV by the CSSF; and (iii) a translation into Spanish of the Summary Note of the Prospectus pursuant to Article 18 of the Prospectus Directive and Articles 30 and 31.3 of Royal Decree 1310/2005, dated November 4, 2005 (“RD 1310/2005”).

2.	The statements under the caption “Taxation-Spain” in the Prospectus, insofar as those statements summarize provisions of Spanish Law, are fair and accurate summaries in all material respects.

      Annex IX- 1

ANNEX X

Form of Opinion of Special Austrian Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

a)
Except for (i) the issuance of notifications according to Article 18 of Directive 2003/71/EC by the CSSF to the Austrian Financial Market Authority (Finanzmarktaufsichtsbehörde, the “FMA”) with certificates of approval by the CSSF attesting that the Securities Prospectus and the Supplement have been drawn up in accordance with Directive 2003/71/EC and with copies of the Securities Prospectus or the Supplement (together, the “Notifications”) and receipt of such Notifications by the FMA, and (ii) reporting requirements to the Melde-stelle (Notification Office, Oesterreichische Kontrollbank AG), no other governmental authorization, consent, approval, registration or filing is required in Austria in connection with the Invitation.

b)
The statements set forth in the Securities Prospectus under the heading “Taxation”, to the extent that such statements purport to summarize certain tax laws of Austria, provide a fair and accurate summary of the principal Austrian tax consequences of a participation in the Invitation.

    Annex X- 1

ANNEX XI

Form of Opinion of Special Dutch Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

1.
Neither the launch of the Invitation nor the offer, sale or delivery of the New Securities (as such term is defined in the Prospectus) requires the Republic of Argentina to obtain or to effect any consent, approval, authorization, filing or registration of or with any governmental or judicial authority in the Netherlands.

2.
The statements set forth in the Prospectus under the heading “Taxation – The Netherlands” (on page 157), insofar as such statements purport to summarize certain tax laws of the Netherlands, constitute a fair summary of such laws in all material respects.

    Annex XI- 1

ANNEX XII

Form of Opinion of Special U.K. Counsel to Argentina
(Pursuant to Section 10(g) of the Dealer Manager Agreement)

1.
Other than the approval, publication and notification to the UKLA of the Supplement in accordance with Articles 16, 17 and 18 of the Prospectus Directive, which we understand is intended to be done, no consent, approval, authorisation, order, licence, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required for the offer of the New Securities in the United Kingdom in the manner contemplated in the Prospectus.

2.
The statements set forth in the Prospectus under the heading “Taxation - United Kingdom”, insofar as such statements purport to summarize certain tax laws of the United Kingdom and certain published HM Revenue & Customs practice, fairly summarize such laws and practice as at the date hereof subject to the assumptions and reservations stated therein.

3.
There will have been no contravention of the provisions of Section 21(1) of the FSMA provided that the contents of any communication within the scope of that section, made or caused to be made in the United Kingdom (or, in the case of a communication originating outside the United Kingdom, capable of having an effect in the United Kingdom) (within the meaning of that Act) were first approved by an authorised person for the purposes of that Act (subject to any applicable restrictions), or the communication fell within one of the exceptions contained in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

    Annex XII- 1